UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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KBR, INC.

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KBR

A Personal Relationship with Safety

KBR
IF YOU SEE SOMETHING
ZERO HARM
WARNING
WATCH FOR FLYING TOOLS
Safety First

2016 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To Our Stockholders,

2015 was a defining year for KBR; a year in which we transformed KBR structurally and culturally. The success of this transformation has made KBR a more sustainable business and helped ensure that we continue to win the right work and deliver on our promise to our customers. I am immensely proud and grateful for the hard work of every employee who helped make this possible.

KBR is a company of people, more than 22,000 employees doing business in over 80 countries, and it is to our people to whom we owe our best effort.

The theme of this year’s Proxy Statement – “A Personal Relationship with Safety” – reflects our commitment to the health and safety of our people, our clients and partners, and the communities and environments in which we do business.

For KBR, safety is more than policies or procedures; it is our vision for a culture of safety, all-day every-day where safe execution is non-negotiable and no unsafe incidents or behaviours are tolerated. This vision is embodied in KBR’s Zero Harm 24/7 initiative which empowers all of our employees, clients and contractors to display the courage to care by looking out for each other and for our environment. We envision the KBR Zero Harm philosophy extending into the personal lives of all employees where our people make safety-conscious decisions based on personal values.

Establishing and incorporating health, safety, security and environmental responsibility and accountability is a priority within our organization and it also creates value for our customers. Just as customers rely on our expertise to make the most efficient use of their assets, they also depend on us to help meet their objectives of financial performance, worker safety and environmental protection.

At KBR we understand that safety is a journey that never ends. That is why we begin every meeting with a health, safety, security, or environmental moment, discussing specific on-the-job risks and how to mitigate them. It is also why KBR maintains Health, Safety, Security and Environment as a core value for all employees and a key element in our Code of Business Conduct.

Recently, at KBR projects and offices around the globe, we set aside a day for “recognition and reflection” on Zero Harm. Zero Harm Day was an opportunity to recognize the remarkable safety improvements and achievements we have celebrated over the past year. Over the course of 2015, KBR’s total recordable incident rate improved by 30%. Multiple KBR projects have achieved millions of work hours without any recordable incidents and our total number of recordable incidents has dropped by 33% this past year.

However, Zero Harm Day also provided opportunity to remember that when it comes to safety, nothing less than Zero Harm is success. At KBR, safety is personal and we will continue to do everything we can to work safely all day, every day, to ensure our goal of zero incidences is achieved.

We are honoured to have the opportunity to work with clients around the world building the projects of the future in safe and healthy work environments and helping to contribute to a better future for everyone, leaving the places we live and work in as good as, or even better, than we found them.

Sincerely,

Stuart J. B. Bradie

President and Chief Executive Officer

March 31, 2016

Thursday, May 12, 2016

9:00 a.m.

601 Jefferson Street, Houston, Texas 77002

KBR, Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on Thursday, May 12, 2016, at 9:00 a.m., local time, in The Texas Room, located at 601 Jefferson Street, Houston, Texas 77002. At the meeting, stockholders will be asked to consider and act upon the following matters discussed in the attached proxy statement:

1.

To elect as directors the nominees named in the attached proxy statement.

2.

To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements for KBR as of and for the year ending December 31, 2016.

3.

To consider and act upon an advisory vote to approve the named executive officer compensation as described in the Compensation Discussion and Analysis herein.

4.

To approve an amendment and restatement of the Stock Plan.

5.

To transact any other business that properly comes before the meeting or any adjournment or postponements of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set Thursday, March 17, 2016, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.

We request that you vote your shares as promptly as possible. If you have shares registered in your own name, you may vote your shares in a number of ways:

•

electronically via the Internet at www.proxyvote.com,

•

by telephone, if you are in the U.S. or Canada, by calling 1-800-690-6903, or

•

by marking your votes, dating and signing the proxy card or voting instruction form enclosed and returning it in the postage-paid envelope provided.

If you hold KBR shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

March 31, 2016

By Order of the Board of Directors,

Eileen Akerson

Secretary

IF YOU PLAN TO ATTEND:

Attendance at the meeting is limited to stockholders. No guests will be admitted. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin promptly at 9:00 a.m. Each stockholder holding KBR shares in brokerage accounts is required to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

Table of Contents

PROXY STATEMENT	7
GENERAL INFORMATION	7
PROXY SUMMARY	8
ELECTION OF DIRECTORS	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
EXECUTIVE OFFICERS	16
CORPORATE GOVERNANCE	19
COMPENSATION DISCUSSION AND ANALYSIS	26
COMPENSATION COMMITTEE REPORT	42
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	42
EXECUTIVE COMPENSATION	43
DIRECTOR COMPENSATION	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
RELATED PERSON POLICIES	56
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	56
AUDIT COMMITTEE REPORT	57
PRINCIPAL ACCOUNTANT FEES AND SERVICES	58
PROPOSAL NO. 2 Ratify the Appointment of Independent Registered Public Accounting Firm	58
PROPOSAL NO. 3 Advisory Vote to Approve Named Executive Officer Compensation	59
PROPOSAL NO. 4 Approve an Amendment and Restatement of the KBR, Inc. 2006 Stock and Incentive Plan	60
QUESTIONS AND ANSWERS ABOUT VOTING	66
ADDITIONAL INFORMATION	68
OTHER MATTERS	68
ADDITIONAL INFORMATION AVAILABLE	68
APPENDIX A	70

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Proxy Statement

General Information

The accompanying proxy is solicited by the Board of Directors of KBR, Inc. (“KBR,” the “Company,” “we” or “us”). By executing and returning the enclosed proxy or by following the enclosed voting instructions, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting of Stockholders.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis and no guests will be admitted. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you are required to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

If you attend the meeting, you may vote in person. If you are not present, your shares can be voted only if you have followed the instructions for voting via the Internet or by telephone, or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the meeting.

The record date for determination of stockholders entitled to vote at the meeting is Thursday, March 17, 2016. KBR’s common stock, par value $0.001, is the only class of capital stock that is outstanding. As of March 17, 2016, there were 142,317,863 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to, and will be available at, the meeting.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Except as set forth below, shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

Directors are elected by a majority of votes cast (the number of shares voted “for” a candidate must exceed the number of shares voted “against” the candidate). Shares present but not voting on the election of directors will be disregarded, except for quorum purposes, and will have no legal effect.

The amendment and restatement of our Stock Plan requires the approval of a majority of votes cast and shares for which a holder has elected to abstain on this proposal are counted as a vote “Against” the proposal (the number of shares “For” this proposal must exceed the sum of the number of shares voted “Against” plus the number of abstentions).

The election inspectors will treat shares held in street name, which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters for which brokers may exercise their own discretion.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations that identify stockholders are independent and are not employees of KBR.

This proxy statement, the form of proxy and voting instructions are being made available to stockholders on or about March 31, 2016, at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at 1-800-579-1639; (b) internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2015, is being made available at the same time and by the same methods. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Our principal executive office is located at 601 Jefferson Street, Suite 3400, Houston Texas 77002 and our website address is www.kbr.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated into this proxy statement.

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. For more information about these topics, we encourage you to review the complete proxy statement prior to voting.

DELIVERING ON OUR STRATEGY

In December 2014, at the initiation of our newly-appointed chief executive officer (“CEO”), we began implementation of the strategic plan that was outlined to our stockholders. In 2015, we made significant progress against our strategic initiatives, as outlined below:

Strategic Initiatives	Status
• Exit non-strategic businesses
•

Completed two of three fixed-priced EPC Power projects; final project targeted completion Q1 2017

•

Sold Building Group; pre-tax gain $28 million; cash proceeds $23 million

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Sold U.S. Infrastructure business; pre-tax gain $7M; cash proceeds $18 million

•

Closed U.S. Minerals office

• Businesses under review	• Transferred U.S. Industrial Services Business to Brown & Root (B&R) JV • Transferred Canadian Pipe Fabrication/Module Assembly Business to EPIC JV
• Reduce costs by $200 million by Y/E 2016	• More than $165 million identified and actioned to-date
• Achieve Target Margins by Y/E 2016: • T&C (Low 20s) • E&C (High single digits) • GS (Low teens) – Excluding legacy legal costs	• T&C 2015: 23.8% • E&C 2015: 9.5% • GS 2015: 9.0% (excluding $18 million in legacy legal fees) (see GAAP reconciliation on page 69 of this proxy statement)
• Resolve outstanding disputes
•

U.S. Government audits through 2011 largely completed. Only $9 million in questioned costs out of approximately $46 billion audited remain open

•

LogCAP III tort cases – Sodium Dichromate cases dismissed on merits. Subject to appeal.

•

PEMEX – awaiting court decision

• Employ a balanced capital allocation policy
•

Returned $109 million to shareholders in 2015; $1.1 billion since January 2007

•

Paid a competitive yielding dividend

•

Purchased 21% of pipe fabrication business (BCP)

•

Acquired technology subsidiaries from Chematur (closed Jan 2016)

Under our new strategy, our focus is winning the right work, executing on our commitments, and driving out unnecessary cost. We are delivering on our strategy, our teams are aligned as “ONE KBR,” we are working with a sense of urgency and passion, we are focusing on what we believe is important, and we have clear accountability and empowerment.

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FINANCIAL HIGHLIGHTS

As seen in our 2015 10-K, which was filed on February 26, 2016, our fiscal 2015 consolidated results reflect continued strength in our operational performance and progress towards achieving the strategic objectives outlined above. KBR’s transformation is well underway. Our efforts to implement the strategic objectives have translated into better than expected earnings per share in 2015. In addition, our one-year relative shareholder return has dramatically improved from 2014.

PAY FOR PERFORMANCE PHILOSOPHY AT WORK

We delivered on our transformation strategy in 2015. Appropriately, our Named Executive Officers (“NEOs”) received above target payouts under our 2015 Short-Term Incentive Plan that reflected their strong performance in delivering on the strategy outlined above. This strong performance is also reflected in KBR’s total shareholder return for 2015, which ranked 3rd out of 10 among our TSR peer group (defined in the Compensation Discussion and Analysis of this proxy statement under the section titled “KBR Long-Term Performance Cash Awards”).

Our three-year total shareholder return from January 1, 2013, to December 31, 2015, trailed below the median of our TSR peer group and largely reflects performance prior to the strategy implementation announced in December 2014. Consequently, the long-term performance cash awards payable for the three-year period ending on December 31, 2015, earned zero, which represented 60% of our NEOs’ annual long-term incentive compensation opportunity when granted in 2013.

These results demonstrate a compensation program designed on the principles of “Pay for Performance.” Our incentive plan payouts are more fully described in our Compensation Discussion and Analysis section of this proxy statement. Even though we believe our compensation program reflects pay for performance, our Compensation Committee exercised negative discretion to reduce the 2015 Short-Term Incentive Plan payouts for our NEOs below the achieved metrics (for a more detailed description of how the negative discretion was applied, see the section titled “Short-Term Incentives (Annual)” in our Compensation Discussion and Analysis section of this proxy statement).

CHANGES MADE TO NEO’s 2015 COMPENSATION

Based on prior year performance, peer-comparative data, and the recommendation of our CEO, our Compensation Committee approved zero 2015 base salary increases for all NEOs (except for a newly promoted NEO, Mr. Mujib). In addition, our Compensation Committee approved zero 2015 short-term incentive target increases and zero 2015 long-term incentive target increases for all NEOs, excluding the CEO and Mr. Mujib.

Based on peer-comparative data for his level of compensation, on his non-involvement (pre-hire) in the 2013 financial and operational challenges, and on our Board’s satisfaction with his personal engagement in formulating and leading KBR’s business transformation actions (our CEO’s performance is more fully described on page 27 of this proxy statement in the section titled “Performance Highlights”), our Compensation Committee and Board approved modest increases to our CEO’s short- and long-term incentive targets for 2015 but made no increase to his base salary. The CEO’s 2015 total target compensation was kept below the median total target compensation for our E&C Peer Group (our E&C Peer Group is described in our Compensation Discussion and Analysis portion of this proxy statement in the section titled “Benchmarking Compensation”).

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With respect to Mr. Mujib, based on peer comparative data, his promotion, and his leadership in planning and implementing our strategic plan, our Compensation Committee approved modest increases to Mr. Mujib’s short- and long-term incentive targets for 2015. Mr. Mujib’s total target compensation was kept below the median total target compensation for our E&C peer Group.

ZERO HARM – A PERSONAL RELATIONSHIP WITH SAFETY

In alignment with our commitment to Safety, our CEO launched our Zero Harm initiative company-wide in 2014, which is aimed at continuously decreasing our recordable incident rates in an effort to become a safety industry leader. Our initiative incorporates three dynamic components – Zero Harm, 24/7, and Courage to Care. Every Monday a teleconference is hosted by KBR leadership with the various business units and their respective projects from around the globe. The purpose of this teleconference is to review the previous week’s incidents to ensure steps have been taken to prevent recurrence and to share information globally. These weekly calls are also used to screen incidents for inclusion in Regional and Global Incident Review Board sessions. To further underscore our commitment to safety, we increased the weighting of the safety performance metric under our short-term incentive plan from 5% in 2014 to 10% in 2015. As our safety results show, our actions are working toward our goal of Zero Harm. Our total recordable incident rate (“TRIR”) dropped from 0.38 in 2013 to 0.30 in 2014, and to 0.21 in 2015. In addition to our improvement in lagging indicator metrics we have realized a higher level of engagement in health, safety, and environment (HSE) specific leading indicator activities like Courage to Care Conversations and Leadership SAFE Tours.

ASPIRE – LAUNCH OF GROUP TO PROMOTE GENDER DIVERSITY AT KBR

In January 2016, our CEO helped launch ASPIRE, a new employee resource group with a mission to cultivate women leaders and promote gender diversity through a collaborative community for the benefit of all employees and KBR. ASPIRE’s vision is to make KBR an employer of choice where women are influencing, leading, and learning. ASPIRE is leading the way in KBR’s focus on promoting diversity of all types across our workforce.

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ELECTION OF DIRECTORS

At our 2016 Annual Meeting of Stockholders, ten directors are to be elected to hold office until the 2017 Annual Meeting of Stockholders. All directors are elected annually, with nominees standing for election to one-year terms. The members of our Board of Directors hold office until their successors are elected and qualified or until their earlier resignation or removal. The size of our Board of Directors is currently set at ten members.

Each nominee has indicated his willingness to serve, if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as we may designate. We have no reason to believe that any of the nominees will be unable to serve if elected. If a quorum is present, the nominees for director receiving the majority of votes will be elected directors.

Board Composition

A top priority of the Board and the Nominating and Corporate Governance Committee is ensuring that the Board of Directors is composed of directors who bring a variety of skills relevant to our business, provide expertise that is useful to KBR and complementary to the background and experience of other Board members, and effectively represent the long-term interests of our stockholders.

Over the last 2 years, our Board of Directors has gone through significant changes, as follows:

•

Five New Directors Elected/Appointed;

•

All New Directors have Extensive Knowledge of KBR’s Business, its Clients, and/or our Industry;

•

Independent Director Became Chairman of the Board;

•

Rotation of Half of all Committee Memberships and Chairs;

•

New CEO Added to the Board;

•

Four Directors Retired; and

•

Average Tenure Dropped to its Lowest Level since 2011 (4.7 years).

For additional information regarding the qualifications the Nominating and Corporate Governance Committee and the Board consider in the nomination process, see “Corporate Governance — Nominating and Corporate Governance Committee — Qualifications of Directors.”

The Board of Directors recommends that you vote FOR the election of all the director nominees listed below. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

Directors are elected by a majority of votes cast (the number of shares voted “For” a candidate must exceed the number of shares voted “Against” the candidate). Shares present but not voting on the election of directors will be disregarded, except for quorum purposes, and will have no effect on the election of directors.

The following biographical information is furnished with respect to each of the director nominees for election at the meeting. The information includes age as of March 17, 2016, present position, if any, with KBR, period served as director, and other business experience during at least the past five years.

Nominees for Director – Term Ending 2016

Mark E. Baldwin

Director Since October 2014

Age 62

Member of the Audit Committee and the Health, Safety, Security, Environment and Social Responsibility Committee

Mark E. Baldwin served as the Executive Vice President and Chief Financial Officer of Dresser-Rand Group, Inc., from 2007 until his retirement in 2013. Prior to joining Dresser-Rand, he served as the Executive Vice President, Chief Financial Officer, and Treasurer of Veritas DGC Inc. from 2004 through 2007, and Operating Partner at First Reserve Corporation from 2003 through 2004. Mr. Baldwin served as Executive Vice President and Chief Financial Officer for NextiraOne from 2001 through 2002, and as Chairman of the Board and Chief Executive Officer for Pentacon Inc., from 1997 through 2001. From 1980 through 1997, Mr. Baldwin served in a variety of finance and operations positions with Keystone International Inc., including Treasurer, Chief Financial Officer, and President of the Industrial Valves and Controls Group.

Mr. Baldwin has a B.S. in Mechanical Engineering from Duke University and an MBA from Tulane University.

Mr. Baldwin currently serves as a director of TETRA Technologies, Inc., where he is also the Chairman of the Audit Committee. He was previously a director of Seahawk Drilling, Inc.

The Board believes that Mr. Baldwin’s experience in the oil services industry provides valuable insight into different aspects of the oil and gas industry, one of KBR’s most important markets. Also, his experience as a chief financial officer of a public company and qualification as an audit committee financial expert under the rules of the NYSE provide the Board and Audit Committee important perspective on KBR’s financial reporting and governance obligations.

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James R. Blackwell

Director Since August 2014

Age 57

Member of the Compensation Committee and the Nominating and Corporate Governance Committee

James R. Blackwell began his career as a roustabout with Gulf Oil, which merged with Standard Oil Company of California to form Chevron. Mr. Blackwell worked his way up to Executive Vice President, Technology and Services, with responsibility for a portfolio that included the major capital projects organization for Chevron.

The Mississippi native holds bachelor’s degrees in biology and environmental technology from the University of Southern Mississippi. He subsequently graduated with a Master’s degree in petroleum engineering from Tulane University.

Currently, Mr. Blackwell is a director of Harbour Energy Ltd. and a member of the Board of Trustees at Saint Mary’s College of California. He previously served as a director of the National Action Council for Minorities in Engineering, Inc. and the National Bureau of Asian Research. He is a member of the CSIS U.S.-China Policy Roundtable and the CSIS U.S.-ASEAN Strategy Commission.

The Board concluded that Mr. Blackwell should continue to serve as a Director because of his extensive senior management experience at Chevron Corporation, which enables him to advise management on a wide range of strategic, financial, and governance matters related to the oil and gas industry. His experience with the capital projects for one of KBR’s major customers also provides insight into the budgetary priorities and processes for KBR’s most important market.

Stuart J. B. Bradie

Director Since August 2014

Age 49

Stuart J. B. Bradie assumed the role of President and Chief Executive Officer for KBR, Inc. on June 2, 2014. He leads KBR from its global headquarters in Houston, Texas.

With more than 25 years of industry experience, Mr. Bradie joined KBR from WorleyParsons Ltd., where he held the position of Group Managing Director - Operations and Delivery. In that role, Mr. Bradie led the Group’s global operations across over 40 countries in the hydrocarbons, mining and chemicals, power and infrastructure sectors. He joined WorleyParsons in 2001 and was previously Managing Director across Europe, Africa, Asia and the Middle East.

Prior to joining WorleyParsons, Mr. Bradie held Managing Director and Country Manager roles with PT Kvaerner Indonesia and Kvaerner Philippines.

Mr. Bradie has a Bachelor’s Degree in Mechanical Engineering from Aberdeen University and a Master of Business Administration from the Edinburgh Business School, Heriot Watt University.

The Board concluded that Mr. Bradie should continue to serve as a Director because of his role as the Chief Executive Officer of KBR.

Loren K. Carroll

Director Since April 2007

Age 72

Chairman of the Board

Loren K. Carroll is currently an independent consultant and business advisor. From March 1994 until April 2006, Mr. Carroll served as President and Chief Executive Officer of M-I SWACO and Executive Vice President and Chief Financial Officer of Smith International, Inc., the world’s leading supplier of drilling fluids and related equipment and services to the oil and gas industry. M-I SWACO was owned 60% by Smith International, Inc. Mr. Carroll began his career with Smith International, Inc. in 1984. Prior to that time, Mr. Carroll was a managing partner with Arthur Andersen & Co.

Mr. Carroll graduated from California State University at Long Beach with a Bachelor of Science Degree in Accounting.

Mr. Carroll currently serves on the board of directors of CGG and is a member of its Audit Committee. He previously served as a director of Forest Oil Corporation where he was also Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

The Board concluded that Mr. Carroll should continue to serve both as a Director and as non-executive Chairman of the Board primarily because of his long-term experience dealing with the hydrocarbons industry as the chief executive of M-I SWACO and as the chief financial officer of Smith International, Inc. Mr. Carroll also qualifies as an audit committee financial expert under the rules of the New York Stock Exchange (“NYSE”) and provides the Board the insights from over 40 years of experience in finance and accounting, including experience as a managing partner at a major accounting firm.

Jeffrey E. Curtiss

Director Since November 2006

Age 67

Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee

Jeffrey E. Curtiss is a private investor. From January 2000 to June 2006, Mr. Curtiss served as the Senior Vice President and Chief Financial Officer of Service Corporation International, a leading provider of funeral and cemetery services. Previously, Mr. Curtiss was the Senior Vice President and Chief Financial Officer of Browning-Ferris Industries, Inc. from January 1992 to July 1999.

Mr. Curtiss received law degrees from two universities in 1971 and 1975. He received his CPA certificate from Colorado in 1971 and became a CFA charterholder in 2006.

Mr. Curtiss was the President of the CFA Society of Houston during the 2012-2013 fiscal year and remains on its Board of Directors. He also serves as a director of the Houston Chapter of Financial Executives International.

After assessing Mr. Curtiss’s experience and skills, the Board concluded that he should continue to serve as a Director, primarily on the basis of his extensive experience supervising the finance and accounting functions for large organizations similar in size and complexity to KBR. In addition, Mr. Curtiss has legal training and qualifies as an audit committee financial expert under the rules of the NYSE and provides expertise that assists the Board and the Audit Committee in their risk oversight function.

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Umberto della Sala

Director Since January 2015

Age 67

Member of the Compensation Committee and the Health, Safety, Security, Environment and Social Responsibility Committee

Umberto della Sala retired from Foster Wheeler AG., a global engineering, procurement and construction company, on December 31, 2013. Mr. della Sala spent his entire career with Foster Wheeler starting in 1973 as a process engineer of its environmental division and enjoying positions of increasing responsibility culminating in his serving as its President and Chief Operating Officer from 2007 until his retirement and as its interim Chief Executive Officer from October 2010 through September 2011. Mr. della Sala also served on the Foster Wheeler Board of Directors from 2011 to May 2014.

Mr. della Sala holds a Laurea in Chemical Engineering from Politecnico di Milano.

Mr. della Sala is acting as Industrial Advisor to the Italian Strategic Fund (FSI). In this connection, he serves as Chairman of the Board of Ansaldo Energia and is a director of Trevi Finanziaria Industriale SPA and Kedrion SPA, of which FSI owns minority participations. Prior to March 1, 2016, Mr. della Sala served on the Supervisory Board of Stork Technical Services.

Mr. della Sala brings 40 years of experience in engineering, procurement, and construction with one of the most important companies in KBR’s peer group, including having served as its chief executive officer. The Board concluded that Mr. della Sala should continue to serve as a Director not only due to his long-term experience in the industry but also for his extensive experience in foreign markets.

General Lester L. Lyles, USAF (Ret.)

Director Since November 2007

Age 69

Chairman of the Health, Safety, Security, Environment and Social Responsibility Committee and a member of the Audit Committee

Lester L. Lyles, a retired Four-Star General of the U. S. Air Force, has been an independent consultant since 2003. Prior to that time, he served in the U.S. Air Force for over 35 years as: Commander of the Space and Missile Systems Center from 1994 to 1996; Director of the Ballistic Missile Defense Organization from 1996 to 1999; Vice Chief of Staff of the Headquarters of the U.S. Air Force from 1999 to 2000; and Commander of the U.S. Air Force Materiel Command from 2000 to 2003.

General Lyles holds a Bachelor of Science degree in mechanical engineering from Howard University in Washington D.C. and a Master of Science degree in mechanical and nuclear engineering from the Air Force Institute of Technology Program from New Mexico State University in Las Cruces. He is a graduate of the Defense Systems Management College, Fort Belvoir, Virginia, the Armed Forces Staff College, Norfolk, Virginia, the National War College, Fort Lesley J. McNair, Washington, D.C., and the National and International Security Management Course at Harvard University, Cambridge, Massachusetts. General Lyles received Honorary Doctor of Laws degrees from New Mexico State University and Urbana University.

General Lyles currently serves as Chairman of the Board of Directors of the United Services Automobile Association. He is also a director of General Dynamics Corporation, where he serves on the Audit Committee, and Baltelle Memorial Institute, a nonprofit organization. General Lyles is a member of the International Security Advisory Board at the U.S. State Department and a member of the NASA Advisory Council. He has served on the Defense Science Board in the Pentagon since 2009, and he served on the President’s Intelligence Advisory Board in the White House from 2009-2013. General Lyles served as a director of the Dayton Power and Light Company until its acquisition by The AES Corporation in 2012. He served as a director of Precision Castparts Corp. until its acquisition by Berkshire Hathaway in February 2016. General Lyles was inducted into the National Academy of Engineering in 2009.

In light of the importance of KBR’s relationship with the U.S. government as a primary provider of logistical support for U.S. forces deployed in the Middle East and elsewhere, the Board of Directors considered General Lyles’s distinguished experience in the U.S. Air Force, especially his command of the Air Force Materiel Command, as the most important factor in concluding that General Lyles should continue to serve on the Board. In addition, General Lyles qualifies as an audit committee financial expert under the rules of the NYSE and provides expertise that assists the Board and the Audit Committee with their risk oversight function.

Jack B. Moore

Director Since January 2012

Age 62

Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee

Jack B. Moore is Chairman of the Board for Cameron International Corporation. He also served as Cameron’s Chief Executive Officer until October 2015. Mr. Moore was named President and Chief Executive Officer in April 2008 and became Cameron’s Chairman of the Board in May 2011. He joined Cameron’s Drilling & Production Systems group in July 1999 as Vice President and General Manager, Western Hemisphere, and was named President of this group in July 2002. He became President and Chief Operating Officer in January 2007 and has been a Director of Cameron since 2007. Prior to joining Cameron, Mr. Moore held various management positions with Baker Hughes Incorporated where he was employed for twenty-three years.

Mr. Moore holds a B.B.A. degree from the University of Houston and is a graduate of the Advanced Management Program at Harvard Business School.

Mr. Moore serves on the boards of directors of the American Petroleum Institute (API), the National Ocean Industries Association (NOIA), and the Petroleum Equipment Suppliers Association. He also serves in positions of leadership for the Greater Houston Partnership, Spindletop Charities, Memorial Drive United Methodist Church, and The University of Houston C.T. Bauer College of Business Dean’s Executive Board.

The Board concluded that Mr. Moore should continue to serve on the Board because he has a wealth of experience in the oilfield service sector and so brings important insight into the hydrocarbons sector, which includes many of the Company’s most important customers. Additionally, his positions as President and Chief Executive Officer and Chief Operating Officer of a public company provide the Board with an independent perspective on the needs and pressures facing a senior executive. Mr. Moore’s experience in manufacturing also provides perspective from outside of service focused companies such as the Company. In addition, Mr. Moore qualifies as an audit committee financial expert under the rules of the NYSE and provides expertise that assists the Board with its risk oversight function.

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Ann D. Pickard

Director Since December 2015

Age 60

Member of the Audit Committee and the Health, Safety, Security, Environment and Social Responsibility Committee

Ann D. Pickard retired from Royal Dutch Shell plc (“Shell”) on February 1, 2016. Ms. Pickard held numerous positions of increasing responsibility during her 15-year tenure with Shell. She last served as Executive Vice President, Arctic and was responsible for Shell’s Arctic exploration efforts. This followed three successful years as Executive Vice President of Shell’s Exploration and Production business and Country Chair of Shell in Australia where she oversaw Gas Commercialization, Manufacturing, Chemicals, Supply and Distribution, Retail, Lubricants, Trading and Shipping, and Alternative Energy. Ms. Pickard was previously Shell’s Regional Executive Vice President for Sub Saharan Africa. Based in Lagos, Nigeria, she was accountable for Shell’s Exploration & Production, Natural Gas, and Liquefied Natural Gas (LNG) activities in the region. Before that, Ms. Pickard was Director, Global Businesses and Strategy and a member of the Shell Gas & Power Executive Committee with responsibility for Global LNG, Power, and Gas & Power Strategy. Ms. Pickard joined Shell in 2000 after an 11-year tenure with Mobil prior to its merger with Exxon. Ms. Pickard has significant business experience throughout South America, Australia, the countries of the former Soviet Union, the Middle East, and Africa.

Ms. Pickard holds a Bachelor of Arts degree from the University of California, San Diego and a Master of Arts degree from the University of Pennsylvania.

Ms. Pickard serves on the Board of Directors of Woodside Petroleum Ltd. In addition, Ms. Pickard is a member of the Global Agenda Council on the Arctic for the World Economic Forum, the Advisory Council of the Eurasia Foundation, Catalyst, and Chief Executive Women. She was formerly a member of the Westpac Banking Corporation Board of Directors.

The Board concluded that Ms. Pickard should continue to serve on the Board because of her extensive senior management experience and extensive foreign market experience during her tenure with Shell. In addition, Ms. Pickard qualifies as an audit committee financial expert under the rules of the NYSE. Ms. Pickard was recommended to the Board by our Chief Executive Officer, Mr. Bradie, and a former KBR Board member, Linda Cook. In addition, a background check was performed by an independent executive search firm.

Richard J. Slater

Director Since November 2006

Age 69

Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee

Richard J. Slater has been Chairman of ORBIS LLC, an investment and corporate advisory firm, since February 2003. Previously, Mr. Slater served in various executive positions with Jacobs Engineering Group Inc. (“JEG”), beginning in May 1980. Mr. Slater was employed as a consultant to the chief executive officer of JEG from January 2003 to October 2006, and prior to that, he served as Executive Vice President, Operations from March 1998 to December 2002.

Mr. Slater received a degree in Civil Engineering from the University of Aston.

Mr. Slater served as non-executive Chairman of Bluebeam Software Inc. from 2006 to 2013. He was an independent director of Reliance Steel & Aluminum Co. from 2006 to 2009. Mr. Slater was also a member of the Board of Trustees of Claremont Graduate University.

Mr. Slater had over 20 years’ experience with JEG, including five years as JEG’s Executive Vice President of Worldwide Operations. The Board concluded that Mr. Slater should continue to serve as a Director primarily because of his relevant executive experience supervising domestic and international engineering and infrastructure construction projects and acquisitions.

- 2016 Proxy Statement    14

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Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information, as of March 10, 2016, regarding the beneficial ownership of KBR’s common stock by persons known by KBR to beneficially own more than five percent of its outstanding common stock, each director or nominee, each of the named executive officers referenced in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Information regarding five percent stockholders in the table and footnotes is based on the most recent Statement on Schedule 13G or 13D or amendment thereto filed by each such person with the Securities and Exchange Commission (the “SEC”), except as otherwise known to KBR. To our knowledge, except as otherwise noted in the footnotes to this table or as provided by applicable community property laws, each individual has sole voting and investment power with respect to the shares of common stock listed in the second column below as beneficially owned by the individual.

Name and Address of Beneficial Owner(1)	Shares of KBR Common Stock Beneficially Owned
	Number of Shares(2)	Percentage of Class
BlackRock, Inc.(3) 55 East 52nd Street, New York City, New York 10022	10,811,691	7.50%
Huber Capital Management, LLC(4) 2321 Rosecrans Avenue, Suite 3245, El Segundo, California 90245	10,353,378	7.18%
The Vanguard Group(5) 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	9,718,028	6.73%
T. Rowe Price Associates, Inc.(6) 100 East Pratt Street, Baltimore, Maryland 21202	9,718,921	6.70%
T. Rowe Price Mid-Cap Value Fund, Inc.(7) 100 East Pratt Street, Baltimore, Maryland 21202	7,679,608	5.30%
Systematic Financial Management, L.P.(8) 300 Frank W. Burr Boulevard, Glenpointe East, 7th Floor, Teaneck, New Jersey 07666	7,649,857	5.30%
Barrow, Hanley, Mewhinney & Strauss, LLC(9) 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201	7,281,950	5.05%
Stuart J. B. Bradie(10)(11)	90,679	*
Brian K. Ferraioli(10)(11)	38,144	*
Ivor J. Harrington(10)(11)	113,162	*
Roy B. Oelking(10)(11)	110,311	*
Farhan Mujib(10)(11)	69,139	*
Mark E. Baldwin(10)(11)	13,112	*
James R. Blackwell(10)(11)	12,523	*
Loren K. Carroll(10)(11)	37,807	*
Jeffrey E. Curtiss(10)(11)	48,973	*
Umberto della Sala(10)(11)	7,334	*
Lester L. Lyles(10)(11)	28,210	*
Jack B. Moore(10)(11)	18,826	*
Ann D. Pickard(11)	–	*
Richard J. Slater(10)(11)	53,692	*
All directors and executive officers as a group (23 persons)(10)(11)	861,095	*
*

Less than one percent (1%).

(1)

The address of each of the named executive officers and directors is c/o KBR, Inc., 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

(2)

Beneficial ownership means the sole or shared power to vote, or to direct the voting of, shares of KBR common stock, or investment power with respect to KBR common stock, or any combination of the foregoing. Each director and executive officer and the directors and executive officers as a group beneficially own less than 1% of the outstanding shares of KBR common stock.

(3)

Based solely on a Schedule 13G filed January 26, 2016, BlackRock, Inc. is deemed to be the beneficial owner of 10,811,691 shares as a result of being a parent holding company or control person in accordance with §240.13d-1(b)(1)(ii)(G).

(4)

Based solely on a Schedule 13G filed February 12, 2016, Huber Capital Management, LLC is deemed to be the beneficial owner of 10,353,378 shares as a result of being an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E).

(5)

Based solely on a Schedule 13G filed February 10, 2016, The Vanguard Group is deemed to be the beneficial owner of 9,718,028 shares as a result of being an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E).

(6)

Based solely on a Schedule 13G filed February 9, 2016, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of 9,718,921 shares as a result of being an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E).

(7)

Based solely on a Schedule 13G filed February 9, 2016, T. Rowe Price Mid-Cap Value Fund, Inc. is deemed to be the beneficial owner of 7,679,608 shares as a result of being an investment company in accordance with §240.13d-1(b)(1)(ii)(D).

(8)

Based solely on a Schedule 13G filed February 11, 2016, Systematic Financial Management, L.P. is deemed to be the beneficial owner of 7,649,857 shares as a result of being an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E).

(9)

Based solely on a Schedule 13G filed February 2, 2016, Barrow, Hanley, Mewhinney & Strauss, LLC is deemed to be the beneficial owner of 7,281,950 shares as a result of being an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E).

(10)

Includes the following shares of restricted stock and/or restricted stock units that have vested or will vest on or before May 9, 2016: Mr. Bradie, 49,621; Mr. Ferraioli, 10,787; Mr. Harrington, 48,341; Mr. Oelking, 27,491; Mr. Mujib, 9,723; Mr. Baldwin, 13,112; Mr. Blackwell, 12,523; Mr. Carroll, 37,807; Mr. Curtiss, 48,973; Mr. della Sala, 7,334; General Lyles, 28,210 (4,097 of which were deferred into the nonqualified elective deferral plan for non-executive directors); Mr. Moore, 18,826; Mr. Slater, 53,692 (23,669 of which were deferred into the nonqualified elective deferral plan for non-executive directors); and all executive officers as a group, 213,907. Includes the following shares that may be acquired upon the exercise of options that are exercisable or will become exercisable on or before May 9, 2016: Mr. Bradie, 41,058; Mr. Ferraioli, 27,357; Mr. Harrington, 64,821; Mr. Oelking, 82,820; Mr. Mujib, 59,416; and all executive officers as a group, 426,711.

(11)

Does not include the following shares of restricted stock units as to which the holder has no voting power and no investment power, but which convert to common stock on a 1-to-1 ratio upon vesting, which for some restricted stock units requires that certain performance measures be met: Mr. Bradie, 334,789; Mr. Ferraioli, 115,590; Mr. Harrington, 28,287; Mr. Oelking, 122,637; Mr. Mujib, 105,963; and all executive officers and directors as a group, 1,036,087.

- 2016 Proxy Statement    15

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Executive Officers

The following biographical information is furnished with respect to each of KBR’s executive officers. The information includes age as of March 17, 2016, present position, KBR employment history, and other business experience.

Eileen G. Akerson

Executive Vice President, General Counsel and Corporate Secretary

Age 50

Eileen G. Akerson became KBR’s Executive Vice President and General Counsel effective November 1, 2014, and was appointed Corporate Secretary in April 2015. Previously, Ms. Akerson served in an operational role as Senior Vice President, Commercial responsible for project commercial management and oversight of the review and approval process for significant transactions and joint venture relationships. Prior to that role, she served as Vice President – Legal & Chief Counsel and was responsible for managing the legal functions for the Hydrocarbons Business Group. She also provided advice and counsel to senior management on company policies affecting ethics and compliance matters. Before joining KBR in 1999, Ms. Akerson worked as an attorney for Spriggs & Hollingsworth in Washington D.C.

Ms. Akerson earned a Bachelor of Arts degree at Catholic University of America and a Doctor of Jurisprudence from Catholic University of America Columbus School of Law. Eileen is a member of the bars of Texas, Connecticut and the District of Columbia.

Jan Egil Braendeland

Executive Vice President, Global Sales

Age 48

Jan Egil Braendeland is KBR’s Executive Vice President, Global Sales. Previously, he served as President, Engineering & Construction (E&C) Europe, Eurasia & Africa (EEA). Before that, he served as President, Oil & Gas, appointed to this position after re-joining KBR in July 2013. Mr. Braendeland brings a consistent record of successful leadership with 22 years of experience in the upstream industry, including broad international experience in Norway, Singapore, Brazil, Angola, South Africa, Algeria, and the United Kingdom. Mr. Braendeland was previously employed by KBR for 18 years, where he held various leadership positions, the last being Senior Vice President, Business Development, Oil & Gas. He also worked for a brief period at another firm as Senior Vice President, Global Business Development, Upstream.

Mr. Braendeland holds a Master of Science in Marine Engineering and Naval Architecture from the Norwegian Institute of Technology and a postgraduate diploma in business and administration from the University of Surrey in England.

John T. Derbyshire

President, Technology & Consulting

Age 65

John T. Derbyshire is KBR’s President, Technology & Consulting. He joined KBR in 2008. Mr. Derbyshire’s 37 years of experience have focused on managing companies involved in engineering design, technology licensing, project execution, and customer services. Previously, he served as President, KBR Technology and was responsible for KBR’s global technology licensing business, delivering technology, proprietary equipment, engineering, and consulting services to the refining, petrochemical, coal monetization, and synthesis gas segments. Prior to that role, Mr. Derbyshire was Senior Vice President, Commercial Management for the Technology Business Unit. Before joining KBR, Mr. Derbyshire was Vice President and General Manager of Invensys Process Systems global solutions business and held numerous executive leadership roles at Aspen Technology. He also served as a Vice President, Sales and Marketing at ABB Process Automation.

Mr. Derbyshire holds a Bachelor of Science in Chemical Engineering from the University of Salford in the UK.

Brian K. Ferraioli

Executive Vice President and Chief Financial Officer

Age 60

Brian K. Ferraioli is KBR’s Executive Vice President and Chief Financial Officer. He joined KBR in late October 2013 and brings more than 37 years of financial and accounting experience in the engineering and construction industries. Prior to joining KBR, Mr. Ferraioli held the position of Executive Vice President and Chief Financial Officer at The Shaw Group in Baton Rouge, Louisiana until its sale in early 2013. Before joining Shaw in July 2007, he served in numerous roles at Foster Wheeler AG in Clinton, New Jersey. Mr. Ferraioli began his Foster Wheeler career in 1979 as an internal auditor and rose through the corporate ranks, ultimately becoming a Vice President and Corporate Controller.

Mr. Ferraioli holds a Master of Business Administration with honors from Columbia University and a Bachelor of Science in Accounting from Seton Hall University.

Mr. Ferraioli is a member of the Board of Directors of The Babcock & Wilcox Co. in Charlotte, North Carolina and is the Chair of their Audit Committee.

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K. Graham Hill

Executive Vice President, Global Business Development & Strategy

Age 62

K. Graham Hill is KBR’s Executive Vice President responsible for Global Business Development & Strategy. He joined KBR in November 2014. Mr. Hill has 39 years of experience in the hydrocarbons industry in all aspects of contracting, commercial foundations for mutual success, negotiation, and all technical aspects of the EPC business. Prior to joining KBR, he held the position of Senior Vice President of Global Business Development at WorleyParsons.

Mr. Hill holds a Master of Chemical Engineering degree from the University of Cambridge, England. He is a Fellow of the Institution of Chemical Engineers (FIChemE), UK and a Chartered Engineer (CEng). Mr. Hill is a graduate of the Australian Institute of Company Directors (GrAICD).

J. Jay Ibrahim

President E&C EMEA

Age 55

J. Jay Ibrahim is KBR’s President, Engineering & Construction (E&C) Europe, Middle East and Africa (EMEA). He joined KBR in May 2015. Mr. Ibrahim has 21 years of experience in the Middle East Region, having served in a variety of engineering, project management, business development, and business management roles for Parsons E&C/WorleyParsons. He leads KBR’s continued expansion in the Middle East Region, which is expected to provide growth opportunities throughout the hydrocarbons value-chain (upstream, midstream, and downstream). Mr. Ibrahim brings to KBR a wealth of experience in complex contract negotiations, business analysis and management, and long-range strategic planning in international markets across multiple business sectors. He has a background in developing customer relationships, with a focus on profitable business and achieving corporate goals.

Mr. Ibrahim holds a master’s degree in Mechanical Engineering from Wichita State University, Kansas and a Diploma in Advanced Management from Harvard University, Massachusetts.

Ian J. Mackey

Executive Vice President, Global Human Resources

Age 50

Ian J. Mackey is KBR’s Executive Vice President, Global Human Resources. He joined KBR in January 2015. Mr. Mackey is highly experienced in leading human resources in the engineering and construction industry with extensive experience in global businesses. Mr. Mackey was previously the Global People Director at WorleyParsons Services where he was responsible for the overall strategy and delivery of all human resources activities for the company. Before joining WorleyParsons in 2006, Mr. Mackey spent nine years as the Director of Human Resources at Carillion PLC.

Farhan Mujib

Executive Vice President, Commercial

Age 52

Farhan Mujib is KBR’s Executive Vice President, Commercial and continues to lead the KBR Transformation. He joined KBR in 1988. During his 27-year career, Mr. Mujib has worked in Africa, Australia, Asia, Europe, the Americas, and the Middle East, employing his in-depth knowledge of international project requirements, cultural sensitivities, and business practices to manage a number of major developments. Prior to this role, he was Executive Vice President, Global Operations and also served in roles with increasing responsibility that included Senior Vice President-Project Management with accountability for major gas monetization projects executed from KBR’s London office as well as sponsor roles on major LNG/GTL projects in Australia and Africa.

Mr. Mujib holds a Bachelor of Science in Civil Engineering from the University of Engineering and Technology in Lahore, Pakistan; a Master of Engineering from the Asian Institute of Technology in Bangkok, Thailand; and a Master of Business Administration from Macquarie University in Sydney, Australia. He is a Fellow, Institution of Engineers, Australia and is a Chartered Professional Engineer.

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Roy B. Oelking, Jr.

President E&C Americas

Age 63

Roy B. Oelking, Jr. is KBR’s President, E&C Americas and is responsible for E&C Americas in Offshore Hydrocarbons, Onshore Hydrocarbons (including Downstream), and the Global Project Management Office (PMO). Mr. Oelking is also a member of the Board of Directors of Brown & Root Industrial Services, the asset services arm of KBR in North America. He joined KBR in November 2008. Previously, Mr. Oelking was President of KBR’s Hydrocarbons Business Group since March 2011, which served the Oil & Gas, both upstream and downstream, and Technology industries. Prior to that role, Mr. Oelking was President of KBR’s Oil and Gas division since November 2009. When he joined KBR, Mr. Oelking brought 35 years of experience in project management, engineering, and construction of oil and gas projects in the Americas, Middle East, Asia Pacific, Africa, and Russia, as Senior Vice President – Upstream with WorleyParsons from 2003 and with J. Ray McDermott for the previous 29 years.

Mr. Oelking holds a Bachelor of Science in Civil Engineering from Tulane University.

Major General Andrew R. D. Pringle, CB, CBE (Ret.)

President Government Services

Age 69

Major General Andrew R. D. Pringle, CB, CBE, a retired British Army officer, is KBR’s President, Government Services. He joined KBR in April 2008. Since joining KBR, Major General Pringle has served as Vice President Government and Defence, Europe Middle East and Africa (EMEA); Vice President International Government Defence and Support Services; and President Infrastructure Government and Power EMEA. He has 14 years of industry experience. Major General Pringle retired from the British Army in October 2001 after a broad range of combatant command and operational staff appointments during a 37-year career. Following his retirement, he developed a wide-ranging, defence-related consultancy business serving clients in Europe, the U.K., and the U.S.

Major General Pringle earned an Honours Degree in Applied Science from The Royal Military College of Science. He is a graduate of the Army Staff College, the Higher Command and Staff Course, and The Royal College of Defence Studies.

Nelson E. Rowe, Sr.

Vice President and Chief Accounting Officer

Age 51

Nelson E. Rowe, Sr. is KBR’s Vice President and Chief Accounting Officer. He was appointed to this position in March 2014. Previously, Mr. Rowe served as KBR’s Vice President and Business Group Controller, most recently supporting the Infrastructure, Government & Power and Services Business Groups. He joined KBR in March 2011. Mr. Rowe brings a broad range of leadership experience to KBR from positions held in Aerospace, Automotive, Computers & Electronics, Consumer / Industrial Products, and the Oil and Gas Industries. Prior to joining KBR, he was Vice President, Finance & IT of Dresser, Inc. from March 2006 to March 2011 and Director, Operations Finance of Dresser Wayne from February 2004 to March 2006. Mr. Rowe accomplished his objective to facilitate stronger processes in strategic planning, financial analysis and modeling, auditing / accounting, and operations management. During his tenure with Dresser, Mr. Rowe received his Six Sigma Black Belt and Lean Champion certifications. He also received his Six Sigma Green Belt certification at Allied-Signal Aerospace. These certifications demonstrate the leadership and expertise in the application of statistical problem solving tools that unlock value across all business processes.

Mr. Rowe received both the Bachelor of Science Degree in Accounting and Master of Science Degree in Management – Strategic Management and Finance Concentration from Purdue University. While at Purdue, he was given the Cornell A. Bell Award in recognition of outstanding contributions to Purdue University.

David Zelinski

President E&C Americas (Onshore)

Age 54

David Zelinski is KBR’s President – Onshore for E&C Americas. He joined KBR in May 2012. Previously, Mr. Zelinski served as KBR’s President, Downstream and was responsible for all engineering, procurement, and construction services for Downstream projects, globally. Prior to joining KBR, he was with Fluor Corporation from 2004 serving as Senior Vice President and Business Line Leader for the Downstream Business Line of Fluor’s Energy and Chemicals Group from June 2010 to May 2012, and as Business Line Sales Lead, Downstream from 2004 through 2010. Before that role, he was Vice President, Corporate for Colt Engineering Corporation in Calgary, Alberta. Mr. Zelinski has 30 years of industry experience in the engineering and construction of large energy projects on a global basis.

Mr. Zelinski holds a Bachelor of Science in Chemical Engineering from the University of Calgary and a Master of Business Administration from the University of Western Ontario.

- 2016 Proxy Statement    18

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Corporate Governance

CORPORATE GOVERNANCE MATERIALS

We are committed to good corporate governance and to effective communication with our stockholders. The roles, duties and responsibilities of the Board of Directors and each committee of the Board of Directors are summarized below. To ensure that our stockholders have access to our governing documents, we provide copies of our Code of Business Conduct and Corporate Governance Guidelines and the charters of each of the committees of our Board of Directors on our website at www.kbr.com, and copies will be provided to any stockholder who requests them by writing to our Investor Relations Department at: 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

ROLE OF THE BOARD OF DIRECTORS

The Board of Directors represents the interests of our stockholders in perpetuating a successful business. It is the responsibility of the Board of Directors to provide oversight of the effectiveness of management’s policies and decisions, including the execution of its strategies, with a commitment to enhancing stockholder value over the long term. To this end, Board members are expected to act in the best interests of all stockholders, be knowledgeable about our businesses, exercise informed and independent judgment and maintain an understanding of general economic trends and conditions as well as trends in corporate governance. In addition, it is our Board’s policy that Board members are expected to make every effort to attend the meetings of the Board and committees of the Board upon which they serve, as well as stockholder meetings. All of KBR’s incumbent directors attended 75% or more of the aggregate of all meetings of the Board and of committees on which they served during the periods that they served during 2015, except for General Lyles. General Lyles attended 91% of the regularly scheduled, in-person meetings of the Board and committees of the Board upon which he served during 2015. However, General Lyles was unable to attend several of our telephonic sessions of the Board and committees of the Board, a majority of which were impromptu sessions to ratify actions that were previously discussed at regular meetings of the Board and committees of the Board. When these telephonic sessions are combined with the 91% of in-person meetings of the Board and committees of the Board that he attended, General Lyles’s attendance was below 75%. General Lyles’s attendance fell below 75% of the combined in-person meetings and telephonic sessions of the Board and committees of the Board upon which he served because of matters of national security related to his positions on the Defense Science Board, which advises the U.S. Department of Defense, and the International Security Advisory Board, which advises the U.S. Department of State. General Lyles is a vital member of our Board and is critical to our pursuit of government projects.

Our Corporate Governance Guidelines provide that all Directors should attend our annual stockholder meetings and all of our directors attended our 2015 Annual Meeting of Stockholders.

INDEPENDENCE STANDARDS

At this time, all of our directors are independent, as set forth in our Corporate Governance Guidelines and outlined below, except our President and Chief Executive Officer, Mr. Bradie, who does not qualify as an independent director.

A director will be considered independent under our Corporate Governance Guidelines if he or she:

•

has no material relationship with KBR;

•

has not been employed by us or any affiliate of ours during the preceding three years, and no member of the director’s immediate family has been employed as an executive officer of ours or any of our affiliates during the preceding three years;

•

has not received, and does not have an immediate family member who has received, during any twelve-month period within the preceding three years, more than $100,000 in direct compensation from KBR, other than director’s fees, committee fees or pension or deferred compensation for prior service;

•

is not a partner or an employee of KBR’s independent auditor, and was not during the past three calendar years a partner or employee of KBR’s independent auditor who personally worked on KBR’s audit;

•

does not have an immediate family member who is a partner of KBR’s independent auditor or an employee of KBR’s independent auditor who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice or was during the past three calendar years a partner or employee of KBR’s independent auditor who personally worked on KBR’s audit;

•

is not a current employee and does not have an immediate family member who is a current executive officer of any company that has made payments to, or received payments from, KBR or any of its affiliates in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

•

has not (and has not had a family member who) within the preceding three years served as an executive officer with a company for which a KBR executive served on its compensation committee.

The definition of independence and compliance with this policy will be reviewed periodically by the Nominating and Corporate Governance Committee. All directors complete independence questionnaires at least annually and our Board makes determinations of the independence of its members under the listing standards of the NYSE and the SEC requirements for Audit Committee members. Our Board believes that its membership should include no more than two directors who are also employees of KBR. While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

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AUDIT COMMITTEE FINANCIAL EXPERT DETERMINATIONS

Our Board has determined that each member of its Audit Committee is financially literate and qualifies as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K and, as described above, that each member of the Audit Committee is independent, as defined by our Corporate Governance Guidelines, the NYSE’s listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

Since March 31, 2014, Mr. Carroll, the Company’s former Lead Director, began serving as non-executive Chairman of the Board. Our non-executive Chairman leads the Board. Mr. Carroll has significant board experience, as described in his biographical information in this proxy statement, and works closely with Mr. Bradie and the Board on risk oversight and governance matters. Prior to being non-executive Chairman of the Board, Mr. Carroll served as the company’s Lead Director, as well as Chairman of the Nominating and Corporate Governance Committee, since 2012, and a director since April 2007. Our CEO is responsible to the Board for the overall management and functioning of the company.

KBR’s Corporate Governance Guidelines provide for the Chairman of the Board, if the Chairman of the Board is independent, to perform a strong role in the leadership of the Board, as follows:

•

The Chairman of the Board presides at executive sessions of the non-executive directors at each regular Board meeting and sets the agenda for these sessions.

•

The Chairman of the Board approves meeting agendas for each regular Board and committee meeting and approves the information to be sent to the directors with respect to each meeting.

•

The Chairman of the Board presides at the executive session of the Board to evaluate the performance of our CEO. In addition, he has a key role in communicating to the CEO, after approval by the Compensation Committee, the evaluation and compensation of the CEO for the next full year and the results of the Board’s review and approval of management succession plans and development programs.

KBR’s Corporate Governance Guidelines provide for the following checks and balances regarding the role of the CEO:

•

The CEO may not serve on any committees of the Board, as only non-executive directors may do so.

•

One of the elements of the CEO’s evaluation is the extent to which he keeps the Board informed on matters affecting the company and its operating units.

•

At least two-thirds of the Board must be independent directors. In practice, our CEO has been the only executive director at KBR since its inception as an independent public company. Each of our other directors is independent, as defined under the listing standards of the NYSE.

KBR’s Board of Directors has determined that its current leadership structure is appropriate as of the date of this proxy statement, given the complexity and global nature of KBR’s business and the risks inherent in our business. The Board believes that Mr. Carroll, acting in his role as non-executive Chairman, is well positioned to facilitate communications with the Board of Directors and stockholders about our complex business. During Mr. Carroll’s service on the Board, KBR’s business has undergone significant transformation, including reorganization into more strategically-aligned business groups, and evolution from a wholly-owned subsidiary with significant support from its parent company into an independent operating company.

RISK OVERSIGHT ROLE OF THE BOARD OF DIRECTORS

KBR’s Board of Directors considers risk oversight to be an integral part of its role, and discussions regarding risks faced by the company are part of its meetings and deliberations throughout the year. As part of the implementation of KBR’s new strategy, KBR’s management improved its enterprise risk management system to provide greater executive oversight for managing risks and provided semi-annual reports to the Board regarding significant strategic, operational, financial, and hazard risks determined by management to have a potential significant impact on the company as a whole. The risk report involves both current and emerging risks and is the culmination of a process involving input from all business groups and executive leadership. Management’s assessment of risk included specific strategic, operational, financial and hazard risks, the perceived trend for each of those specific risks — whether increasing, decreasing or stable — and the measures being taken to monitor and mitigate those risks.

In addition to the enterprise risk management process described above, the Board also engages in risk oversight through the project approval process, whereby projects reaching a threshold level of expected revenues require Board approval. Fixed-price contracts have a lower threshold level than reimbursable-type contracts because of their potential price and financial risks. In reviewing projects, the Board is presented with management’s assessment of a particular project’s cost exposure associated with operations risk, liabilities and funding risks, among others. In this manner, KBR’s Board is engaged in risk oversight at the outset of the largest projects, which could have a material effect on KBR’s operations.

The Board also engages in risk oversight through the approval of acquisitions proposed by management where the purchase consideration exceeds a certain threshold. The review conducted by the Board includes presentations by management regarding the strategic fit of the acquired business within the Company’s existing operations and offerings; the commercial, legal, and financial risks identified in the diligence process, among others, and the measures to be implemented by management to mitigate those risks; the valuation analysis and projected returns on investment; agreement terms, including conditions to close, ability to terminate and terms of indemnification protection; details on the planned

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integration, including budgets and employee resources; and metrics identified for measuring the success of the acquisition. In this process, the Board engages in oversight of the various risks associated with acquiring and integrating new businesses, which, if not successfully performed, could have a material effect on KBR’s operations and financial condition. The Board is also engaged in risk oversight through regular reports from its Audit Committee. The Audit Committee is charged with reviewing with management the company’s major financial risk exposures, as well as other areas of risk exposure if requested to do so by the Board, and the steps management has taken to monitor and mitigate those exposures. The Audit Committee receives periodic reports from management on these areas of potential exposure, including litigation, liquidity and capital resources, financial reporting and disclosures, regulatory and tax risks, among others. The Audit Committee also receives in-depth periodic reports from management regarding specific processes designed to monitor and manage risk, such as internal controls testing program development and foreign exchange risk management. The Audit Committee also receives periodic reports from management on cyber security measures and assessments performed on their efficacy. The Audit Committee conducts private sessions with KBR’s Chief Financial Officer, Vice President of Internal Audit and General Counsel at each regular meeting and with KBR’s independent auditors at each meeting prior to the release of quarterly and annual results. The Audit Committee Chairman gives a report of the Audit Committee’s activities to the full Board at each regular meeting and in this manner the entire Board is informed of matters that the Audit Committee determines warrant full Board discussion. Additional risk oversight reviews undertaken by the Audit Committee in 2015 are included in the Audit Committee Report on page 57.

Finally, the Health, Safety, Security, Environment and Social Responsibility Committee has the responsibility for the oversight of KBR’s activities in managing its major risk exposures within the health, safety and sustainable development areas. The Health, Safety, Security, Environment and Social Responsibility Committee receives periodic reports from KBR’s Chief HSSE Officer relating to these risk exposures and the company’s efforts to mitigate those risks.

DIRECTORS’ MEETINGS AND STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Board of Directors will meet each year immediately following the Annual Meeting of Stockholders to transact such business as may properly be brought before the meeting. Additional regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors may determine, but shall consist of at least four other regularly scheduled meetings. Special meetings may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Corporate Secretary or a majority of the directors in office. KBR’s Bylaws permit action to be taken without a meeting if all members of the Board of Directors consent to such action in writing or by electronic transmission. During 2015, the Board of Directors held nine meetings. The Chairman of the Board presides at all Board meetings.

During each regular Board meeting, KBR’s non-executive directors, all of whom have been determined by our Board to be independent under the standards of our Corporate Governance Guidelines and the NYSE, meet in scheduled executive sessions. Our non-executive Chairman of the Board, Mr. Carroll, presides at all executive sessions of the Board. During 2015, the non-executive directors met without management four times.

In addition, each December our non-executive directors meet in executive session to evaluate the performance of our Chief Executive Officer. In evaluating our CEO, the non-executive directors consider qualitative and quantitative elements of the CEO’s performance, including:

•

leadership and vision;

•

integrity;

•

keeping the Board informed on matters affecting KBR and its operating units;

•

performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);

•

development and implementation of initiatives to provide long-term economic benefit to KBR;

•

accomplishment of strategic objectives; and

•

development of management.

In addition, the non-executive directors annually review management succession plans and development programs for senior members of executive management. The evaluation and compensation for the next full year, and management succession plans and development programs will be communicated to the CEO only after review and approval by the Compensation Committee and the full Board of Directors (other than the CEO).

MANAGEMENT SUCCESSION PLANNING

The Board of Directors considers management evaluation and CEO succession planning an important responsibility of the Board. Our Corporate Governance Guidelines, which are available on our website at www.kbr.com/About/Corporate-Governance/, provide that the Board’s responsibility for effective governance of the corporation includes reviewing succession plans and management development programs for members of executive management. The Board of Directors, with input from the Nominating and Corporate Governance Committee, the Chairman of the Board, and the CEO, regularly reviews KBR’s succession plan for all senior management positions. The review process includes identification of internal candidates, any development needs for such candidates, and a determination of whether a search for external candidates would be more appropriate.

Issues relating to CEO succession planning are also addressed regularly, and no less than annually, by the entire Board. This process is led by the non-executive Chairman of the Board on behalf of the non-executive directors. As set out in our Corporate Governance Guidelines, KBR’s non-executive directors review succession plans and management development programs for members of executive management, including the CEO, on at least an annual basis. While the Nominating and Corporate Governance Committee performs the initial review of the succession plans and makes recommendations to the Board as necessary, the entire Board has primary responsibility for CEO succession planning and develops both long-term and contingency plans for succession of the CEO. This process necessarily involves the development and review of criteria for the CEO position that reflect the Company’s business strategy, and identifying and developing internal candidates or identifying the need

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for external candidates, as appropriate. Additionally, one of the elements that the CEO is evaluated upon each year by the Compensation Committee is the existence and completeness of a succession plan, including assessment and development of internal candidates for the CEO and top level executive positions. The evaluation and compensation of the CEO for the next full year, including an evaluation of the completeness of aspects of the management succession plans and development programs that are the responsibility of the CEO, are communicated to the CEO by the non-executive Chairman of the Board after review and approval by the Compensation Committee and the full Board of Directors (other than the CEO).

THE BOARD OF DIRECTORS AND STANDING COMMITTEES OF DIRECTORS

KBR’s Bylaws authorize the Board of Directors to appoint such committees as they deem advisable, with each committee having the authority to perform the duties as determined by the Board. A substantial portion of the analysis and work of the Board is done by standing Board committees. A director is expected to participate actively in the meetings of each committee to which he or she is appointed. At this time, the Board of Directors has four standing committees to which it has delegated certain duties and responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Safety, Security, Environment and Social Responsibility Committee. Each of the standing committees is comprised entirely of non-executive and, in the business judgment of the Board, independent, directors. The members and chairmen of the respective committees are indicated below:

	Audit Committee		Compensation Committee		Health, Safety, Security, Environment and Social Responsibility Committee		Nominating and Corporate Governance Committee
Mark E. Baldwin	X				X
James R. Blackwell			X				X
Loren K. Carroll
Jeffrey E. Curtiss	X	*					X
Umberto della Sala			X		X
Lester L. Lyles	X				X	*
Jack B. Moore			X	*			X
Ann D. Pickard	X				X
Richard J. Slater			X				X	*
* Chairman

The Board of Directors has approved a charter for each of the standing committees, which sets forth the duties and responsibilities delegated to each of the committees by the Board of Directors and governs the committee’s actions. The purpose, duties and responsibilities of each committee are briefly described below.

AUDIT COMMITTEE

The Audit Committee currently comprises Ms. Pickard and Messrs. Baldwin, Curtiss, and Lyles. Mr. Curtiss serves as Chairman. The Audit Committee met eight times in 2015. A copy of the Audit Committee’s charter is available on the Corporate Governance page of our website, www.kbr.com.

The Audit Committee reviews and reports to the Board of Directors the scope and results of audits by our principal independent public accountants and our internal auditing staff and reviews with the principal independent public accountants the effectiveness of our system of internal controls. It reviews transactions between us and our directors and officers, our policies regarding those transactions and compliance with our Code of Business Conduct. The Audit Committee also engages our principal independent registered public accounting firm for each fiscal year, reviews the audit and other professional services rendered by our principal independent registered public accounting firm and periodically reviews the independence of our principal independent registered public accounting firm. Additional information about the Audit Committee and its responsibilities is included in the section of this proxy statement entitled “Audit Committee Report” and in the charter of the Audit Committee, which was adopted by the Board of Directors.

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COMPENSATION COMMITTEE

The Compensation Committee currently comprises Messrs. Blackwell, della Sala, Moore, and Slater. Mr. Moore serves as Chairman. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the listing standards of the NYSE. The Compensation Committee met six times during 2015.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of our executive officers, establishes and reviews general policies relating to our compensation and benefits and administers the compensation plans described in the Compensation Discussion and Analysis below. The Compensation Committee’s responsibilities include, but are not limited to:

•

evaluating and advising the Board regarding the compensation policies applicable to our executive officers, including guidance regarding the specific relationship of corporate performance to executive compensation;

•

reviewing and recommending to the Board: the corporate goals and objectives relevant to compensation for the CEO; the CEO’s performance in light of these established goals and objectives; the CEO’s compensation, including salary, bonus, incentive and equity compensation based on this evaluation and considering, with respect to the long-term incentive compensation component of the CEO’s compensation, KBR’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in past years and any other factors it deems relevant;

•

reviewing the CEO’s recommendations with respect to, and approving, the compensation to be paid to KBR’s other executive officers in accordance with the general compensation policies established by the Board;

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reviewing and making recommendations to the Board with respect to incentive compensation and other stock-based plans;

•

assisting the full Board with respect to the administration of KBR’s incentive compensation and other stock-based plans;

•

maintaining appropriate, regular contact with KBR management;

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reviewing and discussing with management the “Compensation Discussion and Analysis” and determining whether to recommend to the Board that it be included in KBR’s annual proxy statement or annual report on Form 10-K;

•

preparing and publishing, over the names of the members of the Compensation Committee, an annual executive compensation report as required by the SEC to be included in KBR’s annual proxy statement or annual report on Form 10-K;

•

evaluating its own performance and reviewing the adequacy of its charter, at least annually;

•

reviewing the risk assessment of KBR’s compensation plans to ensure that the programs do not create risks that are reasonably likely to have a material adverse effect on KBR;

•

approving disclosures and making recommendations to the Board regarding the disclosures on KBR’s Advisory Vote To Approve Named Executive Officer Compensation and the Advisory Vote On The Frequency of Advisory Votes To Approve Named Executive Officer Compensation to be included in KBR’s annual proxy statement or annual report on Form 10-K and to disclose on Form 8-K, if required, the frequency in which KBR will hold the Advisory Vote To Approve Named Executive Officer Compensation;

•

periodically reviewing the compensation paid to non-executive directors (including Board and committee chairpersons) in the form of annual retainers and meeting fees, if any, and making recommendations to the Board regarding any adjustments; and

•

selecting a compensation consultant or other adviser to the Compensation Committee after considering the factors identified by the SEC (as well as any other factors identified by the NYSE) as affecting the independence of such consultant or adviser, including, but not limited to the following:

–

the provision of other services to KBR by the employer of the compensation consultant or other adviser;

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the amount of fees received from KBR by the employer of the compensation consultant or other adviser, as a percentage of the total revenue of the employer of the compensation consultant or other adviser;

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the policies and procedures of the compensation consultant or other adviser that are designed to prevent conflicts of interest;

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any business or personal relationship of the compensation consultant or other adviser with a member of the Compensation Committee;

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any stock of KBR owned by the compensation consultant or other adviser; and

–

any business or personal relationship of the compensation consultant or other advisor or the compensation consultant or other advisor’s employer with any of executive officers of KBR.

HEALTH, SAFETY, SECURITY, ENVIRONMENT AND SOCIAL RESPONSIBILITY COMMITTEE

The Health, Safety, Security, Environment and Social Responsibility Committee currently comprises Messrs. Baldwin, della Sala, and Lyles and Ms. Pickard. General Lyles serves as Chairman. The Health, Safety, Security, Environment and Social Responsibility Committee met twice in 2015.

The Health, Safety, Security, Environment and Social Responsibility Committee’s responsibilities include, but are not limited to:

•

reviewing the status of KBR’s health, safety, security, environmental, and social responsibility policies and performance, including processes to ensure compliance with applicable laws and regulations;

•

reviewing KBR’s health, safety, security, environmental, and social responsibility performance to determine consistency with policies and goals;

•

reviewing and providing input to KBR on the management of current and emerging health, safety, security, environmental, and social responsibility issues;

•

overseeing KBR’s activities in managing its major risk exposures within the health, safety, security, environmental, and social responsibility areas;

•

reviewing KBR’s political and charitable contributions and social responsibility activities; and

•

Reviewing KBR’s public sustainability report.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee currently comprises Messrs. Blackwell, Curtiss, Moore, and Slater. Mr. Slater serves as Chairman. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee met four times during 2015.

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

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developing, implementing and periodically reviewing KBR’s corporate governance guidelines;

•

developing and implementing a process to assess Board and committee effectiveness;

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identifying individuals qualified to become Board members, consistent with Board-approved criteria;

•

performing an annual evaluation of our independent directors; and

•

determining the composition of the Board and its committees, including selection of the Director nominees for the next annual meeting of stockholders.

STOCKHOLDER NOMINATIONS OF DIRECTORS

Stockholders may suggest candidates for nomination by the Nominating and Corporate Governance Committee by contacting the Committee in the manner provided below under “Contact the Board.” If selected for nomination by the Nominating and Corporate Governance Committee, as described below under “Process for the Selection of New Directors,” such candidate will be included in KBR’s proxy statement for the annual meeting of stockholders.

Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in our Bylaws, although such nominees will not necessarily be included in KBR’s proxy statement. The Bylaws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to our Secretary at the address set forth on page 68 of this proxy statement, and must be received at our principal executive offices not less than ninety (90) days, nor more than one hundred twenty (120) days, prior to the anniversary date of the immediately preceding annual meeting of stockholders. The notice shall set forth the information required by our Bylaws, including:

•

as to each person the stockholder proposes to nominate for election or reelection as a Director:

–

the name, age, business address and residence address of the person;

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the principal occupation or employment of the person;

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the class and number of shares of KBR common stock that are beneficially owned by the person;

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all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

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such person’s written consent to serve as a director if elected;

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a description of all direct and indirect compensation and other material monetary or other arrangements between the stockholder and such person; and

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such person’s completed director’s and officer’s questionnaire and agreement not to enter into certain arrangements; and

•

as to the stockholder giving the notice:

–

the name and record address of the stockholder;

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the class and number of shares of KBR common stock that are beneficially owned by the stockholder;

–

a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the nomination;

–

any hedging or other transactions entered into with the effect or intent to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the stockholder with respect to KBR’s shares; and

–

a representation whether the stockholder intends to solicit proxies from the holders of at least the percentage of common stock required to elect the nominee.

The proposed nominee may be required to furnish other information as KBR may reasonably require to determine the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

QUALIFICATIONS OF DIRECTORS

Candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

•

personal characteristics:

–

highest personal and professional ethics, integrity and values;

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an inquiring and independent mind;

–

practical wisdom and mature judgment;

•

broad training and experience at the policy-making level in business, government, education or technology;

•

expertise that is useful to KBR and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;

•

willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;

•

commitment to serve on the Board for several years to develop knowledge about KBR’s principal operations;

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•

willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•

involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to KBR and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates, but KBR does not have a policy with regard to any particular aspect of diversity of its directors.

PROCESS FOR THE SELECTION OF NEW DIRECTORS

The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, KBR management, and stockholders. Each of the nominees for director at this meeting is an incumbent director recommended by the non-executive directors. The Committee may also retain an independent executive search firm to identify candidates for consideration. The Nominating and Corporate Governance Committee will also consider candidates nominated by the stockholders in accordance with our Bylaws. A stockholder who wishes to recommend a prospective candidate should notify KBR’s Secretary, as described in this proxy statement.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the non-executive Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

CODE OF ETHICS

KBR has adopted a “code of ethics,” as defined in Item 406(b) of Regulation S-K. KBR’s code of ethics, known as its Code of Business Conduct, applies to all directors, officers and employees of KBR, including, but not limited to, its principal executive officer, principal financial officer, principal accounting officer and controllers, and also applies to all employees of KBR and KBR’s agents. KBR has posted its Code of Business Conduct on its website, www.kbr.com. In addition, KBR intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct that relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K, including the requirements of Item 5.05 of Form 8-K, by posting such information on its website, www.kbr.com. The most recent revisions to the Code of Ethics were approved by the Board of Directors in February 2016.

CONTACT THE BOARD

To foster better communication with our stockholders, KBR has established a process for stockholders and other interested parties to communicate with the Audit Committee and the Board of Directors. The process has been approved by our Board and its Audit Committee and is designed to meet the requirements of the NYSE and the SEC. You may communicate with our Board of Directors or the non-executive directors via mail (Board of Directors c/o Director of Business Conduct, KBR, Inc., P.O. Box 3406, Houston, Texas 77253-3406), telephone (1-855-231-7512 (toll-free from the U.S. or Canada) or 1-503-619-1884 (calling collect from any other country)), or e-mail (fhoukbrbod@kbr.com). Information regarding these methods of communication is also on our website, www.kbr.com, under “Corporate Governance.”

Our Director of Business Conduct reviews all communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal controls, auditing matters or any other significant communications. Communications addressed to a named director are promptly sent to the director. Communications directed to the non-executive directors are promptly sent to the non-executive Chairman of the Board. A report summarizing the significant communications is sent to each director quarterly and copies of communications are available for review by any director, except that those designated for the non-executive directors are not available to executive directors. The process has been approved by both the Audit Committee and the Board, and is designed to meet the requirements of the NYSE and the SEC. Concerns may be reported anonymously or confidentially.

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Compensation Discussion and Analysis

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis provides a detailed description of our compensation philosophy, objectives, policies, and practices in place during 2015, and explains the factors considered by the Compensation Committee of our Board of Directors (our “Compensation Committee” or the “Committee”) in making compensation decisions during 2015. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers or “NEOs” for 2015, namely:

Name	Title
Stuart J. B. Bradie	President and Chief Executive Officer
Brian K. Ferraioli	Executive Vice President and Chief Financial Officer
Ivor J. Harrington	President E&C APAC
Farhan Mujib	Executive Vice President Commercial
Roy B. Oelking	President E&C Americas

These NEOs, together with the other members of our Senior Executive Management whose compensation is determined by our Compensation Committee and our Board of Directors, are referred to as our “Senior Executive Management.”

FINANCIAL AND PERFORMANCE HIGHLIGHTS

Transformational Year

2015 was a very challenging market for global hydrocarbons. As a result, it was challenging for our industry. Total shareholder return was on average negative for our TSR peer group. There were only three companies among the ten in our TSR peer group that had positive total shareholder return in 2015. KBR was one of those three companies.

2015 was a transformational year for us. Our rapid implementation of KBR’s transformation action-plan has led us to emerge as a stronger company. In December 2014, at the initiation of our newly-appointed CEO, we began implementation of our strategic plan for a major transformation of KBR. In 2015, we made significant progress on our strategic plan, as outlined below:

Strategic Initiatives	Status
• Exit non-strategic businesses
•

Completed two of three fixed-priced EPC Power projects; final project targeted completion
Q1 2017

•

Sold Building Group; pre-tax gain $28 million; cash proceeds $23 million

•

Sold U.S. Infrastructure business; pre-tax gain $7M; cash proceeds $18 million

•

Closed U.S. Minerals office

• Businesses under review	• Transferred U.S. Industrial Services Business to Brown & Root (B&R) JV • Transferred Canadian Pipe Fabrication/Module Assembly Business to EPIC JV
• Reduce costs by $200 million by Y/E 2016	• More than $165 million identified and actioned to-date
• Achieve Target Margins by Y/E 2016: • T&C (Low 20s) • E&C (High single digits) • GS (Low teens) – Excluding legacy legal costs	• T&C 2015: 23.8% • E&C 2015: 9.5% • GS 2015: 9.0% (excluding $18 million in legacy legal fees) (see GAAP reconciliation on page 69 of this proxy statement)
• Resolve outstanding disputes
•

U.S. Government audits through 2011 largely completed. Only $9 million in questioned costs out of approximately $46 billion audited remain open

•

LogCAP III tort cases – Sodium Dichromate cases dismissed on merits. Subject to appeal.

•

PEMEX – awaiting court decision

• Employ a balanced capital allocation policy
•

Returned $109 million to shareholders in 2015; $1.1 billion since January 2007

•

Paid a competitive yielding dividend

•

Purchased 21% of pipe fabrication business (BCP)

•

Acquired technology subsidiaries from Chematur (closed Jan 2016)

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Financial Highlights

As seen in our 2015 10-K, which was filed on February 26, 2016, our fiscal 2015 consolidated results reflect continued strength in our operational performance and progress towards achieving the strategic objectives outlined above. KBR’s transformation is well underway. Our efforts to implement the strategic objectives have translated into better than expected earnings per share in 2015. In addition, our one-year relative shareholder return has dramatically improved from 2014.

Performance Highlights

2015 was the first full year for our CEO at KBR. In 2015, Mr. Bradie’s performance exceeded our expectations. Not only was he instrumental in making significant progress against our strategic objectives, as noted above, his leadership has transformed KBR. Mr. Bradie has reorganized and refreshed our leadership team. His efforts to simplify and focus our Company on its strengths through divestiture of nonstrategic businesses, acquisitions of complementary businesses, aggressive cost control, and deploying a balanced capital allocation policy have better positioned KBR to be competitive in the future. Further, Mr. Bradie’s accomplishments in 2015 have helped KBR maintain a strong balance sheet, which provides KBR with the strength, optionality and ability to move quickly as opportunities arise. KBR has done this while still paying a competitive yielding dividend.

It is also Mr. Bradie’s efforts that have established a performance culture throughout our organization that is accountable and focuses on what is core to KBR’s growth. This performance culture, which begins with our CEO and is executed by our Senior Executive Management, has been responsible for our transformation.

Our CEO and Senior Executive Management have been instrumental in helping KBR win new contracts during the challenging year for our industry. Specifically, in June, KBR in a joint venture with Kvaerner signed a contract with Statoil for the complete delivery of platform topsides to the Johan Sverdrup field development. The agreement has an estimated total value for the Kvaerner-KBR partnership of approximately NOK 6.7 billion (which equalled approximately $850 million USD when it was announced). In addition, we won a large engineering, procurement and construction contract (EPC) with Yara International and BASF Group’s new joint production company to provide ammonia synthesis licensed technology and to build a world-scale ammonia plant. It is wins like these that are evidence of the efforts of our Senior Executive Management team.

Our commitment to safety is evidenced by the Zero Harm initiative that was launched company-wide and is aimed at continuously decreasing our recordable incident rates in an effort to become an industry safety leader. As our safety results show, our actions are working toward our goal of Zero Harm. Our total recordable incident rate dropped from .30 in 2014 to .21 in 2015.

Pay for Performance in 2015

We delivered on our transformation strategy in 2015. Appropriately, our Named Executive Officers received above target payouts under our 2015 Short-Term Incentive Plan that reflected their strong performance in delivering on the strategy outlined to our stockholders in December 2014. This strong performance is also reflected in KBR’s total shareholder return for 2015 that ranked 3rd out of 10 among our TSR peer group.

Our three-year total shareholder return from January 1, 2013, to December 31, 2015, trailed below the median of our TSR peer group and largely reflects performance prior to the strategy implementation announced in December 2014. Consequently, the long-term performance cash awards payable for the three-year period ending on December 31, 2015 earned zero, which represented 60% of our NEOs’ annual long-term incentive compensation opportunity when granted in 2013.

These results demonstrate a compensation program designed on the principles of “Pay for Performance” and fully aligned with our strong operating performance in 2015. Even though we believe our compensation program reflects pay for performance, our Compensation Committee exercised negative discretion to reduce the 2015 Short-Term Incentive Plan payouts for our NEOs below the achieved metrics (for a more detailed description of how the negative discretion was applied, see the section titled “Short-Term Incentives (Annual)” below).

Changes Made to NEOs’ 2015 Compensation

Based on prior year performance, peer-comparative data, and the recommendation of our CEO, our Compensation Committee approved zero 2015 base salary increases for all NEOs (except for a newly promoted NEO, Mr. Mujib). In addition, our Compensation Committee approved zero 2015 short-term incentive target increases and zero 2015 long-term incentive target increases for all NEOs, excluding the CEO and Mr. Mujib.

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Based on peer-comparative data for the CEO’s level of compensation, on his non-involvement (pre-hire) in the 2013 financial and operational challenges, and on our Board’s satisfaction with his personal engagement in formulating and leading KBR’s business transformation actions (our CEO’s performance is more fully described on page 27 of this proxy statement in the section titled “Performance Highlights”), our Compensation Committee and Board approved modest increases to our CEO’s short- and long-term incentive targets for 2015 but made no increase to his base salary. The CEO’s 2015 total target compensation was kept below the median total target compensation for our E&C Peer Group (our E&C Peer Group is described below in the section titled “E&C Peer Group”).

With respect to Mr. Mujib, based on peer comparative data, his promotion, and his leadership in planning and implementing our strategic plan, our Compensation Committee approved modest increases to Mr. Mujib’s short- and long-term incentive targets for 2015. Mr. Mujib’s total target compensation was kept below the median total target compensation for our E&C peer Group.

OVERVIEW OF EXECUTIVE COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES

Philosophy

Our Compensation Committee regularly reviews the elements of the individual compensation packages for our CEO and Senior Executive Management. Our Compensation Committee delegates to our CEO the duty to approve and administer the individual compensation packages for our other executives and employees, excluding our Senior Executive Management, subject to the Committee’s annual review of the delegation.

Our compensation plans are designed to achieve the following primary objectives:

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provide a clear and direct relationship between executive pay and Company (and Business, as applicable) performance, both on a short-and long-term basis;

•

emphasize operating and financial performance measures;

•

link executive pay to measures of stockholder value;

•

support our business strategies and management processes in order to motivate our executives; and

•

generally target base salary, short-term incentives, long-term incentives, and total compensation levels near the 50th percentile of the competitive market for good performance and above the 50th percentile of the competitive market for consistent, outstanding performance over time, but also consider other factors, including differences in our position responsibilities compared to our peers, experience, retention risk, and internal equity.

Our executive compensation program is regularly reviewed to ensure that the program’s components continue to align with the above objectives and that the program is administered in a manner consistent with established compensation policies.

Policies and Practices

Below is a summary of our compensation policies and practices in place during 2015 for our Named Executive Officers:

Clawbacks
•

If our Committee determines that a NEO (or any other employee) has been paid incentive compensation (both cash and equity) based on restated financial results, the Committee may seek recovery of any overpayments.

Stock Ownership Guidelines	• We require our NEOs to own a significant amount of stock to align their interests with our stockholders.
No Pledging	• No officers may pledge Company stock.
No Hedging	• No officers may hedge Company stock.
No Option Repricing	• We prohibit the repricing of KBR stock options.
Market Comparison
•

Base salary, short-term incentives, long-term incentives and total compensation levels are generally targeted near the median of peer companies for good performance, and above the 50th percentile of the competitive market for consistent, outstanding performance over time, but also consider other factors, including differences in our position responsibilities compared to our peers, experience, retention risk, and internal equity.

Performance-Based Compensation	• A majority of our NEOs’ compensation is performance-based compensation and is paid on the achievement of absolute and relative performance goals.
Double-Trigger
•

Severance and change-in-control agreements require a double-trigger change-in-control termination (i.e., the occurrence of both a change-in-control and a termination of employment within two years following the change-in-control event) in order for an executive to receive change-in-control benefits.

No Employment Agreements	• No employment agreements are provided.
No Tax Gross-Ups	• No excise tax gross-up agreements are provided.
No House Buyouts	• No house buyouts are provided to any NEOs.

We encourage you to read the following detailed discussion and analysis of our executive compensation program, including the tables that follow the Compensation Discussion and Analysis.

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Third-Party Consultants

Under its charter, our Compensation Committee is authorized to retain a compensation consultant and has the sole authority to approve the consultant’s fees and other retention terms. While our Compensation Committee believes that using third-party consultants is an efficient way to keep current regarding competitive compensation practices, our Compensation Committee does not accord undue weight to the advice of outside professional advisors, but instead makes changes in our compensation program in light of whether the program’s intended objectives are being achieved. In 2015, our Compensation Committee used the services of one compensation consulting firm, Meridian Compensation Partners, LLC (“Meridian”). Our Compensation Committee engaged and managed its relationship with the Meridian executive compensation consultants directly. In addition, Meridian reported directly to the Compensation Committee with respect to all executive compensation matters.

The nature and scope of Meridian’s engagement by the Compensation Committee included advising the Compensation Committee, as it needed, with respect to all executive compensation matters under the Compensation Committee’s purview. The material elements of the instructions or directions given to Meridian with respect to the performance of its duties to the Compensation Committee included engaging Meridian to provide the Compensation Committee with: (1) a 2015 proxy update; (2) a review of the peer groups used to assess the competitiveness of our executive compensation programs for the 2015-2016 compensation cycle; (3) regular updates of the valuation of our long-term performance cash awards; (4) a competitive market study of executive compensation for the Senior Executive Management; (5) regular updates on notable legislative and regulatory activities; (6) a review of the risk profile of the proposed long-term incentive performance metrics for 2016; (7) a review of the CEO’s 2016 executive compensation recommendations for our Senior Executive Management; (8) a review of the CEO’s compensation for 2016; and (9) a review of non-executive director compensation for 2016.

Outside of providing executive and director advisory services to our Compensation Committee, Meridian provided no other services to us or our affiliates. In May 2015, after the Compensation Committee reviewed the independence factors approved by the SEC for implementation by the NYSE in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) for compensation consultants and considered Meridian’s independence based on such factors, the Compensation Committee confirmed Meridian’s independence and approved the continued retention of Meridian.

E&C Peer Group

In the design and administration of our 2015 executive compensation programs for our Named Executive Officers, our Compensation Committee considered competitive market data from our Engineering and Construction (“E&C”) Peer Group. Our Compensation Committee also used its discretion and business judgment in determining overall compensation.

The E&C Peer Group is comprised of nine companies with primary operations in the engineering, construction, and services industry, against which we believe KBR most competes for employees and business. The compensation data for our E&C Peer Group was obtained from publicly available sources, including proxy statements and Form 4 and 8-K disclosures, and was not adjusted. The E&C Peer Group used for 2015 compensation decisions consisted of the companies in the table below, which includes revenue, asset, and market cap data relevant at the time these companies were relied upon for making the decisions on 2015 compensation.

Data in billions – as of 12/31/2014 (except as noted below)

Company	Revenues	Assets	Market Cap
AECOM Technology Corporation(1)	$8.357	$6.123	$3.264
Chicago Bridge & Iron Company N.V.	$12.975	$9.381	$4.526
EMCOR Group, Inc.	$6.425	$3.389	$2.917
Fluor Corporation	$21.532	$8.194	$9.472
Foster Wheeler AG(2)	$2.445	$2.521	$3.267
Jacobs Engineering Group Inc.(3)	$12.695	$8.243	$5.786
McDermott International, Inc.	$2.301	$3.444	$0.692
Quanta Services, Inc.	$7.851	$6.312	$6.032
URS Corporation(4)	$5.092	$8.655	$4.188
Median (including KBR)	$7.138	$6.218	$3.728
KBR, INC.	$6.366	$4.199	$2.459
(1)

AECOM Technology Corporation’s Revenue, Assets, and Market Cap are as of 9/30/2014, Fiscal Year End.

(2)

Foster Wheeler AG’s Revenue and Assets are as of 9/30/2014, not Fiscal Year End, but last reported quarter prior to its acquisition by AMEC plc (now Amec Foster Wheeler plc). Foster Wheeler AG’s Market Cap is as of 8/29/2014.

(3)

Jacobs Engineering Group Inc.’s Revenue is as of 9/26/2014; its Assets are as of 12/26/2014 and Market Cap is as of 12/31/2014, not Fiscal Year End, but last reported quarter.

(4)

URS Corporation’s Revenue and Assets are as of 7/4/2014, not Fiscal Year End, but last reported quarter prior to its acquisition by AECOM Technology Corporation. Market Cap is as of 8/29/2014.

In addition to publicly-available data for the E&C Peer Group, a supplemental group of companies was selected to provide additional data for assessing the competitiveness of our compensation programs for our Named Executive Officers. The Diversified Peer Group consisted of 20 companies that were participants in the Equilar Executive Compensation Survey (which was used by Meridian to analyze peer company compensation data that was not publicly available), crossing multiple manufacturing and operations-focused industries of similar size and scope as KBR. The companies were generally selected based on company revenue, size, complexity and performance, and the nature of their principal business operations with specific emphasis on engineering, heavy manufacturing, and industrial services. Special consideration was also given to companies based in Houston. The Compensation Committee believes the Diversified Peer Group appropriately represents both the local Houston and the broader market for key management and technical talent. The companies that comprised the Diversified Peer Group used for 2015 compensation decisions were: AECOM Technology Corporation; The Babcock & Wilcox Company; CH2M Hill Companies, Ltd.; Colfax Corporation; EMCOR Group, Inc.; Flowserve Corporation; Fluor Corporation; Granite Construction Inc.; Illinois Tool Works; Ingersoll-Rand, PLC.; Jacobs Engineering Group Inc.; Leidos Holdings Inc.; Newell Rubbermaid Inc.; Parsons Corp.; Rockwell Collins, Inc.; Terex Corporation; Tetra Tech, Inc.; Textron Inc.; Trinity Industries; and Waste Management, Inc.

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During 2015, our Compensation Committee asked Meridian to review the appropriateness of the E&C and Diversified Peer Groups used in the assessment of the competitiveness of our executive compensation programs. The review considered several factors relating to the companies in both our E&C and Diversified Peer Groups, including an analysis of certain financial metrics drawn from the Equilar Executive Compensation Survey (i.e., revenue, net assets, market capitalization, enterprise value, and number of employees), the business strategies of the peer group companies, the effects of corporate transactions, and the availability of market data. As a result of the review, effective for 2016 compensation decisions, our Compensation Committee maintained the same E&C Peer Group except for the following changes: (1) removed URS Corporation because it was acquired by AECOM Technology Corporation (2) removed Foster Wheeler AG because it was acquired by AMEC plc, and (3) added CH2M Hill Companies Ltd. In addition, our Compensation Committee made slight changes to our Diversified Peer Group. The changes to our Diversified Peer Group were made due to several peers not participating in the Equilar Executive Compensation Survey.

Role of Compensation Committee and CEO

During 2015, our CEO made recommendations to our Compensation Committee regarding the compensation and incentives for our Senior Executive Management other than himself. Our CEO also:

•

recommended performance measures, target goals and award schedules for short-term and long-term incentive awards, and reviewed performance goals for consistency with our projected business plan;

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reviewed competitive market data for Senior Executive Management positions; and

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developed specific recommendations regarding the amount and form of equity compensation to be awarded to our Senior Executive Management.

Based on the CEO’s recommendations and in concert with him, our Compensation Committee’s role is to annually review and approve the compensation and incentive awards for our Senior Executive Management.

Changes Made in 2015 to KBR’s Compensation Program

In 2015, our Compensation Committee determined to continue with our current compensation practices relatively unchanged except for: (1) revising the 2015 Short-Term Incentive Plan (Annual) to include metrics consistent with KBR’s strategic plan and (2) adding a second performance metric to our KBR Long-Term Performance Cash Awards so that awards granted in 2015 are based 50% on job income sold and 50% on relative total shareholder return over a three-year performance period, rather than based solely on total shareholder return. We decided to move job income sold from the annual incentive plan to our three-year performance awards because job income sold, we believe, is one of the most important gauges of our Company’s performance. Given the longevity of the projects we work on, the long-term job income sold metric will ensure that we are able to measure adjustments, both up and down, on projects over a three-year period. We maintained the mix of our long-term incentives with KBR Long-Term Performance Cash Awards still comprising a larger percentage (60%) of our NEOs’ target dollar value of long-term incentives than did restricted stock units and stock options (together, 40%). All of the changes made to our 2015 long-term incentives were made based on the Compensation Committee’s review of the competitiveness of KBR’s compensation program with our E&C Peer Group and a review of our strategic plan.

STOCKHOLDER ADVISORY VOTE ON COMPENSATION

We believe we have a well-designed executive compensation program. The most recent stockholder advisory proposal on executive compensation (“Say-on-Pay Proposal”) was presented to our stockholders during the Company’s annual meeting of stockholders on May 14, 2015. At that 2015 annual meeting, approximately 79% of the votes cast (in person and by proxy) on the Say-on-Pay Proposal were voted in favor of the proposal.

Our Compensation Committee considered the results to be an affirmation of the stockholders’ support of our compensation policies and decisions. Our Company maintains a regular dialogue with our stockholders on a broad range of topics, including governance and executive compensation, and we will continue to consider the outcome of our Say-on-Pay Proposal when determining future compensation policies and decisions for our NEOs.

SUMMARY OF 2015 COMPENSATION TO NAMED EXECUTIVE OFFICERS

2015 Target Base Salary, Short- and Long-Term Incentives

The table below reflects target annual compensation and is not intended to replace the more detailed information provided in the Summary Compensation Table. The target dollar amounts for restricted stock units and stock options are rounded to the next whole share upon grant, as reflected in the Summary Compensation Table. Note: Mr. Mujib’s 2015 base salary and short-term incentive were paid in British Pounds. The amounts in the table below for 2015 base salary and target 2015 short-term incentive reflect the U.S. Dollar amounts, which were converted from British Pounds. The conversion rate for Mr. Mujib’s base salary was 1.55, which reflected the rate reported by Bloomberg on January 1, 2015, when base salary was set. The conversion rate for Mr. Mujib’s short-term incentive was 1.3917 as reported by Bloomberg on February 29, 2016, which was the date paid. Mr. Mujib’s 2015 base salary in British Pounds was £354,747, and his target 2015 short-term incentive was £319,272.

	2015 Base Salary	Target 2015 Short-Term Incentive	Target 2015 Long-Term Performance Incentives			Total Amount
			Restricted Stock Units Dollar Amount	Stock Options Dollar Amount	Performance Cash Award Dollar Amount
Mr. Bradie	$1,000,000	$1,100,000	$1,125,000	$675,000	$2,700,000	$6,600,000
Mr. Ferraioli	$650,000	$585,000	$350,000	$210,000	$840,000	$2,635,000
Mr. Harrington	$630,000	$567,000	$375,000	$225,000	$900,000	$2,697,000
Mr. Mujib	$550,000	$444,331	$350,000	$210,000	$840,000	$2,394,331
Mr. Oelking	$630,000	$567,000	$375,000	$225,000	$900,000	$2,697,000

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Performance-Based Compensation

A significant portion of our NEOs’ target annual compensation in 2015 was performance-based compensation. The following circle charts show the percentage of our CEO’s and other NEOs’ 2015 total target annual compensation that is performance-based compensation and the percentage that is not performance-based compensation. The circle charts reflect target annual compensation, except where actual is noted, and are not intended to replace the more detailed information provided in the Summary Compensation Table.

ELEMENTS OF COMPENSATION

Our executive compensation program has been designed to ensure that KBR is able to attract and retain ideal executives for applicable positions and that its compensation plans support KBR’s strategies, focus efforts, help achieve business success, and align with KBR’s stockholders’ interests. There is no pre-established formula for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, each year our Compensation Committee determines, at its discretion and business judgment, the appropriate level and mix of short-term and long-term incentive compensation for our Senior Executive Management to reward near-term superior performance and to encourage commitment to our long-range strategic business goals. To determine the appropriate combination of elements, we consider our philosophy to condition the majority of Named Executive Officer compensation on Company performance.

As illustrated in the below charts, our 2015 executive compensation program consisted of the following core elements (at target): base salary, short-term incentives (annual), and long-term incentives. The circle charts are not intended to replace the more detailed information provided in the Summary Compensation Table.

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In addition to the core elements outlined above, our 2015 executive compensation program included the following supplemental benefits: supplemental retirement, severance and change-in-control protection, and other generally available benefits, which are not reflected in the circle charts. Each element of our executive compensation program is described below.

A. BASE SALARY

We pay our Senior Executive Management base salaries to support our market-competitiveness with respect to annual pay for the skills and experience necessary to meet the requirements of the executive’s role. To determine base salary for our Senior Executive Management, our Compensation Committee relied primarily on (1) market data for comparable positions within the E&C Peer Group, (2) individual performance, and (3) internal pay equity. In addition to considering market comparisons in making salary decisions, our Compensation Committee exercised discretion and judgment based on the following factors:

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level of responsibility;

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experience in current role and equitable compensation relationships among our executives;

•

performance and leadership; and

•

external factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor, and the factors are considered by our Compensation Committee in its discretion. Salary reviews are conducted annually in which individual performance is evaluated; however, individual salaries are not necessarily adjusted each year. Our Compensation Committee generally established base salaries at competitive levels, primarily using the median pay levels of comparable positions in the E&C Peer Group as reference points.

Based on these factors (and, in the case of Named Executive Officers other than Mr. Bradie, Mr. Bradie’s recommendations,) our Compensation Committee approved the following new base salaries for our Named Executive Officers, effective January 1, 2015:

Name	Increase (% of 2014 Base Salary)	2015 Base Salary	Basis for Decision
Mr. Bradie	$0 (0%)	$1,000,000	E&C Peer Group data.
Mr. Ferraioli	$0 (0%)	$650,000	E&C Peer Group data and internal equity.
Mr. Harrington	$0 (0%)	$630,000	E&C Peer Group data and internal equity.
Mr. Mujib	$50,000 (10%)	$550,000	E&C Peer Group data and promotion.
Mr. Oelking	$0 (0%)	$630,000	E&C Peer Group data and internal equity.

Mr. Mujib’s raise reflected his promotion to Executive Vice President, Commercial. In this new role, Mr. Mujib became responsible for commercial rigor and risk management across the entire Company on major pursuits, projects, and transactions. His new role is key to our transformation and the success of KBR. Previously, Mr. Mujib was Executive Vice President of Operations.

B. SHORT-TERM INCENTIVES (ANNUAL)

Our Compensation Committee established the KBR Senior Executive Performance Pay Plan (the “Performance Pay Plan”) to reward Senior Executive Management for improving financial results for stockholders of KBR and to provide a means to connect cash compensation directly to KBR’s short-term performance. The Performance Pay Plan is a performance program under the stockholder-approved KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “KBR Stock and Incentive Plan”). We provide for short-term incentives in order to motivate and reward achievement of, and performance in excess of, KBR’s annual goals.

In December 2014, our Compensation Committee met to determine the 2015 target award percentages of base salary for our Named Executive Officers under the Performance Pay Plan. The target award percentages of base salary among our Named Executive Officers were generally set to be consistent with the median target awards of similar positions within our E&C Peer Group as provided below. The short-term incentive award opportunities were based on a percentage of base salary assuming attainment of specified threshold, target, and maximum performance levels, which were, respectively: (i) for Mr. Bradie, 27.5%, 110%, and 220% and (ii) for Messrs. Ferraioli, Harrington, Mujib, and Oelking, 22.5%, 90%, and 180%.

Name	Increase to Target Short-Term Award % of Base Salary	2015 Target Short-Term Award % of Base Salary	Basis for Decision
Mr. Bradie	10%	110%	E&C Peer Group data and performance (see rationale in “Changes Made to NEOs’ 2015 Compensation” on page 27).
Mr. Ferraioli	0%	90%	E&C Peer Group data and internal equity.
Mr. Harrington	0%	90%	E&C Peer Group data and internal equity.
Mr. Mujib	10%	90%	E&C Peer Group data, promotion, and internal equity (see rationale in “Changes Made to NEOs’ 2015 Compensation” on page 27).
Mr. Oelking	0%	90%	E&C Peer Group data and internal equity.

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Fiscal year 2015 was the first full year after Mr. Bradie’s arrival at KBR in June 2014 and after the initiation of our strategic plan in December 2014. The metrics below reflect the new vision and strategy of our Company. The metrics were revised from our 2014 short-term incentive plan to focus our Senior Executive Management on the key measures of success in connection with the execution of our strategic plan. In addition, our Compensation Committee took measures to ensure that targets remained challenging and competitive. Our Compensation Committee adopted the following performance metrics (and weightings) for our Named Executive Officers:

Performance Metric	Weighting	Rationale
KBR Corporate Controllable Gross Cost Overhead (“OH”) OH measures total overhead. Also, this acts as a requirement to receive any payout with respect to the “Strategic Initiatives.”	45%

Lowering overhead through efficiencies and innovation is essential for our businesses. Not only does it increase profitability, but it allows us to be more competitive and successful in winning new contracts and maintaining existing ones. Target is 50% of the two-year, pre-established cost reduction measure that was noted in our strategy to investors in December 2014. A 45% weighting on OH was intended to drive our strategy of transforming KBR into a more cost effective business that will position us well for project awards. OH is a transparent metric and also includes the effects of labor chargeability to projects. Once Target OH is met, the amount paid can be reduced depending on the NEO’s individual performance.

KBR Earnings Per Share (“EPS”) Measures net income divided by the weighted average number of fully diluted Company shares outstanding.	25%

This metric helps to align our Senior Executive Management with the interests of our stockholders because strong EPS generally increases the value of our stock. EPS was set at a challenging level given the difficult energy market. Buybacks are considered in reviewing EPS achievement. EPS was adjusted for the share repurchase activity to provide for an accurate comparison against the pre-established target.

KBR Operating Cash Flow (“OCF”) KBR OCF measures the amount of cash generated by KBR’s operations.	20%

KBR’s OCF Target is based on its 2015 budgeted Cash Flow from Operations. This metric was aligned with our strategic transformation plan. This metric was established to ensure that our Senior Executive Management focuses on generating cash flow. Threshold is Target minus 25%, and Maximum is Target plus 25%.

KBR Consolidated Safety Safety measures the total recordable incident rate (“TRIR”), which is calculated as the number of recordable incidents for every 200,000 work-hours.	5%

This historic metric measures the safety of all Company employees and affiliates. Safety incentives also help reduce costs for the Company. KBR’s 2015 Consolidated Safety Target is approximately a 20% improvement over the 2014 actual rate. Threshold is Target minus approximately 10%, and Maximum is Target plus approximately 10%.

Completed Safe Tours Safe Tours measures the number of safe tours completed by KBR leadership.	5%

This is intended to be a forward-looking metric to promote the safety of all Company employees and affiliates. Safety incentives also help reduce costs for the Company. KBR’s 2015 Completed Safe Tours target number was derived from the goal to have at least one safe tour per week (excluding two weeks for vacation). Threshold is Target minus 10%, and Maximum is Target plus 10%. A SAFE Tour is a project or site visit by a member of our Senior Executive Management team where the member must ensure implementation of KBR’s Zero Harm 24/7 initiative. The objective of the SAFE Tour is to exhibit visible leadership and commitment to health, safety, security and environment from the highest level of our Company. It requires a significant commitment from each of our Senior Executive Management.

We believe the above metrics are the most important measures to drive KBR’s growth and to increase our stockholder’s value. We believe OH reduction is especially important in a challenging market because of the need to manage our non-chargeable time.

OH reduction was achieved by both Company cost savings initiatives and improved chargeability to projects. OH includes the effect of labor cost absorption. Labor cost absorption is a risk in a challenging market that directly affects overhead savings. If we do not win the projected projects / contracts in which we can allocate our labor costs, our OH can increase. Accordingly, this metric is transparent and includes both increases and decreases to OH. OH cost savings initiatives included, among other reductions, reducing travel, decreasing our real estate footprint, divesting non-strategic businesses, entering into strategic alliances, and managing our labor cost absorption.

KBR income, which was a metric in our 2014 Performance Pay Plan, was not included as a metric in the 2015 Performance Pay Plan because our new CEO believed that EPS already measured earnings, and he wanted to focus attention on OH reduction given our need to implement our transformation plan (see the section titled “Transformational Year” on page 26 of this proxy statement).

Target Award Level

When establishing target levels for the incentive reward schedule for 2015, the Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. Generally, award target levels reflect the objectives set by our Compensation Committee and are generally intended to approximate the 50th percentile of our E&C Peer Group (using the Diversified Peer Group data for additional input) for good performance and above the 50th percentile for consistent, outstanding performance, but our Compensation Committee also considers other factors as noted earlier in this Compensation Discussion and Analysis. At the time the target levels are established, the outcome is intended to be substantially uncertain but achievable, and to require better than expected performance from our executives. Our Compensation Committee adopted target levels for its annual incentive reward schedule that maintained the same rigor as the performance targets from the prior year, especially in light of the challenging hydrocarbons market.

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Our Compensation Committee established the target award levels below, with actual results and payouts certified in February 2016.

2015 SHORT-TERM INCENTIVES TABLE

Weight	Measure	Threshold for Strategic Initiatives Funding	Actual Result	Payout
45%	OH Reduction (Strategic Initiatives)	The maximum available percentage payout for OH Reduction is two times the weighting if ≥ $100MM of overhead is reduced. The final payout is subject to the individual rating for Strategic Initiatives as noted below. If at least $100MM is not achieved, payout for the Strategic Initiatives will be zero.	$165MM	90%
Weight	Measure	Threshold	Target	Maximum	Actual Result	Payout
25%	KBR EPS	$.75	$1.00	$1.20	$1.40	50%
20%	KBR OCF	$(213MM)	$(170MM)	$(128MM)	$47MM	40%
5%	Consolidated Safety (TRIR)	.26	.24	.22	.21	10%
5%	Safe Tours Completed	45	50	55	71	10%
						200%
The Compensation Committee reduced payouts for both safety metrics (TRIR and Safe Tours) and for the strategic initiatives, as noted below.						Final Payout, see below.

Exercise of Negative Discretion for Safety Measures

In 2015, we exceeded our maximum goal under both safety metrics, TRIR and Safe Tours Completed. Despite our strong safety results, the Compensation Committee exercised negative discretion to reduce payouts for both safety metrics by 50% each because of a fatality in 2015. The Compensation Committee applied this 50% reduction to every KBR employee in the Performance Pay Plan. This demonstrates the importance of safety to KBR.

OH Reduction (Strategic Initiatives)

The OH Reduction metric provides the funding under which the Strategic Initiatives can be paid. The metric is based on a single performance threshold, which requires a reduction of at least $100 million in corporate controllable gross cost overhead. If overhead is not reduced by at least $100 million, then the NEOs will not receive any payouts under the Strategic Initiatives component of the Performance Pay Plan.

The OH Reduction metric is intended to incentivize the NEOs to drive OH reductions consistent with KBR’s strategic plan. The OH Reduction metric is also intended to allow for full tax deductibility of the payouts related to our NEOs’ strategic initiatives. The strategic initiatives are intended to be sub-performance metrics that are subject to satisfying the OH Reduction performance metric. The Compensation Committee awarded NEOs a reduced percentage of the OH Reduction metric payout that was achieved above, which was 90%, based on their individual performance against their strategic initiatives as reflected below. However, in no event may the rating for strategic initiatives exceed the actual achieved percentage payout of 90%.

OH Reduction is a transparent metric that also includes the effects of labor chargeability on projects that we expect to have or win during the year. Specifically, we forecast that the majority of our employees will be working (and chargeable) on projects that we expect to have during the year and will not be part of our overhead. If for some reason we do not have the projects or win the work that we expected to win, those employees will no longer be chargeable to a project and will consequently raise our overhead. These can be key employees that we need to retain to have them available when we do move forward on a project. In the difficult hydrocarbons market, where many clients have reduced their capital expenditures, the management of this varying cost is a key part of our Senior Executive Management’s objectives.

STI Payout for the CEO

The CEO’s performance against his strategic initiatives earned him the following payout:

CEO and Target	Maximum STI Payout per Actual Metrics Results	Negative Discretion for Safety	Rating for Strategic Initiatives out of 90% Available As Noted Above	Total Payout
Mr. Bradie Target 110%	$2,200,000 200% of target	$(110,000) (-10%)	70% (-20%)	$1,870,000 170% of target

The CEO’s strategic initiatives included delivering on the preset initiatives of our strategy (see the section titled “Transformational Year” on page 26 of this proxy statement) and his performance in general (see the section titled “Performance Highlights” on page 27 of this proxy statement). In addition, the CEO accomplished the following pre-established goals: (1) earned EBITDA greater than $300 million ($334.7 million); (2) achieved greater than 15% reduction in injury/illness (30% reduction); (3) resolved a significant number of ongoing commercial/legal disputes to KBR’s advantage; and (4) managed talent by implementing a new succession plan, finalizing the reorganization of our Senior Executive Management, and achieving retention of our Senior Executive Management. Since joining KBR in June 2014, Mr. Bradie was faced with many challenges. Not only did he address operational difficulties that were discovered shortly before he joined KBR and therefore were unrelated to his tenure, Mr. Bradie transformed KBR in the middle of one of the toughest global hydrocarbons markets KBR has endured as an independent public company. 2015 was also a year in which many of our current and potential hydrocarbons customers limited their capital expenditures. Confronted with these challenges, Mr. Bradie transformed KBR ahead of schedule and was able to exceed our EPS guidance in 2015.

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STI Payout for the NEOs

In addition, the NEOs (excluding the CEO) delivered results against their strategic initiatives that earned them the following payouts:

NEO and Target	Maximum STI Payout per Actual Metric Results	Negative Discretion for Safety	Rating for Strategic Initiatives out of 90% Available As Noted Above	Total Payout
Mr. Ferraioli Target 90%	$1,170,000 200% of target	$(58,500) (-10%)	43.20% (-46.80%)	$837,720 143.2% of target
Mr. Harrington Target 90%	$1,134,000 200% of target	$(56,700) (-10%)	29.70% (-60.30%)	$735,399 129.7% of target
Mr. Mujib Target 90%	$888,662 200% of target	$(44,433) (-10%)	50.40% (-39.60%)	$668,274 150.4% of target
Mr. Oelking Target 90%	$1,134,000 200% of target	$(56,700) (-10%)	38.25% (-51.75%)	$783,878 138.3% of target

The NEO’s strategic initiatives included implementing the strategy of the Company, managing and looking for opportunities to reduce their controllable overhead, ensuring robust succession planning is in place and progressing, and demonstrating leadership by promoting ONE KBR throughout the organization. Other than Mr. Mujib, all of the NEOs listed in the table above were awarded less than target (45% out of 90%) for their strategic initiatives. Mr. Mujib received an above-target rating for his strategic initiatives because he took on a new role for KBR and performed well. He was also instrumental in leading the implementation of our strategic plan. Note: Mr. Mujib’s amounts are payable in British Pounds and have been converted to U.S. Dollars at the exchange rate when paid, which was 1.3917 as reported by Bloomberg on February 29, 2016. Mr. Mujib’s total STI payout in British Pounds was £480,186. Mr. Ferraioli received his rating because he was instrumental in reducing costs well below the strategic target, and he exceeded his goals for outsourcing. He was also instrumental in helping to communicate our strategy to our stockholders. Mr. Oelking received his rating because of his success in leading the formation of Brown & Root Industrial Services and his proactive involvement in the performance turnaround in the module fabrication in Canada.

C. LONG-TERM PERFORMANCE INCENTIVES

Under the KBR Stock and Incentive Plan, our Compensation Committee made the following grants to our Named Executive Officers in 2015: (1) KBR Long-Term Performance Cash Awards, (2) KBR Restricted Stock Units, and (3) KBR Stock Options. A description of the KBR Stock and Incentive Plan, the methodology used by our Compensation Committee to determine the mix of awards to grant, and the KBR Long-Term Performance Cash Awards, KBR Restricted Stock Units, and KBR Stock Options granted under the KBR Stock Incentive Plan are provided below.

Our internal stock award process is designed and administered to provide equity award grant dates that are prospective and not retrospective, or back-dated. Stock awards approved by our Compensation Committee are generally effective on the date of the meeting at which the approval occurs. Stock option grants approved by our Compensation Committee are never issued with an exercise price below the fair market value of our common stock on the date of grant.

KBR Stock and Incentive Plan

We use long-term performance incentives to achieve the following objectives:

•

reward consistent achievement of value creation and operating performance goals;

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align management’s interests with stockholders’ interests; and

•

encourage long-term perspectives and commitment.

Long-term incentives represent the largest component of total executive compensation opportunity for our executives. We believe this is appropriate given our belief that executive pay should be closely tied to stockholders’ interests.

The KBR Stock and Incentive Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock/units, performance shares/units, stock appreciation rights, and stock value equivalents, also known as phantom stock. The KBR Stock and Incentive Plan allows the Compensation Committee the discretion to select from among these types of awards to establish individual long-term incentive awards. Our Compensation Committee met in December 2014 to review the amount of shares available under the KBR Stock and Incentive Plan for future stock-based awards and to review the CEO’s recommendations on the value of the long-term incentive awards to our Senior Executive Management. In addition, the Committee met in February 2015 to review and approve the amount and appropriate mix of long-term incentive awards to be granted to our Named Executive Officers.

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For purposes of establishing the target dollar value of the long-term incentive awards, our Compensation Committee engaged Meridian to review our Named Executive Officers’ long-term incentive compensation. In February 2015, the Compensation Committee elected not to increase the long-term incentive target dollar values of our Named Executive Officers, except for Messrs. Bradie and Mujib, as described below:

Name	Increase (% of Target 2014 Long-Term Incentive Award)	2015 Long-Term Incentive Target Dollar Value of Award	Basis for Decision
Mr. Bradie	$500,000 (12.5%)	$4,500,000	E&C Peer Group data and in connection with his strong performance (see rationale in “Changes Made to NEOs’ 2015 Compensation” on page 27).
Mr. Ferraioli	$0 (0%)	$1,400,000	E&C Peer Group data and internal equity.
Mr. Harrington	$0 (0%)	$1,500,000	E&C Peer Group data and internal equity.
Mr. Mujib	$300,000 (27%)	$1,400,000	E&C Peer Group data, internal equity, and promotion (see rationale in “Changes Made to NEOs’ 2015 Compensation” on page 27).
Mr. Oelking	$0 (0%)	$1,500,000	E&C Peer Group data and internal equity.

Using the long-term incentive target dollar value of award for each Named Executive Officer listed above, our Compensation Committee granted our Named Executive Officers a mixture of 60% performance cash awards (based on target value), 25% restricted stock units, and 15% stock options under the KBR Stock and Incentive Plan. The Committee concluded that this mix of performance cash awards, restricted stock units, and stock options was consistent with the Company’s pay for performance objectives. Specifically, the stock options and 50% of the performance cash awards are directly tied to our stock price performance and, therefore, directly to stockholder value, and restricted stock units provide a significant incentive for our Named Executive Officers to remain with the Company. The other 50% of the performance cash awards focus executives to improve long-term job income sold. Our Compensation Committee reviewed the mix of equity awards of our E&C Peer Group and Diversified Peer Group. Our Compensation Committee awarded a much higher percentage of performance cash awards (60%) than either of our peer groups because our Compensation Committee believes that emphasizing job income sold and sustained total shareholder return is more likely to increase sustained stockholder value. Our Compensation Committee decided in favor of granting stock options in addition to restricted stock units under the KBR Stock and Incentive Plan because stock option value is directly tied to our stock appreciation.

KBR Long-Term Performance Cash Awards

The KBR Long-Term Performance Cash Awards are long-term incentive awards designed to provide selected executives with specified incentive opportunities contingent on the level of achievement of a pre-established corporate performance objective. When establishing target levels of corporate performance, our Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. At the time the target levels were established, the outcome was intended to be substantially uncertain, but achievable. The KBR Long-Term Performance Cash Awards may only be paid in cash, which minimizes stockholder dilution.

The 2015 KBR Long-Term Performance Cash Awards were granted to our Named Executive Officers in February 2015. Each KBR Long-Term Performance Cash Award has a target value of $1.00. For the 2015 KBR Long-Term Performance Cash Awards, the Compensation Committee reduced the weighting of the total shareholder return (“TSR”) performance measure from 100% to 50% and added job income sold (“JIS”) as a second performance measure, also weighted 50%. JIS was moved from the short-term annual Performance Pay Plan because our CEO believed it was more appropriate to measure JIS over a longer, three-year period given the long-term nature of our projects and the operational problems we experienced before our CEO’s tenure. The long-term tracking of JIS ensures that contract amendments and scope adjustments (both increases and decreases) are captured. TSR and JIS is measured over a three-year performance period beginning January 1, 2015, and ending December 31, 2017, as indicated below:

The Compensation Committee determined the number of KBR Long-Term Performance Cash Awards for each Named Executive Officer by multiplying the total long-term incentive target value by 60% and dividing the product by $1.00 (the target value of each KBR Long-Term Performance Cash Award). The Compensation Committee established the amount of the total long-term incentive value as described above in the section titled “KBR Stock and Incentive Plan.” Our Compensation Committee decided to use $1.00 as the target value for each KBR Long-Term Performance Cash Award for the purpose of administering and communicating the award to participants. In addition, the use of $1.00 as a target value for each KBR Long-Term Performance Cash Award is a means of expressing the value of each award since the number of KBR Long-Term

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Performance Cash Awards were granted based on the total target value of long-term incentive awards. The actual value of a KBR Long-Term Performance Cash Award may increase to a maximum of 200% of $1.00, or $2.00, or decrease to below threshold to 0% of $1.00, or $0.00. The value of KBR Long-Term Performance Cash Awards for performance between threshold and target or target and maximum will be calculated using linear interpolation. A 3-year performance award cycle was adopted because of the ability to provide for retention.

TSR is measured based on a sustained approach rather than a cumulative (point to point) approach. The Compensation Committee believes that the cumulative approach to measure TSR did not discern sustained performance over the three-year performance period. To measure sustained performance, each peer group company’s TSR is calculated every quarter during the three-year performance period, and KBR’s average quarterly indexed TSR is ranked relative to the average quarterly indexed TSR of KBR’s peers. The average TSR for a company for the three-year performance period is the sum of the TSRs of the company measured at the end of each calendar quarter during the three-year performance period, divided by 12. The Compensation Committee believes that the sustained approach is better because it does not overemphasize a single ending point, but rather considers how investors may fare at different points over the entire three-year performance period.

Our 2015 TSR peer group includes: AECOM Technology Corporation, Chicago Bridge & Iron Company N.V., Chiyoda Corporation, EMCOR Group, Inc., Fluor Corporation, Jacobs Engineering Group Inc., McDermott International, Inc., Quanta Services, Inc., and Technip. This is unchanged from the 2014 TSR peer group, except that the 2015 TSR Peer Group does not include URS Corporation because AECOM acquired it in October 2014.

The 2015 TSR peer group is slightly different than our E&C Peer Group used for market comparison of the compensation of our Named Executive Officers, as described above under the section titled “E&C Peer Group.” In our E&C Peer Group, we excluded two foreign companies used for our TSR percentage, Chiyoda Corporation and Technip, due to difficulties in determining compensation data for foreign companies.

The TSR percentage is calculated by subtracting KBR’s TSR ranking as compared to the peer group from the total number of companies in the peer group, including KBR, dividing the difference by the number of companies in the peer group excluding KBR, and multiplying the quotient by 100%. Assuming a peer group of 10 companies (including KBR), the TSR rankings and corresponding payout percentages are shown in the table that follows.

2015 PERFORMANCE CASH AWARD

Performance Level	TSR Ranking	Percentile*	Payout
Maximum	1	100.0%	200.0%
	2	88.9%	197.3%
	3	77.8%	169.5%
	4	66.7%	141.8%
Target	5	55.6%	114.0%
	6	44.4%	86.0%
	7	33.3%	58.3%
Threshold	8	22.2%	30.5%
	9	11.1%	0.0%
	10	0.0%	0.0%

After the end of each performance award cycle, our Compensation Committee will determine the extent to which the performance goal has been achieved, and the amount of the performance award attributable to the TSR performance measure will be computed for each selected executive in accordance with the table above. For results between Threshold and Target and Target and Maximum, the Performance Percentage earned is determined by linear interpolation between the two applicable standards based on the results achieved for the TSR performance measure.

The remaining 50% of the KBR Long-Term Performance Cash Awards will be determined based on JIS over the same 3-year performance period. JIS is the Company’s and its consolidated subsidiaries job income from (i) new projects awarded and (ii) earnings growth from contract amendments (increases or decreases), or scope adjustments (increases or decreases) to existing projects. JIS is calculated as the average of the achievement levels of the JIS performance metric for each year during the three-year performance period. For 2015, Target JIS was $365MM, Maximum JIS was 133 1/3% of Target, and Threshold JIS was 66 2/3% of Target. Like the TSR portion of the 2015 KBR Long-Term Performance Cash Awards, achievement of Threshold pays out at 25%, Target at 100%, and Maximum at 200%, all weighted 50%. This metric differs from the JIS metric we used in our short-term incentive plan in 2014 because it excludes JIS from (1) mega projects (individual projects having a value greater than or equal to $500MM in gross revenue) and (2) nonstrategic businesses that we noted to our stockholders we would exit as part of our strategic plan. The Compensation Committee excluded mega projects to demonstrate transparency of the performance of the underlying business in a challenging market. For the second and third years in the JIS performance period, the Compensation Committee will set the JIS Target to ensure that it remains rigorous. The Compensation Committee decided to establish the JIS Target one year at a time due to the inability to forecast JIS beyond one year in the challenging hydrocarbons market. No award will be paid for JIS under the KBR Long-Term Performance Cash Awards until after the end of the three-year performance period when the average JIS earned will be calculated using the average JIS percentage achieved during each year in the three-year performance period.

In February 2016, our Compensation Committee certified the results for the KBR Long-Term Performance Cash Awards that were granted in March 2013, which were based solely on a TSR performance measure. The following table is a summary of the 2013 KBR Long-Term Performance Cash Awards for the January 1, 2013, to December 31, 2015, performance period and amounts actually paid for each of our Named Executive Officers, which were $0. Messrs. Bradie and Ferraioli did not participate because they were not employees of the Company when the 2013 KBR Long-Term Performance Cash Awards were granted.

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PAYOUT TABLE FOR 2013-2015 KBR LONG-TERM PERFORMANCE CASH AWARD PERIOD

Named Executive Officer	2013 Long-Term Incentive Payout			Total Shareholder Return
	Target ($)	Max ($)	Actual ($)	Target (%)	Max (%)	Actual (% rank)
Ivor J. Harrington	690,000	1,380,000	0	50th	100th	22.2
Farhan Mujib	450,000	900,000	0	50th	100th	22.2
Roy B. Oelking	780,000	1,560,000	0	50th	100th	22.2

For the 2013 KBR Long-Term Performance Cash Awards, a TSR ranking below the 25th percentile results in zero payout, a ranking in the target 50th percentile results in target payout, and a ranking in the maximum 100th percentile results in a maximum payout. Therefore, the ranking of 22.2 percentile resulted in no payout as the ranking was below threshold for TSR. Each of the Named Executive Officer’s 2013 KBR Long-Term Performance Cash Award was 0% of the combined target payout shown in the table.

As can be seen by the results of the KBR Long-Term Performance Cash Awards granted in 2013, the KBR Long-Term Performance Cash Awards accomplished the goals that they were designed to promote, sustained alignment with the interests of our stockholders.

KBR Restricted Stock Units

During 2015, our Compensation Committee granted our Named Executive Officers restricted stock units that are subject to a three-year graded vesting schedule, based on service with the Company. In addition, dividend equivalents are paid on restricted stock units at the same time dividends are paid to common stockholders. The Compensation Committee determined the number of restricted stock units for each Named Executive Officer by multiplying the total long-term incentive target value by 25% and dividing the product by the closing price of our common stock on the date of grant. The Compensation Committee established the amount of the total long-term incentive value as described above in the section titled “KBR Stock and Incentive Plan.” The Compensation Committee selected a three-year vesting schedule to facilitate retention and provide incentives to enhance long-term value. The three-year schedule meets the minimum vesting period generally mandated in the KBR Stock and Incentive Plan (other than with respect to a small, limited number of awards) for grants of restricted stock units.

KBR Stock Options

During 2015, our Compensation Committee granted our Named Executive Officers nonqualified stock options that are subject to a three-year graded vesting schedule, based on service with the Company. The KBR Stock and Incentive Plan has no minimum vesting period mandated for stock options; however, the Compensation Committee imposed a three-year vesting period consistent with past practice. The exercise price of our nonqualified stock options is equal to the closing price of our common stock on the grant date. The Compensation Committee determined the number of nonqualified stock options for each Named Executive Officer by multiplying the total long-term incentive target value by 15% and dividing the product by the Black Scholes’ value of the nonqualified stock option on the date of grant. The Compensation Committee established the amount of the total long-term incentive value as described above in the section titled “KBR Stock and Incentive Plan.”

OTHER COMPENSATION ELEMENTS

NONQUALIFIED DEFERRED COMPENSATION

We maintain the following active nonqualified deferred compensation plans in which one or more of our Named Executive Officers participate: (1) KBR Elective Deferral Plan and (2) KBR Benefit Restoration Plan. Our Compensation Committee approved these plans in April 2007 in order to provide a continuation of benefits to our employees who were entitled to such benefits under our prior parent’s nonqualified plans. Both of these plans are available to all KBR employees who meet the limits imposed by the Internal Revenue Code or the Employee Retirement Income Security Act. Our Compensation Committee continues to maintain these plans because they are offered by many of the companies in our E&C Peer Group.

KBR Elective Deferral Plan

Our Named Executive Officers may participate in the KBR Elective Deferral Plan, a nonqualified deferred compensation plan, to meet their retirement and other future income needs. No Company contributions are made to fund deferrals to the KBR Elective Deferral Plan. Deferrals are entirely employee funded. Benefits under this plan are payable upon a termination of employment (or a specified future date).

KBR Benefit Restoration Plan

Our Named Executive Officers may participate in the KBR Benefit Restoration Plan, a nonqualified plan that provides a vehicle to restore qualified plan benefits that are reduced because of limitations imposed under the Internal Revenue Code or due to participation in other Company sponsored plans. Benefits under this plan are payable upon a termination of employment.

KBR Supplemental Executive Retirement Plan

(Frozen Effective January 1, 2012)

The KBR Supplemental Executive Retirement Plan (the “SERP”) was established to provide competitive retirement benefits (based on a review of our E&C Peer Group and Diversified Peer Group data) to selected executives of KBR. Beginning in 2012 our Compensation Committee froze future SERP contributions to simplify our compensation program and to be consistent with our E&C Peer Group. Benefits under the SERP are payable upon a termination of employment.

Defined Benefit Pension Plan

Our Named Executive Officers do not participate in any KBR sponsored defined benefit pension plans.

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SEVERANCE AND CHANGE-IN-CONTROL PROTECTION

In 2008, our Compensation Committee desired for our Named Executive Officers and certain other senior executive officers of the Company to enter into severance and change-in-control agreements (the “Agreement”) with the Company for several reasons. Providing termination benefits under a severance and change-in-control agreement allows the Company to be competitive with the practices of its E&C Peer Group as well as the general market. Also, the specific terms for receiving termination benefits under the Agreement provide a means to motivate and retain key employees of the Company. Noncompetition and clawback provisions provide protection for the Company by ensuring that the Company’s trade secrets and confidential information are safeguarded and that the Company retains rights to recover any termination benefits paid in the event of material evidence of an executive’s malfeasance. In addition, the Compensation Committee elected for the Agreement to require a double-trigger change-in-control termination (i.e., the occurrence of both a change-in-control and a termination of employment within two years following the change-in-control event) in order for an executive to receive change-in-control benefits. In March 2009 our Compensation Committee publicly committed to rejecting any proposals that request new excise tax gross-ups. Our Compensation Committee reconfirms that commitment, which is evidenced by each new Agreement we have entered into since March 2009, none of which have provided an excise tax gross-up. None of our NEOs’ Agreements contain an excise tax gross-up.

The Compensation Committee offered the Agreement to Mr. Oelking in December 2011, Mr. Harrington in July 2012, Mr. Mujib in February 2013, Mr. Ferraioli in October 2013, and Mr. Bradie in June 2014 because each of our other members of Senior Executive Management at those times had an Agreement. The Agreement will terminate automatically on the earlier of (i) the executive’s termination of employment with the Company or (ii) in the event of a change-in-control during the term of the Agreement, two years following the change-in-control. The Agreement provides for (i) severance termination benefits (prior to a change-in-control), (ii) double-trigger change-in-control termination benefits (on or after a change-in-control), and (iii) death, disability, and retirement benefits. As a condition of receipt of these benefits (other than the death and disability benefits), the executives must first execute a release and full settlement agreement. The Agreement contains customary confidentiality, noncompetition, and nonsolicitation covenants, as well as a mandatory arbitration provision. In addition, the Agreement contains a clawback provision that allows the Company to recover any benefits paid under the Agreement if the Company determines within two years after the executive’s termination of employment that his employment could have been terminated for cause as defined within the Agreement. The Agreement provides that all unvested stock options, stock appreciation rights, restricted stock, restricted stock units, and performance cash awards granted to the executive by the Company will be forfeited upon severance. Such awards, however, will fully vest (prorata for KBR Long-Term Performance Cash Awards granted prior to 2015) upon a double-trigger change-in-control termination. The terms of the Agreements for each NEO are further described and quantified below in the section titled “Potential Payments Upon a Termination or a Change in Control.”

OTHER BENEFITS

Generally, our Named Executive Officers participate in the same retirement and health and welfare programs as our other employees. In 2015, our Named Executive Officers participated in the Company’s 401(k) plan. Pursuant to this plan, we made employer matching contributions equal to 5.5% of eligible compensation. Their health care and insurance coverage is the same as that provided to other active employees, except that the Named Executive Officers are eligible to receive an executive physical. Executives are provided physicals as part of our Zero Harm initiative.

Our Compensation Committee generally does not offer perquisites to our Named Executive Officers, unless generally available to other Company employees. Our executives do not have company cars or car allowances, housing, or travel allowances, except in the case of relocation related travel, housing, and car allowances. In connection with Mr. Bradie’s (and his family’s) transatlantic relocation from the United Kingdom to Houston, Texas, the Compensation Committee approved allowances for international travel for his family, short-term use of a car, financial planning, and relocation costs. We did not provide any home buyout protection for his relocation. These allowances are one-time allowances and intended to help with Mr. Bradie’s transatlantic relocation to Houston, Texas. In addition, Mr. Bradie and his family received a limited number (that must be used within 12 months of his start date) of flights for returning to their home country to allow for an easier transition to Houston.

To allow for maximum efficiency and productive use of time, one Company-leased car and a driver is provided in Houston for use by our Named Executive Officers and others for business purposes, except that our Named Executive Officers may use the Company-leased car and a driver for limited personal use only if the car is not being used by another Named Executive Officer for business purposes at that time. In addition, Named Executive Officers are eligible to receive limited financial planning advice.

In connection with his international (Singapore) assignment, Mr. Harrington received the standard allowances for a car, housing, school, and relocation costs. In addition, Mr. Harrington was included in our standard tax equalization program. Mr. Mujib received a car allowance in the United Kingdom, which is consistent with standard allowances for similarly situated employees in the United Kingdom. Mr. Mujib was also included in our standard tax equalization program. Our standard tax equalization program is available to all U.S. employees on international assignment.

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IMPACT OF EXECUTIVE CONDUCT OR A RESTATEMENT OF EARNINGS ON COMPENSATION (CLAWBACK POLICY)

If we determine at any time within two years after the termination of our Named Executive Officers that such senior executive’s employment could have been terminated for Cause, as defined in the senior executive’s Agreement, we retain the rights to recover any severance benefits (both cash and equity) provided under the Agreement to such senior executive. In such case, the senior executive agrees to promptly repay such amounts to us.

In addition, our Company’s cash and equity incentive programs allow the Compensation Committee to seek recovery of any incentives that are determined to be an overpayment due to any restatement of our financial results that impact the performance metrics on which the incentive awards were calculated. The Compensation Committee will adopt all clawback provisions required by the Dodd-Frank Act.

IMPACT OF ACCOUNTING, REGULATORY, AND TAX REQUIREMENTS ON COMPENSATION

We apply the fair value recognition provisions of FASB ASC 718-10 for share-based payments to account for and report equity-based compensation. FASB ASC 718-10 requires equity-based compensation expense to be measured based on the grant-date fair value of the award. For performance-based awards, compensation expense is measured based on the grant-date fair value of the award and the fair value of that award is re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period or the vesting period are recognized as compensation cost on a straight line basis over that period. Compensation expense was recognized for restricted stock awards.

The grant-date fair value of employee share options is estimated using option-pricing models. If an award is modified after the grant date, incremental compensation cost is recognized immediately before the modification. The benefits of tax deductions in excess of the compensation cost recognized for the options (excess tax benefits) are classified as addition to paid-in-capital, and cash retained as a result of these excess tax benefits is presented in the statement of cash flows as financing cash inflows.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO or any of the three other most highly compensated officers (excluding the CEO and the Chief Financial Officer) to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this sanction if certain requirements are met.

Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing our compensation programs, we consider all relevant factors, including the availability of tax deductions with respect to compensation. Accordingly, we have attempted to preserve the Federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with the intended objectives of our compensation philosophy. However, we may from time to time pay compensation to our executives that may not be fully deductible.

The KBR Stock and Incentive Plan was designed to allow qualification of stock options, stock appreciation rights, and performance share awards, as well as short-term and long-term cash performance plans under Section 162(m) of the Internal Revenue Code.

Section 304 of the Sarbanes-Oxley Act of 2002 applies to any cash or equity-based incentive compensation paid to specified executives where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement.

We are administering all nonqualified, deferred compensation plans and payouts applicable to our Named Executive Officers with the intent to be exempt from, or in compliance with, the provisions of Section 409A of the Internal Revenue Code added under the American Jobs Creation Act of 2004.

STOCK OWNERSHIP GUIDELINES FOR OFFICERS

The Nominating and Corporate Governance Committee of our Board of Directors determined that we should establish stock ownership guidelines for certain of our officers and its subsidiaries in an effort to link more closely the financial interests of these officers with those of our stockholders.

Our Board of Directors adopted the following ownership guidelines for our common stock, $0.001 par value (“Common Stock”), for the officers at the levels indicated below:

Group	Ownership Level
CEO	5x base salary
Level 1 Executives (Direct reports to CEO)	3x base salary
Level 2 Executives (Direct reports to Level 1 Executives and at least a vice president)	1x base salary

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Our Board of Directors approved that: (a) each such officer will have five years after the adoption of these guidelines or his or her appointment to an applicable office, whichever is later, to achieve the indicated ownership level; (b) all beneficially owned shares of Common Stock and vested and unvested restricted stock and restricted stock units are counted towards achievement of the ownership guideline; (c) once an officer has achieved the applicable level of Common Stock ownership he or she is not required to retain or purchase additional shares if a decline in the price for the Common Stock causes his or her holdings to be less than the applicable ownership level; (d) the value of shares of Common Stock is determined as the closing price of the Common Stock for the particular date; and (e) on and after each officer’s 60th birthday, the officer’s required ownership level is reduced to fifty percent (50%) of the ownership level provided for above; provided, however, no such adjustment will be made for the ownership levels of the CEO, Chief Operating Officer (if any), CFO, and General Counsel. All of our Named Executive Officers meet our Stock Ownership Guidelines or are on track to meet the guidelines within the five year period described above.

NO PLEDGING

Our Board of Directors approved as part of the stock ownership guidelines above that no officer of the Company may pledge, hypothecate, create any lien or security interest on, or enter into a margin contract secured by, any shares, options to purchase shares, or any other interest in shares of Common Stock.

MINIMUM HOLDING PERIOD FOR RESTRICTED STOCK UNITS AND STOCK OPTIONS

In October and December 2010, our Compensation Committee reviewed whether or not to adopt a holding period for our restricted stock units and stock options. The Compensation Committee elected not to adopt a minimum holding period because we have (i) strong stock ownership guidelines and (ii) adopted a long vesting schedule for our restricted stock units.

ANTI-HEDGING POLICY

Our anti-hedging policy prohibits all of our Board of Directors, employees, and agents from (i) speculative trading in our securities; (ii) engaging in hedging transactions using our securities; (iii) “short selling” our securities; and (iv) trading derivative securities, such as put options, call options, swaps, or collars related to our securities.

CONCLUSION

In a highly competitive market for executive talent, we believe our customers’ and employees’ interests, as well as those of our stockholders and other stakeholders, are well served by our compensation programs. These programs are reasonably positioned to our E&C Peer Group, encourage and promote our compensation objectives with a strong emphasis on pay for performance, and permit the exercise of our Compensation Committee’s discretion in the design and implementation of compensation packages. Going forward, we will continue to review our compensation plans periodically to determine what revisions, if any, should be made.

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Compensation Committee Report

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, as provided above, with KBR’s management. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. Respectfully submitted,

The Compensation Committee of Directors

Jack B. Moore, Chairman
James R. Blackwell
Umberto della Sala
Richard J. Slater

March 9, 2016

Compensation Committee Interlocks and Insider Participation

As of the date of this proxy statement, our Compensation Committee consists of Messrs. Moore, Blackwell, della Sala, and Slater, all of whom are independent, non-executive directors. None of our Compensation Committee members has served as an officer or employee of KBR. Further, none of KBR’s executive officers has served as a member of a board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of KBR.

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Executive Compensation

SUMMARY COMPENSATION

The following table sets forth information regarding the compensation of our Named Executive Officers during the 2015, 2014, and 2013 calendar years as applicable to each NEO’s service with KBR.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(7)(9)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stuart J. B. Bradie(7)	2015	1,038,485	—	2,533,062	675,004	1,870,000	5,391	151,363	6,273,305
President & CEO	2014	538,474	500,000	4,637,415	—	500,000	—	386,985	6,562,874
Brian K. Ferraioli(8)	2015	675,022	—	788,076	210,005	837,720	11,313	65,490	2,587,626
EVP & CFO	2014	650,021	—	776,739	210,000	—	2,901	188,295	1,827,956
	2013	87,503	—	2,000,050	—	—	86	12,240	2,099,879
Ivor J. Harrington(9)	2015	654,242	—	844,354	225,003	735,399	15,197	289,267	2,763,462
President E&C APAC	2014	628,004	100,000	832,200	225,005	—	5,681	64,232	1,855,122
	2013	586,032	200,000	2,627,969	287,502	141,522	11	59,052	3,902,088
Roy B. Oelking	2015	654,242	—	844,354	225,003	783,878	40,585	68,944	2,617,007
President E&C Americas	2014	628,050	—	832,200	225,005	—	28,688	60,192	1,774,135
	2013	582,546	—	2,709,868	325,006	300,859	24,185	43,177	3,985,641
Farhan Mujib EVP Operations	2015	543,372	—	788,076	210,005	668,274	1,945	207,353	2,419,025
(1)

Salary equals base pay paid to each Named Executive Officer during the applicable year, including any elective deferrals into the Kellogg Brown & Root, Inc. Retirement and Savings Plan or the KBR Elective Deferral Plan. The actual salary paid may fluctuate due to the number of pay periods during the calendar year and the timing of payroll processing at each calendar-year end. In 2015, there were 27 pay periods instead of 26 pay periods for Messrs. Bradie, Ferraioli, Harrington, and Oelking due to the January 1, 2016 payment that occurred on December 31, 2015. The amount of Mr. Mujib’s salary in this column was converted from British Pounds to U.S. Dollars using the exchange rate applicable for each month that his salary was paid. The exchange rates used were the rates reported by Bloomberg on the last business day of the month prior to payment. The exchange rates ranged from $1.3917 to $1.5712.

(2)

The amounts in columns (e) and (f) represent the aggregate grant date fair value of awards granted in 2013, 2014, and 2015, pursuant to the KBR Stock and Incentive Plan. The fair values were determined in accordance with FASB ASC 718, “Stock Compensation.” Assumptions used in the calculation of these amounts are described in note 1 under “Significant Accounting Policies” and note 18 under “Share-based Compensation and Incentive Plans” of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2015, and the comparable disclosures in 2013 and 2014. Mr. Bradie was not granted stock options in 2014 due to his mid-year start date. Mr. Ferraioli was not granted stock options in 2013 due to his October start date, but he was granted restricted stock units in December, which is reflected above.

(3)

For Mr. Bradie, $2,669,513 of his 2014 stock awards amount in column (e) is dependent on having total shareholder return (“TSR”) of at least 6% each year. An assumption has been made (in accordance with FASB ASC 718, excluding the effect of estimated forfeitures) that the probable outcome is that the Company will have positive net income and TSR of at least 6%, as applicable, for the years in question. This is both the probable and maximum performance for the restricted stock/units in column (e) and the stock options in column (f), which are one and the same. With respect to the performance cash awards granted in 2013 and 2014, which are based 100% on TSR, and the performance cash awards granted in 2015, which are based 50% on TSR, and are included in the value of stock awards in column (e), the assumptions assume the probable outcome of the TSR performance condition, which is computed in accordance with FASB ASC 718 (excluding the effect of estimated forfeitures). At maximum performance, each performance award unit reported in column (e) would be equal to $2.00. This would give (i) Mr. Bradie a stock awards value under column (e) of $6,525,012 in 2015; (ii) Mr. Ferraioli a stock awards value under column (e) of $2,030,016 in 2015 and $2,030,019 in 2014; (iii) Mr. Harrington a stock awards value under column (e) of $2,175,004 in 2015, $2,175,000 in 2014, and $3,552,569 in 2013; (iv) Mr. Oelking a stock awards value under column (e) of $2,175,004 in 2015, $2,175,000 in 2014, and $3,755,068 in 2013; and (v) Mr. Mujib a stock awards value under column (e) of $2,030,016 in 2015. Mr. Bradie was not granted stock options or performance cash awards in 2014 due to his mid-year start date. Mr. Ferraioli was not granted stock options or performance cash awards in 2013 due to his late October start date.

(4)

Amounts reportable in column (g) relate to payments under our Performance Pay Plan for 2013, 2014, and 2015. Benefits under our Performance Pay Plan are payable by their terms during the first quarter of the following year. Mr. Harrington’s 2013 earnings reflect a reduction that was recovered for a Performance Pay Plan clawback of an after-tax amount of $14,530 and an amount withheld for tax purposes of $5,470 that was recovered by KBR from the Internal Revenue Service. The amount of Mr. Mujib’s payment in this column was converted from British Pounds to U.S. Dollars using the exchange rate applicable for the month that his Performance Pay Plan benefit was paid. The amount paid to Mr. Mujib in British Pounds was £480,186. The exchange rate used was 1.3917 as reported by Bloomberg on February 29, 2016.

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(5) The amounts shown in column (h) include the following:

Name	Year	SERP	Benefit Restoration	Elective Deferral	Total(A)
Bradie	2015	—	5,391	—	5,391
	2014	—	—	—	—
Ferraioli	2015	—	9,134	2,179	11,313
	2014	—	1,594	1,307	2,901
	2013	—	—	86	86
Harrington	2015	—	15,197	—	15,197
	2014	—	5,681	—	5,681
	2013	—	11	—	11
Oelking(B)	2015	—	30,710	9,875	40,585
	2014	—	21,318	7,370	28,688
	2013	17,350	1,953	4,882	24,185
Mujib	2015	—	1,945	—	1,945
(A)

Any amounts reportable here and in column (h) of the Summary Compensation Table are payable in connection with KBR’s nonqualified deferred compensation plans, the KBR Supplemental Executive Retirement Plan (“SERP”), KBR Benefit Restoration Plan (“Benefit Restoration”), and KBR Elective Deferral Plan (“Elective Deferral”). These amounts reflect above-market or preferential earnings on nonqualified deferred compensation.

(B)

Mr. Oelking is the only Named Executive Officer who is a participant in the SERP.

(6) The amounts shown in column (i) above include the following:

Name	Year	Company Retirement Plan Match(A)	Benefit Restoration Award(B)	Dividends(C)	Vacation Payoff	Housing Allowance(D)	Company Car(E)	Relocation Costs(F)	School Fees(G)	Standard Tax Equa- lization(H)	Travel(I)	Charity Match(J)	Executive Physicals(K)	Financial Planning	Total
Bradie	2015	14,143	42,542	40,174	—	9,994	584	28,223	—	—	5,120	—	2,150	8,433	151,363
	2014	13,750	15,316	9,057	—	54,254	38,909	138,612	—	—	97,087	—	—	20,000	386,985
Ferraioli	2015	14,438	22,551	28,442	—	—	59	—	—	—	—	—	—	—	65,490
	2014	14,300	21,451	22,811	—	81,975	20,623	—	—	—	26,635	500	—	—	188,295
	2013	1,196	3,610	—	—	900	3,355	3,179	—	—	—	—	—	—	12,240
Harrington	2015	14,575	21,408	29,508	17,192	60,905	34,397	75,190	21,974	—	11,518	—	2,150	450	289,267
	2014	14,283	20,240	28,455	—	—	66	—	—	—	—	1,188	—	—	64,232
	2013	14,023	18,207	2,281	—	—	—	24,541	—	—	—	—	—	—	59,052
Oelking	2015	13,967	21,408	31,419	—	—	—	—	—	—	—	—	2,150	—	68,944
	2014	14,300	20,243	25,649	—	—	—	—	—	—	—	—	—	—	60,192
	2013	14,025	18,015	2,229	—	—	—	—	—	—	8,908	—	—	—	43,177
Mujib	2015	50,968	—	18,532	—	—	13,785	—	—	122,443	—	—	—	1,625	207,353
(A)

The amount of Mr. Mujib’s Company retirement plan matching contribution in this column was converted from British Pounds to U.S. Dollars using the exchange rate applicable for the month paid. The exchange rates used were the same rates used for Mr. Mujib’s base salary as described in footnote (1) to the Summary Compensation Table above.

(B)

Messrs. Bradie, Ferraioli, and Oelking’s amounts in this column for 2014 were adjusted after further review to reflect their actual amounts received.

(C)

Dividends reflect amounts paid on non-performance related stock awards. Dividends are not paid on unvested performance awards. The amount of Mr. Mujib’s dividends in this column was converted from British Pounds to U.S. Dollars using the exchange rate applicable for the month paid. The rates for the months of when the dividends were paid ranged from 1.4818 to 1.5712 as reported by Bloomberg on the last business day of the month prior to the month in which the dividend was paid.

(D)

The amounts in this column represent housing allowances provided to Messrs. Bradie and Ferraioli in connection with their initial business-related moves and Mr. Harrington in connection with his international assignment, which are consistent with the Company’s standard KBR Relocation Policy offered to all employees who receive a relocation package. The amount of Mr. Harrington’s housing allowance was converted from Singapore Dollars to U.S. Dollars using the exchange rate applicable for the month paid. The exchange rates used were the rates reported by Bloomberg on the last business day of the month prior to payment. The exchange rates ranged from 0.7031 to 0.7555.

(E)

The amounts in this column represent: (i) costs for Messrs. Bradie, Harrington, and Ferraioli’s personal use of the Company-leased car and driver, (ii) payments for agreed upon rental cars for Messrs. Bradie (in 2014) and Ferraioli (in 2013 and 2014), which were one-time and limited in duration, and (iii) Messrs. Harrington and Mujib’s car allowances in connection with their international assignments. The amount of Mr. Harrington’s car allowance in this column was converted from Singapore Dollars to U.S. Dollars using the monthly conversion rate. The amount of Mr. Mujib’s car allowance in this column was converted from British Pounds to U.S. Dollars using the exchange rate applicable for the month paid. The exchange rates used were the same rates used for Mr. Mujib’s base salary as described in footnote (1) to the Summary Compensation Table above.

(F)

The amounts in this column represent closing and/or other relocation costs in connection with Messrs. Bradie, Ferraioli, and Harrington’s business-related relocations, which are consistent with the Company’s standard KBR Relocation Policy offered to all employees who receive a relocation package. Messrs. Bradie, Ferraioli and Harrington did not receive any home-loss buyout protection in connection with their relocations. The relocation payments are one-time and limited in duration.

(G)

The amount in this column represents school fees paid by the Company for Mr. Harrington’s dependent while Mr. Harrington was located in Singapore on international assignment. The amount in this column was converted from Singapore Dollars to U.S. Dollars using the exchange rate applicable for the month paid.

(H)

Messrs. Harrington and Mujib’s tax equalizations are the payments of the taxes associated with their international assignments, which are consistent with the Company’s standard KBR Relocation Policy that is offered to all employees who receive a relocation package.

(I)

The travel payments for Mr. Bradie are payments for his family to travel between the United Kingdom and Houston, Texas to assist with the international relocation. The travel expenses for Mr. Ferraioli represent reimbursement for trips between Florida and Houston, Texas as originally agreed in his offer letter and extended through to December 31, 2014. The travel expenses for Mr. Harrington relate to travel by him and his dependent between Singapore and Houston, Texas to assist with the international relocation. The travel expenses for Mr. Oelking relate to spousal travel for Board of Director meetings.

(J)

In 2014, Messrs. Ferraioli and Harrington participated in the Company’s U.S. charity matching program, which was offered to all U.S.-based Company employees with terms similar to what was offered to Messrs. Ferraioli and Harrington. The Company matched between 50% and 100% for each eligible donation, up to the maximum dollar amount allowed for each category of charity.

(K)

The amounts in this column represent costs for executive physicals required by the Company. The Company believes the health of its leadership impacts how it delivers for the organization. Taking a proactive approach to health and wellness with a focus on prevention is in alignment with the Company’s Zero Harm and Wellness Program initiatives and ensures business stability.

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(7)

Mr. Bradie’s base salary for 2014 represents his salary for the seven months he was employed in 2014. Mr. Bradie’s bonus in column (d) reflects a one-time, make-whole $500,000 sign-on payment made pursuant to his offer letter in 2014. This payment compensated Mr. Bradie for the forfeited annual incentive payment that would have been paid to him by his former employer in June 2014. KBR did not include any future short-term incentive payouts. This one-time, make-whole bonus is not part of KBR’s compensation program and did not continue in the future for Mr. Bradie.

(8)

Mr. Ferraioli’s base salary for 2013 represents his salary for the two months he was employed in 2013. Mr. Ferraioli did not receive a sign-on bonus because he did not forfeit any compensation or equity with his prior employer so that he could accept KBR’s offer of employment. Mr. Ferraioli was already separated from his prior employer when he received KBR’s offer of employment. Mr. Ferraioli did not receive a short-term incentive (annual) plan payout or a stock grant in 2013 because he was new to KBR.

(9)

Mr. Harrington’s employment with the Company ceased effective February 12, 2016. Mr. Harrington’s bonuses in column (d) reflect $200,000 (50%) of his sign-on payment deferred to 2013 pursuant to his 2012 offer letter and $100,000 (25%) of his sign-on payment deferred to 2014 pursuant to his 2012 offer letter. These bonuses are not part of KBR’s compensation program and did not continue in the future for Mr. Harrington. KBR did not include any future short-term incentive plan payouts for Mr. Harrington in his offer letter. Mr. Harrington’s sign-on payment compensated him for equity that he forfeited with his prior employer. However, Mr. Harrington’s sign-on payment was paid in three portions over three years so that it would reduce KBR’s obligation in a fiscal year and reduce KBR’s losses if Mr. Harrington had left KBR prior to 2014.

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GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding awards in 2015 under the KBR Senior Executive Performance Pay Plan and the KBR Stock and Incentive Plan.

Name	Grant Type(1)	Grant Date	Number Of Non-Equity Incentive Plan Units Granted	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(3)	All Other Option Awards: Number Of Securities Underlying Options (#)(4)	Exercise Or Base Price Of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards ($)(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
Stuart J. B. Bradie	STI	—	—	275,000	1,100,000	2,200,000	—	—	—	—	—	—	—
	PAs-TSR	02/25/15	—	—	—	—	337,500	1,350,000	2,700,000	—	—	—	1,408,050
	PAs-JIS	02/25/15	1,350,000	337,500	1,350,000	2,700,000	—	—	—	—	—	—	—
	RSUs	02/25/15	—	—	—	—	—	—	—	61,950	—	—	1,125,012
	NQSOs	02/25/15	—	—	—	—	—	—	—	—	123,176	18.16	675,004
Brian K. Ferraioli	STI	—	—	146,250	585,000	1,170,000	—	—	—	—	—	—	—
	PAs-TSR	02/25/15	—	—	—	—	105,000	420,000	840,000	—	—	—	438,060
	PAs-JIS	02/25/15	420,000	105,000	420,000	840,000	—	—	—	—	—	—	—
	RSUs	02/25/15	—	—	—	—	—	—	—	19,274	—	—	350,016
	NQSOs	02/25/15	—	—	—	—	—	—	—	—	38,322	18.16	210,005
Ivor J. Harrington	STI	—	—	141,750	567,000	1,134,000	—	—	—	—	—	—	—
	PAs-TSR	02/25/15	—	—	—	—	112,500	450,000	900,000	—	—	—	469,350
	PAs-JIS	02/25/15	450,000	112,500	450,000	900,000	—	—	—	—	—	—	—
	RSUs	02/25/15	—	—	—	—	—	—	—	20,650	—	—	375,004
	NQSOs	02/25/15	—	—	—	—	—	—	—	—	41,059	18.16	225,003
Roy B. Oelking	STI	—	—	141,750	567,000	1,134,000	—	—	—	—	—	—	—
	PAs-TSR	02/25/15	—	—	—	—	112,500	450,000	900,000	—	—	—	469,350
	PAs-JIS	02/25/15	450,000	112,500	450,000	900,000	—	—	—	—	—	—	—
	RSUs	02/25/15	—	—	—	—	—	—	—	20,650	—	—	375,004
	NQSOs	02/25/15	—	—	—	—	—	—	—	—	41,059	18.16	225,003
Farhan Mujib(6)	STI	—	—	111,083	444,331	888,662	—	—	—	—	—	—	—
	PAs-TSR	02/25/15	—	—	—	—	105,000	420,000	840,000	—	—	—	438,060
	PAs-JIS	02/25/15	420,000	105,000	420,000	840,000	—	—	—	—	—	—	—
	RSUs	02/25/15	—	—	—	—	—	—	—	19,274	—	—	350,016
	NQSOs	02/25/15	—	—	—	—	—	—	—	—	38,322	18.16	210,005
(1)

During fiscal year 2015, the Named Executive Officers received the following types of plan-based awards: Short-Term Incentive (Annual) (“STI”); Performance Cash Awards (“PAs”), which are based 50% on total shareholder return (“TSR”) and 50% on job income sold (“JIS”); Restricted Stock Units (“RSUs”); and Nonqualified Stock Options (“NQSOs”). All awards were granted under the KBR Stock and Incentive Plan, except that the STI was granted under the KBR Senior Executive Performance Pay Plan, which is a performance plan under the KBR Stock and Incentive Plan.

(2)

Equity Incentive Plan Awards have a target value of $1.00 per unit (not the value of the Company’s common stock), and the amounts above represent the total dollar value of the incentive opportunity. Actual STI and PA payments may equal amounts between performance level percentages based on the achievement levels of performance metrics. Estimated 2015 STI payments are calculated using the Participant’s annual base salary as determined on January 1, 2015 (or the first day the Participant becomes eligible to participate in the KBR Senior Executive Performance Pay Plan if such day occurs after the first day of January). Estimated payments of the portions of the PAs based 50% on TSR and 50% on JIS are each calculated using half of the Participant’s total KBR Long-Term Performance Cash Award granted in 2015.

(3)

The restricted stock units in column (k) vest equally over three years.

(4)

The stock options in column (l) vest equally over three years.

(5)

The amounts in column (n) are calculated for RSUs based on the product of the number of RSUs granted and the closing price of the Company’s common stock on the Grant Date, are calculated for NQSOs based on the product of the number of NQSOs granted and the Black Scholes’ valuation of the NQSOs on the Grant Date, and are calculated for PAs based on each PA unit having a grant date fair value of $1.04. These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC 718.

(6)

Mr. Mujib’s actual 2015 STI payment was paid in British Pounds. The STI amounts in columns (e) through (g) reflect calculations based on Mr. Mujib’s base salary converted from British Pounds to U.S. Dollars using the exchange rate for the month it was paid. The exchange rate used was 1.3917 as reported by Bloomberg on the last business day of February 2016. The PA amounts in columns (e) through (j) reflect calculations based on Mr. Mujib’s 2015 KBR Long-Term Performance Cash Award, which was granted in U.S. Dollars. Mr. Mujib’s actual 2015 PA payment, if any, will be paid in British Pounds (assuming he is still working in the United Kingdom on the payment date), converted from U.S. Dollars just prior to the payment date.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

NO EMPLOYMENT AGREEMENTS

Our Named Executive Officers do not have employment agreements. Each of our Named Executive Officers entered into severance and change-in-control agreements that only provide for severance-type benefits (including severance following a change in control) (see the section titled “Severance and Change-in-Control Protection” for more detail).

LONG-TERM INCENTIVES

During fiscal year 2015, our Named Executive Officers received the following types of plan-based awards under the KBR Stock and Incentive Plan (under which the Performance Pay Plan was adopted): (1) an annual short-term incentive (“STI”) award, which is based on achieving pre-established metrics and is paid in cash (see the section titled “Short-Term Incentives (Annual)” for more detail), (2) long-term performance cash awards (“PAs”), which are based 50% on total shareholder return (“TSR”) and 50% on job income sold (“JIS”), (3) restricted stock units (“RSUs”), and (4) nonqualified stock options (“NQSOs”).

The PAs were granted on February 25, 2015. Each PA has a target value of $1.00. The actual payout, if earned, of a PA at the end of the performance period will be determined based 50% on the level of achievement during the performance period of the performance objectives based on the comparison of the average TSR of the Company’s common stock at the end of the performance period to the average TSR of each of the common stocks of the members of the peer group for the performance period and 50% on JIS. Specifically, each peer group company’s TSR is measured every quarter, indexed back to the start of the year, and KBR’s similarly calculated average quarterly indexed TSR is ranked relative to its peers. The average quarterly indexed Company’s TSR rank is measured over the 3-year performance period, which runs from January 1, 2015, to December 31, 2017.

The remaining 50% of the PAs will be determined based on JIS over the same 3-year performance period. JIS is the Company’s and its consolidated subsidiaries job income from (i) new projects awarded and (ii) earnings growth from contract amendments (increases or decreases), or scope adjustments (increases or decreases) to existing projects. JIS is calculated as the average of the achievement levels of the JIS performance metric for each year during the three-year performance period. Like the TSR portion of the 2015 PAs, achievement of Threshold pays out at 25%, Target at 100%, and Maximum at 200%, all weighted 50%. No award will be paid for JIS under the PAs until after the end of the three-year performance period when the average JIS earned will be calculated using the average JIS percentage achieved during each year in the three-year performance period.

100% of the 2013 and 2014 grants and the 50% TSR portion of the 2015 grants of KBR Long-Term Performance Cash Awards are reported in the “Stock Awards” column of the Summary Compensation Table for 2013, 2014, and 2015, the years in which the awards were granted (rather than in the “Non-Equity Incentive Plan Compensation” column in the year they were earned (2015, 2016, and 2017)), because the TSR portion of KBR Long-Term Performance Cash Awards fell within the scope of ASC 718. However, the payouts for the 50% JIS portion of the 2015 KBR Long-Term Performance Cash Awards will be reported in the “Non-Equity Incentive Plan” column of the Summary Compensation Table in the year earned because the JIS portion does not fall within the scope of ASC 718.

In February 2015, our Compensation Committee approved long-term incentive target values of $4,500,000 for Mr. Bradie, $1,400,000 for Mr. Ferraioli, $1,500,000 for Mr. Harrington, $1,400,000 for Mr. Mujib, and $1,500,000 for Mr. Oelking. The Compensation Committee established these long-term incentive target values as described in the “Compensation Discussion and Analysis” section of this proxy statement under the section titled “KBR Stock and Incentive Plan.” Long-term incentive awards were delivered through a combination of cash-based PAs and equity-based RSUs and NQSOs.

The Compensation Committee determined the number of PAs for each Named Executive Officer by multiplying the total long-term incentive target value by 60% and dividing the product by $1.00 (the target value of each PA). Our Compensation Committee decided to use $1.00 as the target value for each PA for the purpose of administering and communicating the award. In addition, the use of $1.00 as a target value for each PA is a means of expressing the value of each award since the number of PAs were granted based on the total target value of long-term incentive awards. The actual value of a PA may increase to a maximum of 200% of $1.00, or $2.00, or decrease to below threshold to 0% of $1.00, or $0.00. The value of PAs for performance between threshold and target or target and maximum will be calculated using linear interpolation. A 3-year performance award cycle was adopted because of the ability to provide for retention and to align the long-term interest of the Named Executive Officers with our stockholders.

The RSUs granted on February 25, 2015, under the KBR Stock and Incentive Plan vest in increments of 33 1/3% annually over three years. The Compensation Committee determined the number of RSUs for each Named Executive Officer by multiplying the total long-term incentive target value by 25% and dividing the product by the closing price of our common stock on the date of grant.

The NQSOs were granted under the KBR Stock and Incentive Plan. Options vest in increments of 33 1/3% annually over three years. Using the total long-term incentive target values, our Compensation Committee determined the number of NQSOs for each Named Executive Officer by multiplying the total long-term incentive value by 15% and dividing the product by the Black Scholes’ value of the NQSO on the date of grant. Options have an exercise price equal to the closing price of our common stock on the date of grant.

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SHORT-TERM INCENTIVES (ANNUAL)

Our Named Executive Officers were eligible to participate in the KBR Senior Executive Performance Pay Plan (the “Performance Pay Plan”) for the 2015 calendar year. Payouts under the Performance Pay Plan are based on our Named Executive Officer’s individual performance and on the levels of achievement of the Performance Pay Plan’s performance metrics.

The pre-established performance metrics for the 2015 calendar year are described in the Compensation Discussion and Analysis above.

During 2015, the short-term incentive award opportunities were based on a percentage of base salary assuming attainment of specified threshold, target, and maximum performance levels, which were, respectively: (i) for Mr. Bradie, 27.5%, 110%, and 220% and (iii) for Messrs. Ferraioli, Harrington, Mujib, and Oelking 22.5%, 90%, and 180%.

SALARY AND SHORT-TERM INCENTIVE IN PROPORTION TO TOTAL COMPENSATION

Assuming target performance with respect to the long-term incentive awards under our KBR Stock and Incentive Plan, our CEO, Mr. Bradie, received approximately 46.4% of his total compensation in the form of base salary and annual cash-based STI awards, and our Named Executive Officers (other than our CEO) generally received on average approximately 53.7% of their total compensation in the form of base salary and annual cash-based STI awards. Please see the “Compensation Discussion and Analysis” section of this proxy statement for a description of the philosophy and objectives of our compensation program.

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OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR END

The following table provides information on the exercise and holdings of previously awarded equity grants outstanding as of December 31, 2015.

Name	Grant Date(1)	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stuart J. B. Bradie	02/25/2015	—	123,176	—	18.16	02/25/2025	61,950	1,048,194	1,350,000	337,500
	12/21/2014	—	—	—	—	—	—	—	76,604	1,296,140
	07/02/2014	—	—	—	—	—	60,383	1,021,680	24,702	417,958
TOTAL		—	123,176	—	—	—	122,333	2,069,874	1,451,306	2,051,598
Brian K. Ferraioli	02/25/2015	—	38,322	—	18.16	02/25/2025	19,274	326,116	420,000	105,000
	03/05/2014	7,291	14,584	—	27.85	03/05/2024	8,379	141,773	840,000	210,000
	12/12/2013	—	—	—	—	—	65,000	1,099,800	—	—
TOTAL		7,291	52,906	—	—	—	92,653	1,567,689	1,260,000	315,000
Ivor J. Harrington	02/25/2015	—	41,059	—	18.16	02/25/2025	20,650	349,398	450,000	112,500
	03/05/2014	7,812	15,626	—	27.85	03/05/2024	8,977	151,891	900,000	225,000
	12/12/2013	—	—	—	—	—	65,000	1,099,800	—	—
	03/06/2013	14,509	7,255	—	30.24	03/06/2023	3,423	57,917	690,000	172,500
	07/09/2012	42,500	—	—	24.98	07/09/2022	1,060	17,935	1,060	17,935
TOTAL		64,821	63,940	—	—	—	99,110	1,676,941	2,041,060	527,935
Roy B. Oelking	02/25/2015	—	41,059	—	18.16	02/25/2025	20,650	349,398	450,000	112,500
	03/05/2014	7,812	15,626	—	27.85	03/05/2024	8,977	151,891	900,000	225,000
	12/12/2013	—	—	—	—	—	65,000	1,099,800	—	—
	03/06/2013	16,402	8,201	—	30.24	03/06/2023	3,871	65,497	780,000	195,000
	03/07/2012	15,480	—	—	35.27	03/07/2022	850	14,382	853	14,433
	03/09/2011	7,803	—	—	—	—	449	7,597	—	—
	03/10/2010	5,623	—	—	—	—	—	—	—	—
TOTAL		53,120	64,886	—	—	—	99,797	1,688,565	2,130,853	546,933
Farhan Mujib	02/25/2015	—	38,322	—	18.16	02/25/2025	19,274	326,116	420,000	105,000
	05/14/2014	—	—	—	—	—	21,241	359,398	—	—
	03/05/2014	5,729	11,459	—	27.85	03/05/2024	6,584	111,401	660,000	165,000
	12/12/2013	—	—	—	—	—	32,500	549,900	—	—
	03/06/2013	9,462	4,732	—	30.24	03/06/2023	2,233	37,782	450,000	112,500
	02/01/2013	6,007	3,004	—	31.42	02/01/2023	1,194	20,202	—	—
	04/04/2012	4,151	—	—	35.14	04/04/2022	429	7,259	—	—
	08/22/2011	532	—	—	25.99	08/22/2021	29	491	—	—
	04/01/2011	1,779	—	—	38.33	04/01/2021	98	1,658	—	—
	03/10/2010	2,343	—	—	21.19	03/10/2020	—	—	—	—
	06/26/2009	678	—	—	18.66	06/26/2019	—	—	—	—
	03/06/2009	2,496	—	—	11.71	03/06/2019	—	—	—	—
TOTAL		33,177	57,517	—	—	—	83,582	1,414,207	1,530,000	382,500
(1)

The awards granted consist of KBR restricted stock units (“RSUs”), performance cash awards based on total shareholder return (“TSR”), or options under the KBR Stock and Incentive Plan.

(2)

All options listed in columns (c) and (d) vest at a rate of 33 1/3% per year over the 3-year vesting period.

(3)

All RSUs listed in this column that were granted on March 6, 2013, and earlier vest at a rate of 20% per year over the 5-year vesting period. The RSUs granted on December 12, 2013, and May 14, 2014, cliff vest 100% on December 12, 2016. The RSUs granted on March 5, 2014, and February 25, 2015, vest at a rate of 33 1/3% per year over the 3-year vesting period. With respect to the RSUs granted to Mr. Bradie on July 2, 2014, 41,169 vest at a rate of 20% per year over the 5-year vesting period and 41,170 vest at a rate of 33 1/3% per year over the 3-year vesting period.

(4)

Market value in this table is based upon a fair market value of $16.92 per share for KBR common stock, the closing price on December 31, 2015.

(5)

The number of unearned shares includes 20% of Mr. Oelking’s March 7, 2012, and 20% of Mr. Harrington’s July 9, 2012, RSU grants under column (g), the earnings of which are subject to the Company having net income greater than or equal to zero for the calendar year preceding each vesting date. With respect to Mr. Bradie, the number of unearned shares includes 80% of the 30,877 RSUs that were granted on July 2, 2014, and vest at a rate of 20% per year over the 5-year vesting period subject to KBR having TSR of at least 6% in the immediately preceding year and 66 2/3% of the 114,905 RSUs that were granted on December 21, 2014, and vest at a rate of 33 1/3% per year over the 3-year vesting period subject to KBR having TSR of at least 6% each year. In addition, this column includes 100% of the performance cash awards granted in 2014 and 50% of the performance cash awards granted in 2015 that are based on TSR. These performance cash awards are payable only in cash and cliff-vest, if earned, at the end of the three-year vesting periods (December 31, 2016 and December 31, 2017, respectively).

(6)

This column includes the value of both performance cash awards based on TSR and performance RSUs. With respect to the performance cash awards, this column represents the threshold cash payout for the number of performance cash awards based on TSR. Under the SEC rules, we are required to report the threshold payout if the previous fiscal year’s performance did not exceed threshold performance. The payout of these performance cash awards is not calculated based on the Company’s stock price and accordingly was calculated by using a threshold cash payout amount of $.25 for each performance award unit. With respect to the performance RSUs granted in previous years, this column represents the target value of such awards, which is the fair market value of $16.92 per share for KBR common stock on December 31, 2015. Under SEC rules, if an award provides only for a single estimated payout, that amount should be reported.

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OPTION EXERCISES AND STOCK VESTED

The following table shows information for 2015 regarding the exercise of stock options and the vesting of restricted stock and restricted stock units.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Stuart J. B. Bradie	—	—	60,257	1,074,607
Brian K. Ferraioli	—	—	4,189	66,228
Ivor J. Harrington	—	—	6,689	108,027
Roy B. Oelking	—	—	7,500	117,428
Farhan Mujib	—	—	4,950	77,811
(1)

Represents the number of restricted stock units (“RSUs”) that vested during the fiscal year. No performance cash awards (“PAs”) vested during 2015.

(2)

Represents the pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired on vesting by the closing price of common stock on the vesting date. The 2013 PAs that would have been paid out during the fiscal year did not meet the threshold performance requirement and therefore earned zero.

PENSION BENEFITS

Our Named Executive Officers did not participate in a KBR sponsored pension plan required to be reported under the Pension Benefits table. Accordingly, the Pension Benefits Table has not been included here.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding each Named Executive Officer’s contributions to covered deferred compensation plans, earnings accrued during the year, withdrawals and distributions during the year, and plan balances at fiscal year-end.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)		(b)	(c)	(d)	(e)	(f)
Stuart J. B. Bradie	Elective Deferral	—	—	—	—	—
	Restoration	—	42,542	974	—	58,832
	SERP	—	—	—	—	—
Brian K. Ferraioli	Elective Deferral	—	—	1,360	—	131,230
	Restoration	—	22,551	1,610	—	49,474
	SERP	—	—	—	—	—
Ivor J. Harrington	Elective Deferral	—	—	—	—	—
	Restoration	—	21,408	2,540	—	63,879
	SERP	—	—	—	—	—
Roy B. Oelking	Elective Deferral	—	—	18,906	—	438,315
	Restoration	—	21,408	4,946	—	104,122
	SERP	—	—	(1,308)	—	209,251
Farhan Mujib	Elective Deferral	—	—	—	—	—
	Restoration	—	—	302	—	5,045
	SERP	—	—	—	—	—
(1)

The amounts in column (c) are reported as compensation for 2015 in column (i) of the Summary Compensation Table.

(2)

Only the above-market earnings in column (d) are reported as compensation for 2015 in column (h) of the Summary Compensation Table.

(3)

Only the amount of the aggregate balance in column (f) that relates to registrant contributions that are reported in column (c) are reported as compensation for 2015, 2014, and 2013 in column (i) of the Summary Compensation Table.

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NARRATIVE DISCLOSURE TO NONQUALIFIED DEFERRED COMPENSATION TABLE

Under the Elective Deferral Plan, pre-tax deferrals of up to 75% of base salary and/or incentive compensation are allowed each year. Participation, however, is completely voluntary. The other plans do not allow employee elective deferrals. Earnings for the Elective Deferral Plan are based upon the executive’s election from among diversified investment options that include both stock and bond funds. Investment elections may be changed by the executive on a monthly basis. Any preferential interest credited above 120% of the applicable Federal long-term rate is recorded in the Summary Compensation Table. The only Named Executive Officers who had an account balance under the KBR Elective Deferral Plan during 2015 were Messrs. Ferraioli and Oelking.

Earnings for the Restoration Plan are credited based on a bond fund in the KBR Elective Deferral Plan, which was above 120% of the applicable Federal long-term rate. Accordingly, the preferential interest credited above 120% of the applicable Federal long-term rate is recorded in the Summary Compensation Table. In 2015, our Named Executive Officers received awards under the plan in the amounts shown in the footnotes to the Summary Compensation Table.

While employed, earnings (or losses) on amounts in the SERP are credited (or deducted) based on the default investment portfolio in the Company’s 401(k) plan. An executive must be at least 50 years of age to participate in the SERP. Each executive who receives a SERP allocation must be a participant in the SERP for at least five years (three years for executives who were over age 60) following the allocation in order to begin vesting. Once the participant requirement is met, an executive’s SERP account vests on a graded scale in which 50% of the account is vested if the executive has attained age 55 prior to termination of employment and 10% more of the account is vested each additional year until 100% of the account is vested upon the executive’s attainment of age 60 prior to termination of employment. If the executive has not attained age 55 prior to termination of employment or met the minimum participation requirement, 100% of his or her SERP account is forfeited. The vesting provision was put in place to encourage participant retention.

Because the SERP was frozen on January 1, 2012, none of the Named Executive Officers received a contribution for 2015 under the terms of the SERP. Mr. Oelking was credited with earnings in 2015 on amounts already allocated to his account prior to 2012. Any preferential interest credited in 2015 to amounts in SERP accounts that were above 120% of the applicable Federal long-term rate are recorded in the Summary Compensation Table. Mr. Oelking is not vested in the SERP because he does not meet the five-year participation requirement to begin vesting. Messrs. Bradie, Ferraioli, Harrington, and Mujib are not participants in the SERP because the plan was frozen prior to the dates they began employment or were executives with the Company.

Payouts under the Restoration Plan and the SERP are paid in a lump sum upon termination. Payouts under the Elective Deferral Plan are paid on termination of employment or a specified future date, either as a lump sum or in installments. Withdrawals under the Elective Deferral Plan are allowed in the case of an unforeseeable emergency.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

In 2011 with respect to Mr. Oelking, in 2012 with respect to Mr. Harrington, in 2013 with respect to Messrs. Ferraioli and Mujib, and in 2014 with respect to Mr. Bradie, our Company entered into severance and change-in-control agreements with our Named Executive Officers.

Termination events that trigger payments and benefits include change-in-control, normal or early retirement, termination without cause or for good reason, voluntary termination, disability, and death. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short and long-term incentive plans, nonqualified account balances, and health benefits among others.

See the section below titled “2015 Potential Payments Upon Termination or Change-in-Control” for more detail on estimated potential payments and benefits under Messrs. Bradie, Ferraioli, Harrington, Mujib, and Oelking’s severance and change-in-control agreements and with respect to Messrs. Ferraioli, Harrington, Mujib, and Oelking’s restricted stock unit agreements granted in December 2013 (and also in May 2014 with respect to a portion of Mr. Mujib’s restricted stock unit agreement).

Further, see the section titled “Severance and Change-in-Control Agreements” after the “2015 Potential Payments Upon Termination or Change-in-Control” table for a description of: (a) the specific circumstances that would trigger payments and benefits, (b) the appropriate payment and benefit levels as determined under the various circumstances that trigger payments and benefits, (c) any material conditions or obligations applicable to the receipt of payments or benefits, and (d) any other material factors regarding the severance and change-in-control agreements.

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2015 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Executive	Benefits(1)(2)	Change in Control without Termination 12/31/2015 ($)	Change in Control with Involuntary Termination 12/31/2015 ($)	Normal Retirement, Disability, or Death on 12/31/2015 ($)	Involuntary Not For Cause or Voluntary for Good Reason Termination on 12/31/2015 ($)	Voluntary without Good Reason on 12/31/2015 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Stuart J. B. Bradie	Stock Awards(3)	—	3,783,972	3,783,972	464,403	—
	Stock Options(4)	—	—	—	—	—
	Performance Awards(5)	—	2,700,000	900,000	—	—
	Cash Severance(6)	—	8,288,368	1,870,000	4,200,000	—
	TOTAL	—	14,772,340	6,553,972	4,664,403	—
Brian K. Ferraioli	Stock Awards(3)	—	1,567,689	1,567,689	1,099,800	—
	Stock Options(4)	—	—	—	—	—
	Performance Awards(5)	—	1,400,000	840,000	—	—
	Cash Severance(6)	—	3,376,259	837,720	1,235,000	—
	TOTAL	—	6,343,948	3,245,409	2,334,800	—
Ivor J. Harrington	Stock Awards(3)	—	1,694,876	1,694,876	1,099,800	—
	Stock Options(4)	—	—	—	—	—
	Performance Awards(5)	—	1,500,000	900,000	—	—
	Cash Severance(6)	—	3,170,983	735,399	1,197,000	—
	TOTAL	—	6,365,859	3,330,275	2,296,800	—
Roy B. Oelking	Stock Awards(3)	—	1,702,998	1,702,998	1,099,800	—
	Stock Options(4)	—	—	—	—	—
	Performance Awards(5)	—	1,500,000	900,000	—	—
	Cash Severance(6)	—	3,420,826	993,129	1,197,000	—
	TOTAL	—	6,623,824	3,596,126	2,296,800	—
Farhan Mujib(6)	Stock Awards(3)	—	1,414,207	1,414,207	909,298	—
	Stock Options(4)	—	—	—	—	—
	Performance Awards(5)	—	1,280,000	720,000	—	—
	Cash Severance(6)	—	3,004,674	668,274	1,032,407	—
	TOTAL	—	5,698,881	2,802,481	1,941,705	—
(1)

The aggregate nonqualified deferred compensation payable to all Named Executive Officers upon termination is set forth in columns (d) and (e) of the Nonqualified Deferred Compensation Table and is not reflected in this Table.

(2)

The Table does not include amounts otherwise payable to the Named Executive Officers if they remained employed through December 31, 2015, pursuant to the KBR Senior Executive Performance Pay Plan (STI), as reported in column (g) of the Summary Compensation Table. If a Named Executive Officer is terminated for “cause” (as defined under the applicable plan/program), all such executive’s rights to payment would be automatically forfeited. Also, the Table does not include those benefits that are generally available to all employees.

(3)

Except for Mr. Bradie, the amounts provided under stock awards in column (f) relate to the one-time 2013, and also 2014 with respect to Mr. Mujib, restricted stock unit grants that were intended to facilitate the smooth CEO transition, but only in accordance with the terms of such grants. For Mr. Bradie, the amount provided under stock awards in column (f) relates to 50% of the one-time (make-whole) restricted stock units that vest over three years and were granted in July 2014. These were specifically provided to Mr. Bradie to provide him security to resign from his prior employer, which caused him to forfeit equity holdings granted to him in prior years.

(4)

The Table assumes full exercise of options that become exercisable upon termination or change-in-control as of December 31, 2015. This Table does not include the exercisable options reflected in column (b) of the Outstanding Equity Awards at Fiscal Year End Table. Option values are based on the difference between the option exercise price and the closing price for our common stock on December 31, 2015, multiplied by the number of shares to be acquired upon exercise of the option. While options do not vest upon normal retirement age, they do continue to vest on the original vesting schedule post-normal retirement.

(5)

Assumes for purposes of change-in-control with termination, normal retirement, death, and disability that payout for the Performance Cash Awards will be at Target, except for the Performance Cash Awards granted in 2013, which are based on actual performance of 0.0%.

(6)

Cash severance for Mr. Mujib would be paid in British Pounds. The amounts in the table above for cash severance have been converted to U.S. Dollars at the applicable exchange rate used for Mr. Mujib in the Summary Compensation Table.

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SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

Our Compensation Committee approved severance and change-in-control agreements (collectively, the “Agreement”) for Messrs. Bradie, Ferraioli, Harrington, Mujib, and Oelking, along with certain other senior executive officers of the Company.

CIRCUMSTANCES THAT WOULD TRIGGER PAYMENTS AND BENEFITS

The Agreement will terminate automatically on the earlier of (i) the executive’s termination of employment with the Company or (ii) in the event of a change-in-control during the term of the Agreement, two years following the change-in-control. The Agreement provides for (i) severance termination benefits (prior to a change-in-control), (ii) double-trigger change-in-control termination benefits (on or after a change-in-control), and (iii) death, disability, and retirement benefits.

Under the Agreement, “cause,” “good reason,” and “change-in-control” are defined as follows:

“Cause” means any of the following: (i) the executive’s gross negligence or willful misconduct in the performance of the duties and services required of him by the Company; (ii) the executive’s conviction of, or plea other than not guilty to, a felony or a misdemeanor involving moral turpitude; or (iii) a material violation of the Company’s Code of Business Conduct. However, prior to a change-in-control, “cause” also means the executive’s failure to perform, in a reasonably satisfactory manner, the duties and services required of him by the Company, provided that the Company gives the executive at least 10 days’ written notice to cure the failure.

“Good Reason” means any of the following: (i) a material diminution in the executive’s base salary, (ii) a material diminution in the executive’s authority, duties, or responsibilities, including, with respect to Mr. Bradie, the failure to maintain him in the position of CEO of the Company or nominate him to stand for re-election to the Board of Directors, or (iii) unless agreed to by the executive, the relocation of the offices at which the executive is principally employed to a location more than 50 miles away. However, prior to a change-in-control, “good reason” means a 25% or more diminution in the executive’s base salary, unless a similar reduction is made to the base salaries of all senior executive officers of the Company, and with respect to Mr. Bradie, it also means (ii) and (iii) of the definition of “good reason” above.

“Change-in-Control” is generally triggered upon any of the following: (i) a person acquires 20% or more of the voting power of the Company, (ii) the majority of our Board of Directors changes, (iii) a merger or consolidation of the Company (unless it still controls a majority of the voting stock), (iv) a complete liquidation or dissolution of the Company, or (v) a sale, disposition, lease, or exchange of all or substantially all of the Company’s assets.

If, prior to, on, or after a change-in-control, Messrs. Bradie, Ferraioli, Harrington, Mujib, or Oelking die or become disabled, then the Company will provide them with the following benefits: (a) the executive’s unearned bonus under the Company’s annual cash incentive plan payable for the fiscal year in which the executive’s date of termination occurs, with such bonus amount determined at the end of the performance period in accordance with the plan, and then such earned amount (if any) (x) prorated to the executive’s date of termination and (y) paid to the executive in a lump sum on the normal payment date for such annual bonuses under the plan, but not later than the March 15th following the end of the performance period, (b) the executive’s unpaid bonus (if any) accrued under the Company’s annual cash incentive plan for the fiscal year that ended on or immediately before the executive’s date of termination, which accrued bonus shall be paid to the executive in a lump sum on the normal payment date for such bonuses under the plan, but not later than the March 15th following the end of such prior performance period, (c) the restrictions on all restricted stock and restricted stock units of the executive shall lapse in full on his date of termination, (d) all stock options and stock appreciation rights (“SARs”) of the executive shall become fully vested and exercisable on his date of termination and may be exercised until the earlier of (i) the second anniversary of his date of termination, unless otherwise provided by the Compensation Committee, in its discretion, or (ii) the remaining term of such option or SAR, (e) all outstanding performance awards of the executive shall be prorated to his date of termination and to the extent such awards become “earned” based on actual performance results at the end of the performance period, shall be paid to the executive in a lump sum on the normal payment date for such awards under the plan, but not later than the March 15th following the end of the performance period, and (f) all account balances of the executive in all supplemental and/or non-qualified retirement plans of the Company and its affiliates shall become fully vested on his date of termination.

If, prior to, on, or after a change-in-control, the Named Executive Officer retires, then the Company will provide him with the above death and disability benefits, except that the executive may only exercise his stock options and SARs until the earlier of (a) the first anniversary of his date of termination, unless otherwise provided by the Compensation Committee, in its discretion, or (b) the remaining term of such option or SARs.

If, prior to, on, or after a change-in-control, the Named Executive Officer voluntarily terminates his employment for any reason other than a “good reason” or retirement, the executive will not be entitled to any payments or benefits and his vested stock options and SARs must be exercised within 30 days of the date of his termination, but not later than the option or SAR expiration date.

If, prior to, on, or after a change-in-control, the Named Executive Officer’s employment is terminated by the Company for “cause,” the executive will not be entitled to any severance payments or benefits.

If, prior to a change-in-control, the Named Executive Officer’s employment is terminated by us (except for “cause”), or if the Named Executive Officer terminates his employment for “good reason,” the Company will provide the executive with the following benefits: (a) a lump-sum cash payment equal to the sum of: (i) one (two with respect to Mr. Bradie) year’s base salary in effect at termination plus (ii) (two times with respect to Mr. Bradie) the executive’s annual target bonus opportunity, (b) all vested stock options and SARs may be exercised within the one-year period following his date of termination, but not later than the remaining term of the option or SARs, and (c) all unvested stock options, SARs, restricted stock, restricted stock units, and performance awards shall be forfeited, unless and to the extent provided otherwise by the Compensation Committee, in its discretion, with respect to non-performance awards.

If both (1) a change-in-control occurs and (2) on, or within two years after the change-in-control, the Company involuntarily terminates the Named Executive Officer’s employment without cause or the Named Executive Officer terminates his employment for “good reason” then, the Company will provide them with the following change-in-control termination benefits: (a) a lump sum cash payment equal to the sum of: (i) two times (three times with respect to Mr. Bradie) the executive’s base salary in effect at termination (or, if higher, the executive’s base salary in effect immediately prior to the change-in-control) plus (ii) two times (three times

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with respect to Mr. Bradie) the executive’s annual target bonus opportunity, (b) the executive’s unearned bonus under the Company’s annual cash incentive plan payable for the fiscal year in which the executive’s date of termination occurs, with such bonus amount determined at the end of the performance period in accordance with the plan, and then such earned amount (if any) (x) prorated to the executive’s date of termination and (y) paid to the executive in a lump sum on the normal payment date for such annual bonuses under the plan, but not later than the March 15th following the end of the performance period, (c) the executive’s unpaid bonus (if any) accrued under the Company’s annual cash incentive plan for the fiscal year that ended on or immediately before the executive’s date of termination, which accrued bonus shall be paid to the executive in a lump sum on the normal payment date for such bonuses under the plan, but not later than 74 days following the executive’s termination of employment with the Company, (d) all of the outstanding stock options, SARs, restricted stock and restricted stock unit awards, and other equity based awards granted by the Company to the executive that are not performance awards shall become fully vested and immediately exercisable or payable in full on the effective date of the release required under the Agreement, provided such release is timely executed by the executive following his termination of employment with the Company, (e) all performance award units other than those that are covered under the Company’s annual cash incentive plan shall be prorated to the date of termination and paid on actual performance at the end of the performance period, but not later than March 15th following the end of the performance period, (f) all account balances in any supplemental and/or nonqualified retirement plans shall become fully vested, and (g) welfare plan costs equal to two times (three times with respect to Mr. Bradie) the total annual cost to the executive and the Company of the medical, dental, life, and disability benefits provided to the executive and the executive’s eligible dependents by the Company for the year of the executive’s termination.

DETERMINATION OF APPROPRIATE PAYMENT AND BENEFIT LEVELS UNDER THE VARIOUS CIRCUMSTANCES THAT TRIGGER PAYMENTS AND BENEFITS

Our Compensation Committee engaged AonHewitt, its previous compensation consultant, to assist in the development of the Agreement. In February 2008, AonHewitt presented a comprehensive overview of market practices of severance and change-in-control benefits among our then E&C Peer Group, as well as, AonHewitt’s knowledge of general market practices and emerging trends. In addition, AonHewitt provided the Compensation Committee with a proposed severance and change-in-control program that was consistent with the median of such E&C Peer Group. Our Compensation Committee elected to move forward with the proposed program, except that the Compensation Committee wanted to make severance payments (without a change-in-control) more difficult to trigger as compared to the terms of the companies in such E&C Peer Group. Further, our Compensation Committee elected to add a broad two-year clawback provision. Our Compensation Committee asked its Chairman to work with AonHewitt, in-house legal counsel, and outside legal counsel to prepare the Agreement consistent with these suggestions. In May 2008, AonHewitt presented the revised program, with all the potential costs associated with the suggested Agreement. After further review, and advice from outside legal counsel that the Agreement was more favorable to KBR than our peer companies with respect to severance (without a change-in-control) payment triggers and that it was consistent with our peer companies with respect to severance following a change-in-control, our Compensation Committee approved the Agreement in May 2008. Since May 2008, our Compensation Committee has regularly reviewed the Agreement to ensure it remains consistent with the median of our E&C Peer Group.

MATERIAL CONDITIONS OR OBLIGATIONS APPLICABLE TO THE RECEIPT OF PAYMENTS OR BENEFITS

As a condition to receive the severance benefits upon a termination by the Company (except for “cause”) or a resignation by the executive for “good reason” or retirement, the executives must first execute a release and full settlement agreement. The Agreement also contains customary confidentiality, noncompetition, and nonsolicitation covenants, as well as a mandatory arbitration provision. In addition, the Agreement contains a clawback provision that allows the Company to recover any benefits paid under the Agreement if the Company determines within two years after the executive’s termination of employment that his employment could have been terminated for cause. The Agreement provides that all unvested stock options, SARs, restricted stock, restricted stock units, and performance awards granted to the executives by the Company will be forfeited upon severance (without a change-in-control). Such awards, however, will fully vest upon a double-trigger change-in-control termination (other than performance awards granted prior to 2015, which will vest on a prorata basis and remain subject to actual performance results).

NO EMPLOYMENT AGREEMENTS

The Company has no employment agreements with its Named Executive Officers. Each of our Named Executive Officers has entered into severance and change-in-control agreements that only provide for severance-type benefits, as described in the above section.

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Director Compensation

In 2015, all non-executive Directors received an annual retainer of $100,000. An additional annual retainer of $125,000 was paid to Mr. Carroll for his role as non-executive Chairman of the Board. The Chairman of each committee also received an additional annual retainer as follows: Audit—$15,000; Compensation—$15,000; and Health, Safety, Security, Environment and Social Responsibility—$10,000. The additional annual retainer for the Nominating and Corporate Governance Committee is $10,000; however, if the non-executive Chairman of the Board is concurrently serving as the Chairman of the Nominating and Corporate Governance Committee, which was the case for part of 2015, the non-executive Chairman of the Board will not receive the annual retainer for the Nominating and Corporate Governance Committee Chairman in addition to the annual retainer for the non-executive Chairman of the Board. As recommended by our Nominating and Corporate Governance Committee, in 2015 each of our non-executive Directors received an annual award of $110,000 worth of restricted stock units under the KBR Stock and Incentive Plan. The vesting period is six-month cliff vesting. Our Board of Directors established share ownership guidelines for the non-executive Directors in an effort to link more closely the financial interests of the non-executive Directors with those of KBR’s stockholders. Non-executive Directors are required to own KBR stock in an amount equal to five times the non-executive Director annual cash retainer within five years of joining the Board of Directors.

In December 2013, based on the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors adopted a nonqualified elective deferral plan for non-executive directors. The plan, which became effective January 1, 2014, permits non-executive directors to make an annual election to defer payment of some or all of their cash retainers and equity compensation for the following year. The non-executive directors also have the option to elect to have their cash compensation converted to restricted stock units. For the 2015 plan year, Mr. Slater elected to defer 100% of his annual award of restricted stock units into the plan. Mr. Slater also elected to have 100% of his 2015 cash compensation converted to restricted stock units and deferred into the plan. Mr. Curtiss elected to have 100% of his 2015 cash compensation converted to restricted stock units.

Periodically, our Nominating and Corporate Governance Committee (effective October 2015, our Compensation Committee) reviews the competitiveness of the compensation of our non-executive Directors. The results of such reviews were presented to our Board in August 2015 with regard to the compensation of our non-executive Directors for 2016. No changes were made to the program in 2015.

The following table sets forth certain information with respect to KBR’s director compensation for non-executive Directors during the fiscal year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mark E. Baldwin	100,000	110,010	—	—	—	2,098	212,108
James R. Blackwell	100,000	110,010	—	—	—	1,589	211,599
W. Frank Blount	50,000	110,010	—	—	—	587	160,597
Loren K. Carroll	225,000	110,010	—	—	—	1,173	336,183
Linda Z. Cook(6)	—	—	—	—	964	—	964
Jeffrey E. Curtiss(7)	—	225,000	—	—	—	2,400	227,400
Umberto della Sala	100,000	110,010	—	—	—	1,173	211,183
Lester L. Lyles	110,000	110,010	—	—	1,288	1,173	222,471
Jack B. Moore	111,250	110,010	—	—	—	1,173	222,433
Ann D. Pickard	25,000	110,014	—	—	—	—	135,014
Richard J. Slater(7)	—	225,000	—	—	6,252	—	231,252
(1)

Directors who were also full-time officers or employees of KBR received no additional compensation for serving as directors.

(2)

Director fees reflect fees earned in 2015, including fees that may have been deferred into the KBR Non-Employee Directors Elective Deferral Plan.

(3)

The amounts in column (c) represent the grant date fair value of awards granted in 2015 pursuant to the KBR Stock and Incentive Plan. The fair values were determined in accordance with FASB ASC 718, “Stock Compensation.” Assumptions used in the calculation of these amounts are described in note 1 under “Significant Accounting Policies” and note 18 under “Share-based Compensation and Incentive Plans” of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2015. All directors were fully vested in their restricted stock units (“RSUs”) at the end of 2015, except Ms. Pickard, who had 5,593 unvested RSUs on December 31, 2015.

(4)

Mr. Slater elected to defer 100% of his RSUs granted in 2015 into the KBR Non-Employee Directors Elective Deferral Plan. Mr. Slater also elected that any dividends to which he was entitled for his deferred RSUs be reinvested in shares of Company stock. The amounts in column (f) reflect these reinvested shares.

(5)

The amounts in column (g) reflect dividends paid on the unvested portions of the stock awarded in 2015.

(6)

Ms. Cook retired from the Board of Directors effective January 20, 2015. Due to her short length of service in 2015, Ms. Cook did not receive any cash retainer fees or an annual RSU award in 2015.

(7)

Messrs. Curtiss and Slater elected to receive RSUs in lieu of 100% of their annual cash retainers payable for 2015. As a result, additional RSUs were granted to Messrs. Curtiss and Slater at the same time and with the same terms as their standard annual award of RSUs.

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Certain Relationships and Related Transactions

We perform many of our projects through incorporated and unincorporated joint ventures. In addition to participating as a joint venture partner, we often provide engineering, procurement, construction, operations or maintenance services to the joint venture as a subcontractor. Where we provide services to a joint venture that we control and therefore consolidate for financial reporting purposes, we eliminate intercompany revenues and expenses on such transactions. In situations where we account for our interest in the joint venture under the equity method of accounting, we do not eliminate any portion of our revenues or expenses. We recognize the profit on our services provided to joint ventures that we consolidate and joint ventures that we record under the equity method of accounting primarily using the percentage-of-completion method.

James R. Blackwell, a director of the Company, was an officer or employee of Chevron Corporation until February 2015, when Mr. Blackwell retired from Chevron Corporation. In 2015, the Company’s contracts with Chevron Corporation provided more than 2% of the Company’s total revenue.

Related Person Policies

Our Board of Directors has adopted a policy requiring its approval of any transactions involving our directors, executive officers or any nominees for director and any greater than 5% stockholders and their immediate family members. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) we (including any of our subsidiaries) were, or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director or holding less than a 10 percent beneficial ownership interest in another entity), and which is required by the rules and regulations of the SEC to be disclosed in our public filings. The Board of Directors will only approve transactions with related persons when the Board of Directors determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board of Directors will apply the following standards and such other standards it deems appropriate:

•

whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•

whether the transaction is material to us or the related person;

•

the role the related person has played in arranging the related person transaction;

•

the structure of the related person transaction;

•

the extent of the related person’s interest in the transaction; and

•

whether there are alternative sources for the subject matter of the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires KBR’s directors and executive officers, and persons who own more than ten percent of a registered class of KBR’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock of KBR.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that such reports accurately reflect all reportable transactions and holdings, with respect to the fiscal year ended December 31, 2015, and during 2016 through the date of this proxy statement, all officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

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Audit Committee Report

KBR’s Audit Committee operates under a written charter, a copy of which is available on KBR’s website, www.kbr.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board of Directors for approval. This charter sets forth the purpose of the Committee, qualifications for membership on the Committee, meetings of the Committee, the authority granted to the Committee by the Board of Directors, and the responsibilities of the Committee in areas pertaining to the external auditor, financial reporting, the internal audit organization, KBR’s Code of Business Conduct, reviewing major issues concerning KBR’s internal control over financial reporting, and certain administrative matters. The responsibilities of the Committee set forth in the charter are addressed throughout the year according to a calendar established by the Committee each year in advance, in addition to from time to time as necessary.

KBR’s management is responsible for preparing KBR’s financial statements and the principal independent accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent accountants.

In fulfilling our oversight role for the year ended December 31, 2015, under the Audit Committee’s charter, among other things, we:

•

reviewed and discussed KBR’s audited financial statements with management;

•

discussed with KPMG LLP, KBR’s principal independent accountants, the matters required to be communicated pursuant to the standards promulgated by the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

•

reviewed and discussed with management and KPMG LLP, KBR’s reports on internal controls over financial reporting and the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•

received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence;

•

discussed with KPMG its independence;

•

discussed with KPMG the timing for the rotation of audit partners;

•

reviewed and discussed with management major financial risk exposures, as well as other areas of risk exposure, and KBR’s policies and guidelines governing risk assessment and management, including the KBR Enterprise Risk Management process;

•

reviewed the report from the internal audit group of its evaluation and assessment of the potential for the occurrence of fraud, including fraud risk relating to a material misstatement in financial reporting, safeguarding of assets, and corruption, and of the Company’s management of such risks;

•

reviewed management reports on KBR’s conformity with its Code of Business Conduct and Corporate Governance Guidelines;

•

reviewed the cyber security assessment performed by the internal audit group and the testing and effectiveness of controls implemented in the fiscal year;

•

reviewed summaries of significant reports prepared by the internal audit group and received reports from management on the effectiveness of procedures implemented as a result of such reports; and

•

reviewed and discussed with management the requirements of FASB Accounting Standards Update No. 2014-09 Revenue from Contracts with Customers and the impact and effect of its adoption and implementation.

Based on our:

•

review of the audited financial statements;

•

discussions with management;

•

discussions with KPMG LLP; and

•

review of KPMG LLP’s written disclosures and letter,

we recommended to the Board of Directors that the audited financial statements be included in KBR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC. Our recommendation considers our review of that firm’s qualifications as independent accountants for the Company. Our review also included matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services. In our judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm’s independence.

After discussions with management, considering KPMG LLP’s historical and recent performance of KBR’s audit, the capabilities and performance of the audit team, and KPMG LLP’s independence, the Committee concluded that it would be in the best interests of KBR and its shareholders to retain KPMG LLP to serve as the independent registered public accounting firm to audit the consolidated financial statements for KBR for 2016 and recommend that such appointment be ratified by shareholders at the 2016 annual meeting of the company.

Respectfully submitted,

The Audit Committee of Directors

Jeffrey E. Curtiss, Chairman
Mark E. Baldwin
Lester L. Lyles
Ann D. Pickard

March 9, 2016

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Principal Accountant Fees and Services

The following table presents fees for audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed or expected to be billed for audit-related, tax and all other services rendered by KPMG during those periods.

Thousands of dollars	2015	2014
Audit fees(a)	$5,916	$7,173
Audit-related fees(b)	22	33
Tax fees(c)	867	1,749
Other fees	—	—
Total	$6,805	$8,955
(a)

Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2015 and December 31, 2014. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, and review of registration statements.

(b)

Audit-related fees primarily include professional services rendered by KPMG for special purpose audits of separate KBR entities primarily related to jurisdictional licensing requirements and audits of some of our subsidiaries relating to certain transactions.

(c)

Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for federal, state and international tax compliance and advice.

PRE-APPROVAL POLICY

The Audit Committee is directly responsible for appointing, setting compensation for and overseeing the work of KPMG, our principal independent registered public accounting firm. The Audit Committee has established written pre-approval policies requiring approval by the Audit Committee of all services to be provided by KPMG and all audit services provided by other independent accountants. The policy provides that all audit, audit-related and tax services to be provided by KPMG will be described in a written plan submitted to the Audit Committee annually for pre-approval. The Audit Committee, its Chairman or another Audit Committee member designee must pre-approve any audit, audit-related or tax services to be provided by KPMG that were not submitted for annual pre-approval if the fees to be paid for such services will exceed $150,000. All other services for fees in excess of $50,000 must be specifically approved in the same manner as audit, audit-related and tax services greater than $150,000. Any services provided by KPMG must be pre-approved by the Audit Committee if the fees are $250,000 or greater.

The policy also provides that all audit services to be provided by independent public accountants other than KPMG will be described in writing and presented to the Audit Committee by our Chief Accounting Officer annually for pre-approval. Any audit services not included in the annual pre-approved plan must be approved in the same manner as unplanned audit, audit-related and tax services to be provided by KPMG.

As permitted by the SEC, to ensure prompt handling of unexpected matters, our policy allows for the delegation of the Audit Committee’s pre-approval authority under the policy to the Chairman or another member of the Audit Committee designated by the Audit Committee or the Chairman. Any pre-approval decisions by the Audit Committee Chairman or other Audit Committee designee will be reported to the Audit Committee at the next regularly-scheduled meeting following any such decisions.

Proposal No. 2

Ratify the Appointment of Independent Registered Public Accounting Firm

KPMG LLP has audited the financial statements of KBR and its predecessor beginning with the year ended December 31, 2004. A resolution will be presented at the Annual Meeting of Stockholders to ratify the appointment by the Audit Committee of the Board of Directors of that firm as independent registered public accounting firm to audit the consolidated financial statements of KBR as of and for the year ending December 31, 2016. The engagement of KPMG LLP was made by the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in KBR. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with KBR in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions from stockholders.

Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the Audit Committee of the Board of Directors has decided to ask our stockholders to ratify this appointment.

The proposal to ratify the appointment of KPMG LLP will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm.

The Audit Committee of the Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements for KBR as of and for the year ending December 31, 2016. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

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Proposal No. 3

Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our Named Executive Officers (“NEOs”) as disclosed in this proxy statement.

The fifth stockholder advisory vote to approve named executive officer compensation since the initial public offering of KBR’s common stock was held last year at KBR’s 2015 Annual Meeting of Stockholders. Under KBR’s Bylaws, the 2015 advisory vote was in favor of approval of our named executive officer compensation, that choice having been selected by the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote. The Compensation Committee considered the results to be an affirmation of the stockholders’ support of our compensation policies and decisions. However, we did make minor changes to our executive compensation program effective January 1, 2015, which are noted in the Compensation Discussion and Analysis in this proxy statement. The first advisory vote on the frequency of advisory votes to approve named executive officer compensation was held at KBR’s 2011 Annual Meeting of Stockholders. Under KBR’s Bylaws, the advisory vote on the frequency of the advisory vote to approve named executive officer compensation was in favor of one year, with that period having been selected by the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote. In light of these voting results, KBR’s Board of Directors determined that KBR will hold an advisory vote to approve named executive officer compensation each year until the results of the next advisory vote on the frequency of advisory votes to approve named executive officer compensation are reviewed in 2017.

EXECUTIVE COMPENSATION

The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for KBR’s NEOs, as defined above under “Compensation Discussion and Analysis — Executive Summary.” Consistent with our compensation philosophy, our executive compensation program has been designed to achieve the following primary objectives:

•

provide a clear and direct relationship between executive pay and Company (and Business, as applicable) performance, both on a short and long-term basis;

•

emphasize operating performance measures;

•

link executive pay to measures of stockholder value;

•

support our business strategies and management processes in order to motivate our executives; and

•

generally target base salary, short-term incentives, long-term incentives, and total compensation levels near the 50th percentile of the competitive market for good performance, and above the 50th percentile of the competitive market for consistent, outstanding performance over time, but we also consider other factors, including differences in our position responsibilities compared to our peers, experience, retention risk, and internal equity.

In consideration of these objectives, KBR provides pay that is highly dependent on performance (both short and long-term) in order to align total compensation with stockholder interests. Performance pay represents the majority of our CEO’s compensation as a percentage of total compensation. We continually review best practices in governance and executive compensation. In observance of such best practices, KBR:

•

does not maintain employment agreements with the NEOs;

•

does not provide excise tax gross-ups;

•

has incentive plans that discourage undue risk and align executive rewards with short and long-term company performance; and

•

requires executives to satisfy stock ownership requirements.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

While the resolution is non-binding, the Board of Directors values the opinions that stockholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions.

For all the reasons set forth above, the Board of Directors recommends that you vote FOR the advisory vote to approve our NEOs’ compensation as disclosed in this proxy statement. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

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Proposal No. 4

Approve an Amendment and Restatement of the KBR, Inc. 2006 Stock and Incentive Plan

Reason for the Amendment and Restatement

We are asking stockholders to approve the KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “Stock Plan”), attached hereto as Appendix A, so that we may continue to achieve our goals of attracting, motivating, and retaining highly competent employees through grants of equity and cash performance awards, as well as receive a federal income tax deduction for any compensation paid under the Stock Plan that constitutes “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Stock Plan last was amended and approved by stockholders at our 2012 Annual Meeting of Stockholders. Our Compensation Committee and our Board of Directors have approved the amended and restated Stock Plan, subject to the approval of our stockholders at the Annual Meeting.

We strongly believe that the approval of the amended and restated Stock Plan is essential to our continued success. We use equity and cash performance awards to motivate high levels of performance, to align the interests of our employees and stockholders, and to enhance our ability to attract and retain highly qualified non-employee directors. We believe that the ability to grant equity and cash performance awards is important to our future success.

The Stock Plan is also designed to allow us to take a full federal income tax deduction for the compensation paid to our executive officers in connection with certain awards granted under the Stock Plan.

Changes to the Amended and Restated Stock Plan

The following is a summary of the material changes that are contained in the amended and restated Stock Plan as compared to the existing Stock Plan. Please also read the summary of the amended and restated Stock Plan below.

(i)

Increase the number of shares of our common stock available for issuance under the Stock Plan by 4,400,000 shares from 12,000,000 to 16,400,000.

(ii)

Increase the sublimit on the number of shares of common stock that may be delivered under the Stock Plan in the form of restricted stock awards, restricted stock unit awards, stock value equivalent awards, or pursuant to performance awards denominated in common stock by 4,400,000 from 5,500,000 to 9,900,000.

(iii)

Extend the term of the plan from May 17, 2022 until May 12, 2026.

(iv)

Impose a limit on the amount of compensation, including cash and equity, that may be paid to a non-employee director in a single calendar year.

(v)

Add minimum vesting requirements to stock value equivalent awards and performance awards denominated in common stock consistent with the minimum vesting requirements that apply to restricted stock and restricted stock unit awards (vesting in equal annual installments over a period of at least three years).

(vi)

Add a limit of 5% of authorized shares that may be granted pursuant to restricted stock awards, restricted stock unit awards, stock value equivalent awards, and performance awards denominated in common stock with a vesting schedule less than three years.

(vii)

Add a prohibition on dividend equivalents for stock options and stock appreciation rights.

Share Information

The following table includes information regarding outstanding equity awards and shares available for future awards under all of our equity compensation plans as of March 2, 2016 (and without giving effect to any approval of the amended and restated Stock Plan under this proposal):

Total shares underlying outstanding options	3,376,661
Weighted average exercise price per share of outstanding options	$23.86
Weighted average remaining contractual life of outstanding options	6.32 years
Total shares underlying outstanding, unvested time-based full value awards	1,747,199
Total shares currently available for grant	1,662,236
Total shares currently available for grant as full-value restricted stock, restricted stock unit, and performance awards	—

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As shown in the following table, our three-year average annual burn rate has been 1.91%, which is well below the Institutional Shareholder Services burn rate benchmark of 3.10% that applies to our capital goods industry.

Fiscal Year	Options Granted	Time-Based Full Value Awards Granted	Total(1)	Weighted Average Number of Common Shares Outstanding	Burn Rate = Total /Weighted Average Common Shares Outstanding
2015	1,067,308	855,499	3,206,056	144,000,000	2.23%
2014	638,270	1,060,480	3,289,470	146,000,000	2.25%
2013	912,031	383,284	1,870,241	148,000,000	1.26%
Three year average					1.91%
(1)

Using ISS methodology, calculated as the sum of: (a) the number of shares granted as option awards and (b) the number of shares granted as time-based full value awards, multiplied by a factor of 2.5.

Summary of the Amended and Restated Stock Plan

The following is a general summary of the material provisions of the amended and restated Stock Plan and is qualified in its entirety by the full text of the amended and restated Stock Plan, which is attached to this proxy statement as Appendix A.

Types of Awards. The Stock Plan provides for the grant of any or all of the following types of awards:

•

stock options, including incentive stock options and non-qualified stock options;

•

stock appreciation rights (“SARs”), in tandem with stock options or freestanding;

•

restricted stock;

•

restricted stock units;

•

performance awards; and

•

stock value equivalent awards.

Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee.

Shares Subject to the Stock Plan and Award Limitations.  We have reserved 16,400,000 shares of our common stock for purposes of the amended and restated Stock Plan, of which no more than 9,900,000 shares may be issued in the form of restricted stock, restricted stock units, stock value equivalents, or pursuant to performance awards denominated in common stock. There is a 500,000 share limit on the total number of option shares or stock appreciation rights, singly or in combination, together with shares or share equivalents under performance awards that are denominated in common stock, restricted stock awards and/or restricted stock unit awards that may be granted to any participant in any one calendar year that are intended to qualify as “performance-based compensation” for purposes of Section 162(m). The cash value determined as of the date of grant of any performance award not denominated in common stock together with any stock value equivalent award granted to any participant for any one calendar year may not exceed $12,000,000. Except in connection with a corporate transaction involving the Company, repricing, the cancellation and reissuance, and the exchange for cash of stock options or SARs is prohibited. The Stock Plan provides for adjustments to the terms of outstanding grants and the shares reserved for future grants in the event of subdivisions or combinations of our common stock, stock dividends or stock splits. It also provides for adjustments to be determined by the Compensation Committee in the event of consolidations or mergers of our company with another corporation or entity, recapitalizations of our company or distributions to holders of our common stock of securities or property other than normal cash dividends or stock dividends. In general, we may satisfy awards granted under the Stock Plan using shares of our authorized but unissued common stock or common stock previously issued that we have reacquired.

Shares that have been issued under the Stock Plan under any award will not be available for the grant of a new award under the Stock Plan. However, if an award expires without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance awards, or stock value equivalent awards, is forfeited to, or settled in cash by, KBR, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) that were subject to the award will become available for the grant of a new award under the Stock Plan. Shares withheld from an award to satisfy the exercise price of the award or KBR’s required tax withholding obligations will not be available for new grants. If a share-settled stock appreciation right is exercised, the gross number of shares subject to the stock appreciation right will be counted against the shares available for issue under the Stock Plan as one share for every share subject to the stock appreciation right, regardless of the number of shares used to settle the stock appreciation right upon exercise. Further, the shares available for issue under the Stock Plan are not increased by any shares repurchased by the Company in connection with the exercise of an outstanding stock option.

The amended and restated Stock Plan also includes a limit on the total amount of compensation, including both equity and cash, which may be awarded to non-employee directors under any of our compensation plans (including, without limitation, the Stock Plan). The compensation awarded to any non-employee director for any single calendar year beginning on or after January 1, 2016 may not exceed $1,000,000 (or 150% of such amount for a non-employee director serving as the Chairman of the Board or the Lead Director and for the first calendar year during which an individual becomes a non-employee director). Compensation, if any, paid to a non-employee director during any period in which such individual was an employee or consultant of the Company is disregarded for purposes of applying this limitation.

The closing price per share of our common stock on the New York Stock Exchange (“NYSE”) as of March 2, 2016 was $14.03.

Term. The Stock Plan has a ten-year term; new awards may not be granted under the Stock Plan following the tenth anniversary of the Stock Plan adoption date. Approval of the amended and restated Stock Plan resets the adoption date to the 2016 approval date.

Administration. The Compensation Committee appointed by our Board of Directors administers the Stock Plan for our employees. Our Compensation Committee was appointed by, and serves at the pleasure of, our Board of Directors.

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Subject to the terms of the Stock Plan, and to any approvals and other authority as our Board of Directors may reserve to itself from time to time, our Compensation Committee, consistent with the terms of the Stock Plan, has authority to:

•

select the individuals to receive awards;

•

determine the timing, form, amount or value and term of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the Stock Plan;

•

construe the Stock Plan and prescribe rules and regulations for the administration of the Stock Plan; and

•

make any other determinations authorized under the Stock Plan as the Compensation Committee deems necessary or appropriate.

The Compensation Committee may delegate some or all of its power to our CEO. However, such delegation may not include the power (a) to grant an award to any person who is (or is likely to become) a “covered employee” within the meaning of Section 162(m) or (b) with regard to the selection for participation in the Stock Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the grant, type, timing, pricing or amount of an award to such an officer or other person.

Eligibility. A broad group of our employees and employees of our affiliates are eligible to participate in the Stock Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Outside directors of KBR are also eligible to participate in the Stock Plan. As of March 2, 2016, approximately 285 employees and 9 outside directors of KBR were eligible to participate in the Stock Plan.

Stock Options. Awards under the Stock Plan may be in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to the option, the manner and time of the option’s exercise, the conditions on exercisability and the exercise price per share of stock subject to the option. The term of an option may not exceed ten years. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. The Compensation Committee will designate each option as a non-qualified or an incentive stock option. No dividend equivalents may be granted in connection with any stock option.

Stock Appreciation Rights. The Stock Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a SAR will not be less than the fair market value of the common stock on the date the SAR is granted. If granted with a stock option, exercise of SARs will result in the surrender of the right to purchase the shares under the option as to which the SARs were exercised. Upon exercising a SAR, the participant receives for each share for which the SAR is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. The term of a SAR grant may not exceed ten years. No consideration is received by us for granting SARs. No dividend equivalents may be granted in connection with any SAR.

Each grant of a SAR will be evidenced by an agreement that specifies the terms and conditions of the award, including the effect of death, disability, retirement or other termination of service on the exercisability of the SAR.

Restricted Stock and Restricted Stock Units. Stock awards may be granted consisting of restricted common stock or restricted stock units denominated in common stock. The Compensation Committee may establish rules and procedures for the crediting of dividend equivalents, if any, for restricted stock unit awards. Restricted stock and restricted stock unit awards are subject to the 9,900,000 share limit on the total number of shares that may be issued in the form of restricted stock, restricted stock units, stock value equivalents, or performance awards denominated in common stock. The Compensation Committee will determine the nature and extent of the restrictions on the awards, including performance measures, the duration of the restrictions, and any circumstance under which restricted shares or units will be forfeited. Generally, the restrictions may not lapse in less than equal annual installments over a period of at least three years from the date of grant. However, pursuant to the amended and restated Stock Plan, up to an aggregate of 5% of the maximum number of shares that may be issued under the plan may be awarded pursuant to restricted stock, restricted stock unit, stock value equivalent, and common stock-denominated performance awards that are not subject to such minimum three-year vesting requirement.

Performance Awards. The Stock Plan permits the Compensation Committee to grant performance awards to eligible individuals. Performance Awards are awards that are contingent on the achievement of one or more performance measures. The awards that are share-based are subject to the 500,000 share limit on the total number of shares that may be issued in any one calendar year to any one individual in the form of stock options, SARs, restricted stock, restricted stock units or performance awards denominated in common stock that are intended to qualify as “performance-based compensation” for purposes of Section 162(m). The cash value as of the time of grant of any performance awards to any individual that are not denominated in common stock, together with any stock value equivalent award, shall not exceed $12,000,000 in any calendar year. Pursuant to the amended and restated Stock Plan, performance awards denominated in common stock are subject to a similar three-year minimum vesting requirement and the related 5% exception that applies to restricted stock and restricted stock unit awards as described above under “Restricted Stock and Restricted Stock Units” and stock value equivalents as described below under “Stock Value Equivalent Awards.”

The performance criteria that may be used by the Compensation Committee in granting performance awards consist of objective tests based on the following: earnings, cash value added performance, cash flow, stockholder return and/or value, customer satisfaction, operating profits (including EBITDA), revenue, net profits, financial return ratios, earnings per share, profit return and margins, stock price, market share, cost reduction goals, debt to capital ratio, working capital, return on capital, days billed accounts receivable outstanding, days unbilled accounts receivable outstanding, job income sold, net overhead expense, forecast accuracy, and safety.

The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on company, subsidiary, business unit, business group, or corporate department performance, or based on comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured. The effect of an awardee’s death, disability, retirement or other termination of service during the performance period will be provided in the participant’s performance award agreement.

Stock Value Equivalent Awards. The Stock Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive an amount equal to or based in whole or in part upon (a) the fair market value of a specified number of shares of common stock, or (b) any appreciation in the fair market value of the shares over a specified period of time, which rights vest over a period of time as established by the Compensation Committee, or upon the satisfaction of any performance objectives or other events applicable to such awards as provided by the Compensation Committee. Payment of the vested portion of a stock value equivalent award shall be made in cash, based (to the extent applicable) on the fair market value of the common stock on the payment date or such other date as may be specified by the Compensation Committee in the award. The Compensation Committee will also determine the effect of an awardee’s death, disability, retirement or other termination of service during the applicable period. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a stock value equivalent award, as determined by the Compensation Committee. Pursuant to the amended and restated Stock Plan, stock value equivalent awards are subject to a similar three-year minimum vesting requirement and the related 5% exception that applies to restricted stock and restricted stock unit awards as described above under “Restricted Stock

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and Restricted Stock Units” and performance awards denominated in common stock as described above under “Performance Awards.”

Corporate Change. In the event of a corporate change of KBR, unless an award document, a severance and change in control agreement, or the Compensation Committee provides otherwise, if within two years after the corporate change a participant is involuntarily terminated (or terminates with good reason) from employment (or a non-employee director’s membership on the Board is terminated), then (a) all outstanding awards held by such individual will immediately vest and, if applicable, become fully exercisable, (b) any restrictions on the awards will lapse, and (c) all performance measures upon which any outstanding award is contingent will be deemed achieved at the maximum level and the participant will receive a payment equal to the maximum amount of the award he or she would have been otherwise entitled to receive, prorated to the date of termination of employment with KBR (or of membership on the Board).

Amendment and Termination of the Stock Plan; Repricings Prohibited. The Board of Directors may amend or terminate the Stock Plan, but no amendment or termination may be made that would materially impair the rights of any holder of an award already granted without his or her consent. In addition, without the approval of the stockholders, the Board of Directors may not amend the Stock Plan to effect a material revision, including, but not limited to: (a) materially increasing the benefits accruing to a participant under the Stock Plan, (b) materially increasing the aggregate number of shares of common stock that may be issued under the Stock Plan, (c) materially modifying the requirements as to eligibility for participation in the Stock Plan, (d) changing the types of awards available under the Stock Plan, (e) amending or deleting the provisions that prevent the Compensation Committee from amending the terms and conditions of an outstanding option or SAR to alter the exercise price, or (f) making any other amendment prohibited by the rules of the NYSE.

In addition, but without reducing the prohibitions in the provisions described above, except in connection with a corporate transaction involving KBR (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Federal Income Tax Treatment. The following summarizes the current U.S. federal income tax consequences generally applicable to awards under the Stock Plan. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition. A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount. The grant of a SAR will produce no U.S. federal tax consequences for the participant or us. The exercise of a SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

A participant who has been granted an award of restricted shares of common stock will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of grant of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. Subject to the limitations of Section 162(m), we will be entitled to a corresponding tax deduction. Dividends, if any, paid to the participant during the restriction period will also be compensation income to the participant and deductible as compensation expense by us. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares over the amount, if any, paid for the shares, in which case:

•

we will be entitled to a deduction at the same time and in the same amount, subject to the limitations of Section 162(m);

•

dividends, if any, paid to the participant during the restriction period will be taxable as dividends to the participant and not deductible by us; and

•

there will be no further federal income tax consequences when the restrictions lapse.

A participant who has been granted a performance share award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and, subject to the limitations of Section 162(m), we will have a corresponding tax deduction.

The Stock Plan is intended to comply with Section 409A of the Internal Revenue Code (“Section 409A”) and any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Section 409A. If any provisions of the Stock Plan or an award under the Stock Plan would result in the imposition of the additional tax under Section 409A, such provision may be reformed, to the extent permitted by Section 409A, to avoid imposition of the additional tax and no action taken by KBR to comply with Section 409A shall be deemed to materially adversely offset the award recipient’s rights.

The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or us. The payment of a stock value equivalent award or a restricted stock unit results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. Subject to the limitations of Section 162(m), we are entitled to a corresponding tax deduction for the same amount.

We may deduct in connection with any award any taxes required by law to be withheld. The Compensation Committee may permit the participant to surrender, or authorize us to withhold, shares of common stock in satisfaction of our withholding obligations.

Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its principal executive officer or any of its three other highest-paid officers (other than its principal financial officer). However, compensation that qualifies under Section 162(m) as “performance-based compensation” is specifically exempt from the deduction limit. The amended and restated Stock Plan has been designed to provide flexibility with respect to whether awards granted by the Compensation Committee will qualify as performance-based compensation under Section 162(m) and, therefore, be exempt from the deduction limit.

Dodd-Frank Act Compliance. Notwithstanding anything in the Stock Plan or any award document to the contrary, if the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”) (or any similar federal or state law) requires us to recoup any “erroneously awarded incentive compensation” that we have delivered or paid to a participant pursuant to an award, as a condition to the receipt of that award, the

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participant or former participant, as the case may be, must promptly repay to us such amount as required by the Act upon our written request therefor, even if the former participant has terminated employment with us and our subsidiaries. We may take such actions as we deem necessary or appropriate to comply with the Act. This provision will be deemed incorporated by reference into and made a part of each award document and will survive any termination of such award.

New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the amended and restated Stock Plan are subject to the discretion of the Compensation Committee and our CEO, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted to eligible individuals in the future under the amended and restated Stock Plan. However, in February 2016, certain restricted stock units and performance stock units were granted under the Stock Plan which will be settled in shares of our common stock only if there are a sufficient number of shares available for delivery under the Stock Plan at the time of such settlement; otherwise, they will be settled in cash. The following New Plan Benefits Table sets forth information concerning such restricted stock units and performance stock units that are outstanding as of March 2, 2016:

NEW PLAN BENEFITS

2006 Stock and Incentive Plan

	Award	Dollar Value ($)(1)	Number of Shares of Common Stock(2)
Stuart J. B. Bradie	2016 RSU	1,466,670	105,440
President and Chief Executive Officer(3)	2016 PSU	366,668	26,360
Brian K. Ferraioli	2016 RSU	373,344	26,840
Executive Vice President and Chief Financial Officer	2016 PSU	93,336	6,710
Ivor J. Harrington	2016 RSU	—	—
President E&C APAC	2016 PSU	—	—
Farhan Mujib	2016 RSU	373,344	26,840
Executive Vice President Commercial	2016 PSU	93,336	6,710
Roy B. Oelking	2016 RSU	400,010	28,757
President E&C Americas	2016 PSU	99,999	7,189
All current executive officers as a group (13 persons)	2016 RSU	4,286,812	308,182
	2016 PSU	1,071,612	77,039
All current non-executive directors as a group (9 persons)(4)	2016 RSU	990,003	71,172
	2016 PSU	—	—
All current employees, including all current officers who are not executive officers, as a group (272 persons)	2016 RSU 2016 PSU	4,159,466 1,038,103	299,027 74,630
(1)

Dollar value is based on the number of shares indicated (at target payout in the case of the 2016 PSU awards) multiplied by the closing price of a share of our common stock on March 1, 2016 of $13.91.

(2)

Number of shares for 2016 PSU awards are reported at target. Award payouts for 2016 PSU awards can be either 0% or the target number of shares.

(3)

Mr. Bradie is also a nominee for election as a director.

(4)

All current non-executive directors are nominees for election as a non-employee director, and there are no additional nominees for election as a non-employee director.

Existing Stock Option Awards

The following table sets forth, for each of our named executive officers and certain groups, the number of shares of our common stock that are subject to outstanding stock option grants under the Stock Plan as of March 2, 2016. No stock option awards have been granted under the Stock Plan to any associate of a non-employee director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of awards granted under the Stock Plan.

2006 Stock and Incentive Plan Options

Number of Shares of Common Stock Subject to Stock Options
Stuart J. B. Bradie President and Chief Executive Officer(1)	123,176
Brian K. Ferraioli Executive Vice President and Chief Financial Officer	60,197
Ivor J. Harrington President E&C APAC	64,821
Farhan Mujib Executive Vice President Commercial	90,694
Roy B. Oelking President E&C Americas	118,006
All current executive officers as a group (13 persons)	669,774
All current non-executive directors as a group (9 persons)(2)	—
All current employees, including all current officers who are not executive officers, as a group (921 persons)	2,041,929
(1)

Mr. Bradie is also a nominee for election as a director.

(2)

All current non-executive directors are nominees for election as a non-employee director, and there are no additional nominees for election as a non-employee director.

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Securities Authorized for Issuance under Equity Compensation Plans

The following Equity Compensation Plan Information Table reflects data as of December 31, 2015:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,482,657	$ 23.83	2,344,487
Equity compensation plans not approved by security holders	—	—	—
Total	3,482,657	$ 23.83	2,344,487

NYSE regulations require that the amended and restated Stock Plan be approved by a majority of votes cast and consider shares for which a holder has elected to abstain on the matter as a “vote cast.” Therefore, approval of the amended and restated Stock Plan will require that the number of shares voted “For” this proposal exceed the sum of the shares voted “Against” plus the number of abstentions.

Required Vote

Under our Bylaws, the proposal to approve the amendment and restatement of the KBR, Inc. 2006 Stock and Incentive Plan will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting of Stockholders on May 12, 2016, and voted for or against the proposal. If approved by the stockholders, the amended and restated Stock Plan will be effective on May 12, 2016. However, notwithstanding anything in the amendment and restatement to the contrary, if it is so approved, nothing therein shall operate or be construed to adversely affect the rights of any holder with respect to an outstanding award granted prior to May 12, 2016. If the amendment and restatement is not approved by the stockholders, the Stock Plan as in effect prior to the amendment and restatement will continue in effect without change.

The Board of Directors recommends that you vote FOR approval of the Amendment and Restatement of the KBR, Inc. 2006 Stock and Incentive Plan, as amended.

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Questions and Answers About Voting

The following are answers to common questions about voting KBR shares at the meeting. If your question is not addressed below or elsewhere in this proxy statement, please contact KBR’s Investor Relations Department at (713) 753-5082 or (866) 380-7721.

WHO IS ENTITLED TO VOTE?

Holders of record at the close of business on March 17, 2016, which is the record date for the meeting, will be entitled to one vote per share. Fractional shares will not be voted. On the record date, KBR had 142,317,863 shares of common stock, par value $0.001 per share, outstanding.

WHO IS SOLICITING MY PROXY TO VOTE MY SHARES?

KBR’s Board of Directors is soliciting your proxy, or your authorization for our representatives to vote your shares. Your proxy will be effective for the May 12, 2016 meeting and at any adjournment or postponement of that meeting.

WHAT CONSTITUTES A QUORUM?

For business to be conducted at the meeting, a quorum constituting a majority of the shares of KBR common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy.

HOW DO I GIVE VOTING INSTRUCTIONS?

As described on the enclosed proxy card, proxies may be submitted:

•

over the Internet,

•

by telephone, or

•

by mail.

Votes submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on Wednesday, May 11, 2016.

CAN I CHANGE MY VOTE?

A proxy may be revoked by a stockholder at any time before it is voted by:

•

giving notice of the revocation in writing to KBR’s Corporate Secretary at 601 Jefferson Street, Houston, Texas 77002;

•

submitting another valid proxy by mail, telephone, or over the Internet that is later dated and, if mailed, is properly signed; or

•

voting in person at the meeting.

WHAT ARE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND APPROVE EACH OF THE PROPOSALS?

KBR’s Bylaws provide that, in general, holders of a majority of the voting stock, present in person or represented by proxy, will constitute a quorum at any meeting of the stockholders. Directors are elected by a majority of votes cast (the number of shares voted “for” a candidate must exceed the number of shares voted “against” the candidate). The amendment and restatement of our Stock Plan requires the approval of a majority of votes cast and shares for which a holder has elected to abstain on this proposal are counted as a vote “Against” the proposal (the number of shares “For” this proposal must exceed the sum of the number of shares voted “Against” plus the number of abstentions). Adoption of all other proposals will require the affirmative vote of a majority of the shares of KBR’s common stock present in person or represented by proxy at the meeting and entitled to vote.

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IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, HOW WILL MY SHARES BE VOTED?

Shares held in street name which are not voted by a broker on a matter in the absence of instructions from the beneficial owner, known as broker non-vote shares, will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not be counted for or against the matter unless you provide instructions to your broker. Your vote is important, and we request that you vote your shares as promptly as possible by returning your instructions to your broker.

WHAT HAPPENS IF I ABSTAIN OR WITHHOLD MY VOTE ON ANY PROPOSAL?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. Abstentions from voting will not be taken into account in determining the outcome of the election of directors. Abstentions will be included in the voting tally and will have the same effect as a vote against all other proposals.

DOES KBR OFFER ELECTRONIC DELIVERY OF PROXY MATERIALS?

Yes. KBR encourages you to reduce printing and mailing costs by signing up for electronic delivery of KBR stockholder communications. With electronic delivery, you will receive documents such as the Annual Report and the proxy statement as soon as they are available, without waiting for them to arrive in the mail. Electronic delivery also can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings.

To sign up for electronic delivery, please follow the instructions on your proxy card to vote by Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

WHAT IS “HOUSEHOLDING?”

In accordance with notices that KBR sent to certain stockholders, KBR is sending only one copy of its meeting materials to stockholders who share the same address, unless they have notified KBR that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or proxy statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to 1-800-542-1061. You will begin to receive individual copies within 30 days after your request.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing KBR stock at two different brokerage firms, your household will receive two copies of the notice or meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of the notice or meeting materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program. See “Does KBR offer electronic delivery of proxy materials?”

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Additional Information

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING AND DIRECTOR NOMINATIONS

If you wish to present a proposal to be considered for inclusion in our proxy material for our Annual Meeting of Stockholders to be held in 2017, you must submit the proposal in writing to our Corporate Secretary at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, and we must receive your proposal not later than December 2, 2016 (the 120th day prior to March 31, 2017, the one-year anniversary of the date on which we estimated that we would send our materials for our 2016 Annual Meeting of Stockholders). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act.

In order for stockholder proposals to have been properly submitted for presentation at our Annual Meeting of Stockholders, we must have received notice of the proposal not earlier than January 13, 2016, nor later than February 12, 2016 (the 120th and 90th days, respectively, prior to May 12, 2016, the intended date of the 2016 Annual Meeting of Stockholders). Your proposal must comply with Article I, Section 9 of our Bylaws.

A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require KBR to include the proposed nominee or business in KBR’s proxy solicitation materials.

PROXY SOLICITATION COSTS

The proxies accompanying this proxy statement are being solicited by KBR. The cost of soliciting proxies will be paid by KBR. We have retained D.F. King & Co. to aid in the solicitation of proxies. For these services, we will pay D.F. King & Co. $8,500 and reimburse it for out-of-pocket expenses. Some of the executive officers and other employees of KBR also may solicit proxies personally, by telephone, mail, facsimile or other means of communication, if deemed appropriate. KBR will, upon request, reimburse banks, brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of KBR common stock.

Other Matters

As of the date of this proxy statement, we know of no business that will be presented at the 2016 Annual Meeting of Stockholders other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting of Stockholders for action by stockholders, it is intended that proxies in the accompanying form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

Additional Information Available

KBR files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report (without exhibits), without charge, by writing to KBR’s Investor Relations Department at 601 Jefferson Street, Suite 3400, Houston, Texas 77002.

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KBR, Inc.: Supplemental Information

Target Margin GAAP Reconciliation

(in millions except per percentage data)

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results for the year ended December 31, 2015. KBR has provided this non-GAAP financial information to aid investors in better understanding how the company has performed against the strategic plan that was outlined to our stockholders. For purposes of this analysis, “margin” is defined as gross profit plus equity in earnings.

	T&C(1)	E&C(2)	GS(3)
Revenue	$324	$3,454	$663
Gross Profit	$77	$224	$(3)
Equity in Earnings	—	$104	$45
Margin	$77	$328	$42
Margin Percentage	23.8%	9.5%	6.3%
Legacy Legal Fees	—	—	$(18)
Adjusted Margin (excluding legacy legal fees)	$77	$328	$60
Adjusted Margin Percentage (excluding legacy legal fees)	23.8%	9.5%	9.0%

(1) Technology & Consulting

(2) Engineering & Construction

(3) Government Services

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APPENDIX A

KBR, INC.
2006 STOCK AND INCENTIVE PLAN

(As Amended and Restated Effective as of May 12, 2016)

I.

PURPOSE; PRIOR PLAN

The purpose of the KBR, Inc. 2006 Stock and Incentive Plan (the “Plan”) is to provide a means whereby KBR, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby they can acquire stock ownership and receive cash awards, thereby strengthening their concern for the economic welfare of the Company. The Plan is also intended to provide employees with additional incentive opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards to be made to Non-employee Directors in order to enhance the Company’s ability to attract and retain highly qualified individuals to serve as Non-employee Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-employee Director as provided herein.

The Plan as set forth herein constitutes an amendment and restatement of the Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that, notwithstanding any provisions herein to the contrary, except for the provisions of Paragraph (a) of Article V, each award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the Prior Plan as in effect immediately prior to the Effective Date.

II.

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)

“Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Stock Value Equivalent Award.

(b)

“Award Document” means the relevant award agreement or other document containing the terms and conditions of an Award.

(c)

“Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)

“Board” means the Board of Directors of the Company.

(e)

“Cause” means any of the following: (i) the Holder’s gross negligence or willful misconduct in the performance of the duties and services required of the Holder by the Company; (ii) the Holder’s conviction of, or plea other than not guilty to, a misdemeanor involving moral turpitude or a felony; or (iii) a material violation of the Company’s Code of Business Conduct.

(f)

“Change of Control Value” means, for the purposes of Paragraph (f) of Article XIII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered for the Common Stock in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered for the Common Stock in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the Fair Market Value per share of Common Stock determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Award. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph (f) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g)

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h)

“Committee” means the Compensation Committee of the Board or such other committee of, and appointed by, the Board.

(i)

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

(j)

“Corporate Change” means the occurrence of any one of the following:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly by such Person from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities (the “Outstanding Company Voting Securities”); or

(ii)

the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Directors then serving; provided, however, that for purposes of this Section II.(j)(ii), any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other entity, other than (A) a merger or consolidation which would result in the Outstanding Company Voting Securities immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by

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such Person any securities acquired by such Person directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to a Person, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such transaction.

Notwithstanding the foregoing, (1) a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in a Person which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (2) with respect to an Award that is subject to Section 409A of the Code, a Corporate Change shall not be deemed to have occurred unless such event also constitutes a “change of control event,” within the meaning of the applicable Treasury Regulations under Section 409A of the Code.

(k)

“Corporate Change Effective Date” shall mean:

(i)

the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or

(ii)

the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or

(iii)

the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or

(iv)

the date of stockholder approval, or the date of the consummation of the sale, disposition, lease or exchange, that results in a Corporate Change as described in clause (iv) of such definition.

(l)

“Director” means an individual serving as a member of the Board.

(m)

“Effective Date” means May 12, 2016, the date on which this amendment and restatement was approved by the stockholders of the Company.

(n)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)

“Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, on such other national securities exchange on which the Common Stock is then listed or quoted) on that date, as reported by such reporting service as approved by the Committee, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not so publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(p)

“Good Reason” means any of the following: (i) a material diminution in the Holder’s base salary, (ii) a material diminution in the Holder’s authority, duties, or responsibilities, or (iii) unless agreed to by the Holder, the relocation of the offices at which the Holder is principally employed to a location more than 50 miles away.

(q)

“Holder” means an employee or Non-employee Director of the Company who has been granted and continues to hold an Award (or a beneficiary thereof).

(r)

“Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

(s)

“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(t)

“Involuntary Termination,” which means termination of employment for any reason whatsoever, in the sole discretion of the Committee, other than Cause, death or disability (as defined under the Company’s long-term disability plan).

(u)

“Minimum Criteria” means a Restriction Period that is not less than three years from the date of grant of a Restricted Stock Award, Restricted Stock Unit Award, Stock Value Equivalent Award, or a Performance Award denominated in Common Stock.

(v)

“Non-employee Director” means a member of the Board who is not an employee of the Company or its Subsidiaries.

(w)

“Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(x)

“Option Agreement” means a written or electronic agreement between the Company and a Holder with respect to an Option.

(y)

“Optionee” means a Holder who has been granted an Option.

(z)

“Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(aa)

“Performance Award” means an Award granted under Article XI of the Plan.

(bb)

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(cc)

“Plan” means the KBR, Inc. 2006 Stock and Incentive Plan, as amended from time to time.

(dd)

“Restricted Stock Award” means an Award granted under Article IX of the Plan.

(ee)

“Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a Holder with respect to a Restricted Stock Award.

(ff)

“Restricted Stock Unit” means a bookkeeping entry or unit, that is restricted or subject to forfeiture provisions, evidencing the right to receive one share of Common Stock or its Fair Market Value (as determined by the Committee).

(gg)

“Restricted Stock Unit Award” means an Award granted under Article X of the Plan.

(hh)

“Restricted Stock Unit Award Agreement” means a written or electronic agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

(ii)

“Restriction Period” means a period of time beginning as of the effective date upon which a Restricted Stock Award, Restricted Stock Unit Award, Stock Value Equivalent Award, or Performance Award is made pursuant to the Plan and ending on the date on which the Award is no longer subject to forfeiture provisions.

(jj)

“Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(kk)

“Stock Appreciation Right” means an Award granted under Article VIII of the Plan.

(ll)

“Stock Appreciation Rights Agreement” means a written or electronic agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(mm)

“Stock Value Equivalent Award” means an Award granted under Article XII of the Plan.

(nn)

“Subsidiary” means an entity (whether a corporation, partnership, joint venture, limited liability company, or other form of entity) in which the Company or an entity in which the Company owns, directly or

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indirectly, a greater than 50% equity interest, except that with respect to Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

(oo)

“Successor Holder” shall have the meaning given such term in Paragraph (f) of Article XV.

III.

EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan originally became effective as of November 21, 2006. This amendment and restatement of the Plan was adopted by the Board on March 9, 2016, subject to stockholder approval, and shall become effective as of the Effective Date, the date of the Company’s 2016 Annual Meeting, provided it is approved by the stockholders of the Company at such meeting. However, notwithstanding anything in this amendment and restatement to the contrary, if it is so approved, nothing herein shall operate or be construed to adversely affect the rights of any Holder with respect to an outstanding Award granted prior to the Effective Date. If this amendment and restatement of the Plan is not approved at the 2016 Annual Meeting by the stockholders, then this amendment and restatement shall be void ab initio, and the Plan shall continue as in effect without change as if this amendment and restatement had not occurred. Subject to the provisions of Article XIV, the Plan shall remain in effect until all Awards granted under the Plan have either lapsed, been exercised or satisfied; provided, however, no Awards shall be granted under the Plan after the earliest of (i) May 12, 2026, (ii) the date that shares of Common Stock are no longer available for delivery pursuant to Awards under the Plan, or (iii) the date the Board terminates the Plan.

IV.

ADMINISTRATION

(a)

Committee. The Plan shall be administered by the Committee.

(b)

Powers. The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, which Award(s) shall be granted, the number of shares of Common Stock subject to a share-denominated Award and the cash amount of each Award that is not denominated in shares. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. Such terms may include, without limitation, that an Award shall vest in full or in part upon death, disability, or other termination of service of the Participant, or upon a Corporate Change, and, notwithstanding any provision herein to the contrary, such vesting shall not count against the 5% exception set forth in Paragraph (d) of Article V for the exclusion of certain Awards from being subject to the Minimum Criteria. In making the determinations described in this paragraph, the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. In addition, the Committee may make any amendment(s) to an Award, without the consent of the Holder, provided the amendment does not materially adversely affect the Holder’s rights under the Award; provided, however, that any amendment(s) may not violate the prohibitions in Article XIV.

(c)

Additional Powers. The Committee shall have such additional powers as are provided to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, and to make all determinations necessary or advisable for administering the Plan and the Awards. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on Plan and Award matters shall be conclusive on all Persons.

(d)

Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to become a covered employee at any time during the period an Award to such employee would be outstanding; (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the grant, type, timing, pricing or amount of an Award to such an officer or other person and (iii) any delegation of the power to grant Awards shall be permitted by applicable law.

(e)

Engagement of an Agent. The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders’ holdings of Awards under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or Nonemployee Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

V.

AWARD LIMITS; AWARDS AND SHARES SUBJECT TO THE PLAN

(a)

Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, in each case from the original effective date of the Plan, shall not exceed 16,400,000 shares, of which no more than 9,900,000 may be issued in the form of Restricted Stock Awards, Restricted Stock Unit Awards, Stock Value Equivalent Awards, or pursuant to Performance Awards denominated in Common Stock. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards that are denominated in Common Stock, Restricted Stock Awards and/or Restricted Stock Unit Awards granted to any Holder in any one calendar year that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, shall not in the aggregate exceed 500,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock together with any Stock Value Equivalent Award granted to any Holder for any one calendar year shall not exceed $12,000,000. Any shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan and the satisfaction of all Awards payable in shares, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan and such Awards. Shares that have been issued under the Plan under any Award will not be returned to the Plan and will not become available for the grant of a new Award under the Plan; provided, however, that if an Award expires without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Awards, or Stock Value Equivalent Awards, is forfeited to, or settled in cash by, the Company, the unpurchased shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares) that were subject thereto will become available for the grant of a new Award under the Plan (unless the Plan has terminated). Shares withheld or “netted” from an Award to satisfy the exercise price of the Award or the Company’s required tax withholding obligations with respect to such Award shall be deemed to have been issued under the Plan for this purpose. With respect to Stock Appreciation Rights, when a share-settled Stock Appreciation Right is exercised, the gross number of shares subject to the Stock Appreciation Right shall be deemed issued under the Plan for this purpose and shall be counted against the shares available for issue under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the Stock Appreciation Right upon

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exercise. Further, the shares available for issue under the Plan shall not be increased by any shares repurchased by the Company in connection with the exercise of an outstanding Option. The aggregate number of shares which may be issued under the Plan and the aggregate number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options shall each be subject to adjustment in the same manner as provided in Article XIII with respect to share-denominated Awards then outstanding. The 500,000-share limit provided above on Awards denominated in shares and intended to qualify as “performance-based compensation” awards under Section 162(m) of the Code (singly or in combinations) to a Holder in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

(b)

Stock Offered. The stock to be offered or delivered pursuant to an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

(c)

Additional Limitation Applicable to Non-Employee Directors. Notwithstanding any provisions to the contrary in the Plan, in any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its Non-employee Directors (collectively, the “Director Programs”), the sum of “A” and “B” for any individual, Non-employee Director for any single calendar year beginning on or after January 1, 2016 shall not exceed $1,000,000, where:

“A”

equals the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the Director Programs (other than with respect to compensation described in “B” below) to such director during such calendar year; and

“B”

equals the aggregate cash value of such director’s retainer, meeting attendance fees, committee assignment fees, lead director retainer, committee chair and member retainers and other Board fees related to service on the Board or committee(s) of the Board that are initially denominated as a cash amount or any other property other than Common Stock (whether paid currently or on a deferred basis or in cash or other property (including Common Stock)) for such calendar year;

provided, however, that the limitation described in this sentence shall be (x) 150% of the amount set forth above for a Non-employee Director serving as the Chairman of the Board or the Lead Director and for the first calendar year during which an individual becomes a Non-employee Director and (y) determined without regard to grants of awards under the Director Programs and compensation, if any, paid to a Non-employee Director during any period in which such individual was an employee or consultant (other than in the capacity of a Non-employee Director).

(d)

Minimum Criteria. Notwithstanding the provisions of Paragraph (a) of Article IX, Paragraph (a) of Article X, Paragraph (c) of XI, and Paragraph (a) of Article XII, with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Stock Value Equivalent Awards, and Performance Awards denominated in Common Stock of up to an aggregate of 5% of the maximum number of shares of Common Stock that may be issued under the Plan (subject to adjustment as set forth in Article XIII with respect to outstanding share-denominated Awards), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion.

VI.

ELIGIBILITY

Awards made pursuant to the Plan may be granted to individuals who, at the time of grant, are employees of the Company or any Parent Corporation or Subsidiary or are Non-employee Directors. An Award may also be granted to a person who has agreed to become an employee of the Company or any Parent Corporation or Subsidiary within the subsequent three (3) months. Awards made pursuant to the Plan may be granted on more than one occasion to the same person, and may be any type of Award or combination of Awards as the Committee may determine, provided, however, Incentive Stock Options may only be granted to employees as provided in Article VII. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

VII.

STOCK OPTIONS

(a)

Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee, including, but not limited to, rules pertaining to the termination of an Optionee’s service (by retirement, disability, death, or otherwise) prior to the expiration of the Option Period and Performance Measures under Paragraph (c) of Article XI. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option exercise price, in whole or in part, by such methods as may be approved by the Committee, including the “netting” or withholding of shares otherwise deliverable upon the exercise of the Award or the “constructive” delivery by the Holder of a number of shares of Common Stock already-owned by the Holder (plus cash if necessary) having a Fair Market Value equal to such option exercise price. No dividend equivalents may be granted in connection with any Option.

(b)

Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed 10 years.

(c)

Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(d)

Option Price. The purchase price of the shares of Common Stock subject to each Option shall be determined by the Committee at the time of the grant, but such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

(e)

Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for equity options and equity appreciation rights held by employees of entities who become employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing entity with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing entity, or the acquisition by the Company or a Subsidiary of the equity of the employing entity with the result that such employing entity becomes a Subsidiary.

(f)

Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who, at the time the Option is granted, is an eligible employee employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company. To the extent that the aggregate Fair Market Value per share of Common Stock with respect to which Incentive Stock Options granted to an eligible employee are exercisable for the first time by the individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as non-qualified options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value per share of the Common Stock and (ii) such Option by its terms is not exercisable after the expiration of five years from its date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or personal representative.

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VIII.

STOCK APPRECIATION RIGHTS

(a)

Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. No dividend equivalents may be granted in connection with any Stock Appreciation Right.

(b)

Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee at the date of grant, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(c)

Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee; provided that, in no case, shall the term of a Stock Appreciation Right exceed 10 years.

(d)

Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX.

RESTRICTED STOCK AWARDS

(a)

Restriction Period to be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award; provided, however, that, except as set forth below and as permitted by Paragraph (d) of Article V, Paragraph (b) of this Article IX or Paragraphs (e) and (f) of Article XIII, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria. Subject to the foregoing and the 5% limit stipulated in Paragraph (d) of Article V, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Paragraphs (e) and (f) of Article XIII.

(b)

Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by book entry or a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. Unless the Restricted Stock Award Agreement provides otherwise, the Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period and Performance Measures under Paragraph (c) of Article XI, as shall be set forth in a Restricted Stock Award Agreement.

(c)

Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)

Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation or entity that is a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

X.

RESTRICTED STOCK UNIT AWARDS

(a)

Restriction Period to be Established by the Committee. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award; provided, however, that except as set forth below and as permitted by Paragraph (d) of Article V, Paragraph (b) of this Article X and Paragraphs (e) and (f) of Article XIII, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria. Subject to the foregoing and the 5% limit stipulated in Paragraph (d) of Article V, each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Unit Award shall not be changed except as permitted by Paragraph (b) of this Article or by Paragraphs (e) and (f) of Article XIII.

(b)

Other Terms and Conditions. At the time of a Restricted Stock Unit Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period and Performance Measures under Paragraph (c) of Article XI, as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a Restricted Stock Unit Award, as determined by the Committee.

(c)

Payment for Restricted Stock Unit. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)

Restricted Stock Units in Substitution for Units or Restricted Stock Granted by Other Employers. Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted equity units or restricted equity held by employees of unrelated employers who become employees of the Company or any Subsidiary as a result of a merger or consolidation of the employer with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employer, or the acquisition by the Company or a Subsidiary of the equity of such employer with the result that such employer becomes a Subsidiary.

XI.

PERFORMANCE AWARDS

(a)

Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured.

(b)

Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.

(c)

Performance Measures. A Performance Award granted under the Plan that is intended to qualify as performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more performance measures; provided, however, that a

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Performance Award that is denominated in Common Stock shall, except as permitted by Paragraph (d) of Article V, have a Restriction Period or period of time required to satisfy any performance objectives or other events applicable to such Award that is not less than the Minimum Criteria. (A Performance Award denominated in Common Stock that provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria. Subject to the foregoing and the 5% limit stipulated in Paragraph (d) of Article V, each Performance Award denominated in Common Stock may have a different Restriction Period, in the discretion of the Committee.) The performance criteria for such Awards shall consist of objective tests based on the following: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital, return on capital, days billed accounts receivable outstanding, days unbilled accounts receivable outstanding, job income sold, net overhead expense, forecast accuracy, safety, and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on Company, Subsidiary, business unit, business group, or corporate department performance, or on any combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measures of the selected performance criteria. A “performance” Award that is not intended to qualify as performance-based compensation under Section 162(m) of the Code may be based on the achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine in its discretion.

(d)

Payment. Following the end of the performance period, the Holder of a “performance” Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the “performance” Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee, and (iii) to the extent such Award is denominated in shares of Company Stock and is to be paid in cash, shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Award Document.

(e)

Termination of Service. The Award Document shall provide the effect of termination of service during the performance period on a Holder’s Performance Award.

XII.

STOCK VALUE EQUIVALENT AWARDS

(a)

Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to or based in whole or in part upon (i) the Fair Market Value of shares of Common Stock or (ii) any appreciation in the Fair Market Value of Common Stock over a specified period of time, which rights vest over a Restriction Period as established by the Committee, or upon the satisfaction of any performance objectives or other events applicable to such Award as provided by the Committee; provided, however, that, except as permitted by Paragraph (d) of Article V, such Restriction Period or period of time required to satisfy any performance objectives or other events applicable to such Award shall not be less than the Minimum Criteria. An Award which provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria. Subject to the foregoing and the 5% limit stipulated in Paragraph (d) of Article V, each Stock Value Equivalent Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Stock Value Equivalent Award shall not be changed except as permitted by Paragraphs (e) and (f) of Article XIII. A Stock Value Equivalent Award may, but is not required to, have a maximum value established by the Committee at the time of such Award.

(b)

Award Period. The Committee shall establish, subject to the limitations of Paragraph (a) of this Article, with respect to and at the time of each Stock Value Equivalent Award, a period over which the Award shall vest with respect to the Holder and the performance and/or other measures applicable to such Award, if any.

(c)

Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee, and (iii) shall be based (to the extent applicable) on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Award Document. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee.

(d)

Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder’s Stock Value Equivalent Award.

XIII.

RECAPITALIZATION OR REORGANIZATION

(a)

Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee, in its discretion, shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders with respect to such Awards.

(b)

The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c)

The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but, if, and whenever, prior to the expiration of a share-denominated Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.

(d)

If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or payment in settlement of an Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award (or, if a cash payment would otherwise be payable, an amount determined by reference to the value attributable thereto).

(e)

In the event of a Corporate Change, unless an Award Document, a severance and change in control agreement, or the Committee otherwise provides, if within two years after the Corporate Change Effective Date a Holder is Involuntarily Terminated (or terminates with Good Reason) from employment with the Company or a Subsidiary (or a Non-employee Director’s membership on the Board is terminated (and

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does not become a member of the board of directors of the successor corporation or a parent of the successor corporation)), then (i) all outstanding Awards held by such individual shall become immediately vested and, if applicable, fully exercisable, (ii) any Restriction Periods on such Awards shall immediately lapse, and (iii) all performance measures upon which any such outstanding Award is contingent shall be deemed achieved at the maximum level and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been otherwise entitled to receive, prorated to the date of termination of employment with the Company or a Subsidiary (or of membership on the Board).

(f)

On, immediately prior to or following any Corporate Change, the Committee may, in its sole discretion, require the mandatory surrender to the Company by all or selected Holders of some or all of their outstanding Awards, in which event the Committee shall thereupon cancel such Awards and cause the Company to pay to each such Holder an amount of cash equal to the excess, if any, of the Change of Control Value of the shares subject to such Award, less the exercise price(s) (if any) of such Awards and, with respect to those Awards not denominated in shares, cash equal to the value of such Award.

(g)

Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

XIV.

AMENDMENT OR TERMINATION OF THE PLAN; REPRICINGS PROHIBITED

The Board, in its discretion, may terminate the Plan at any time or may amend the Plan or any part thereof from time to time; provided that no amendment in the terms of the Plan may be made that would materially impair the rights of the Holder with respect to any Award theretofore granted without the consent of the Holder, and provided, further, that the Board may not, without the approval of the stockholders of the Company, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, (d) changes the types of awards available under the Plan, (e) amends or deletes the provisions that prevent the Committee from amending the terms and conditions of an outstanding Option or Stock Appreciation Rights to alter the exercise price, or (f) makes any other amendment prohibited by the applicable rules of the New York Stock Exchange.

In addition, but without reducing the prohibitions in the provisions above, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

XV.

OTHER

(a)

No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a Non-employee Director any right to be granted an Award or any other rights hereunder except as may be evidenced by an Award Document duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)

No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:

(i)

confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or

(ii)

interfere in any way with the right of the Company or any Subsidiary to terminate any employee’s employment at any time.

(c)

No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue his or her position as a Director of the Company.

(d)

Other Laws; Tax Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering or delivery of the shares covered by or pursuant to such Award has not been registered under the Securities Act of 1933, such other state and federal laws, rules or regulations, and non-U.S. laws, rules, or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld by it and to require any payments from the Holder necessary to enable the Company to satisfy its tax withholding obligations. In its discretion, the Company may withhold (or “net”) shares of Common Stock otherwise deliverable to the Holder to satisfy the Company’s tax withholding obligations. The Committee, in its discretion, may also provide in an Award Document that the Holder of an Award can direct the Company to withhold (or “net”) shares of Common Stock (valued at their Fair Market Value on the date of the withholding of such shares) from the shares under the Award otherwise deliverable to the Holder in satisfaction of the Company’s tax withholding obligations with respect to the vesting or payment of such Award, subject to such restrictions as the Committee deems appropriate.

(e)

No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)

Restrictions on Transfer. Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Holder other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder’s guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. Upon a Holder’s death, the Holder’s personal representative or other person entitled to succeed to the rights of the Holder (the “Successor Holder”) may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder’s Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is

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transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.

(g)

Dodd-Frank Act Compliance. Notwithstanding anything in the Plan or any Award Document to the contrary, if the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”) (or any similar federal or state law) requires the Company to recoup any “erroneously awarded incentive compensation” that it has delivered or paid to a Holder pursuant to an Award, as a condition to the receipt of that Award, the Holder or former Holder, as the case may be, hereby agrees to promptly repay to the Company such amount as required by the Act upon the Company’s written request therefor, even if the former Holder has terminated employment with the Company and its Subsidiaries. The Company may take such actions as it deems necessary or appropriate to comply with the Act. This provision shall be deemed incorporated by reference into and made a part of each Award Document and shall survive any termination of such Award.

(h)

Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

(i)

Foreign Awardees. The Committee may, without amending the Plan, grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

(j)

Compliance with Section 409A. Notwithstanding anything in this Plan to the contrary, if any provision of the Plan or any Award Document would result in the imposition of the additional tax under Section 409A of the Code (“Section 409A”), that Plan or Award provision may be reformed, to the extent permitted by Section 409A, to avoid imposition of the additional tax and no action taken by the Company to have the Award comply with Section 409A shall be deemed to materially adversely affect the Holder’s rights with respect to the Award. Further, if any payment or benefit provided for under an Award would be subject to additional taxes and interest under Section 409A if the Holder’s receipt of such payment or benefit is not delayed in accordance with the requirements of Section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to the Holder (or the Holder’s estate, if applicable) until the earlier of (i) the date of the Holder’s death or (ii) the date that is six months after the date of the Holder’s separation from service with the Company.

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KBR

We Deliver

www.kbr.com

Listed on the NYSE: KBR

ZERO HARM
courage to care

© 2016 KBR, Inc. All Rights Reserved

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KBR

KBR, INC.
ATTN: ADAM KRAMER
601 JEFFERSON STREET
HOUSTON, TX 77002

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Mark E. Baldwin	02 James R. Blackwell	03 Stuart J. B. Bradie	04 Loren K. Carroll	05 Jeffrey E. Curtiss
06 Umberto della Sala	07 Lester L. Lyles	08 Jack B. Moore	09 Ann D. Pickard	10 Richard J. Slater

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000279870_1 R1.0.1.25

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

KBR, INC.
Annual Meeting of Stockholders
May 12, 2016
This proxy is solicited by the Board of Directors

The undersigned stockholder of KBR, Inc., a Delaware corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2016, hereby appoints Loren K. Carroll and Eileen G. Akerson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of KBR, Inc., to be held on May 12, 2016 at 09:00 a.m. CDT, in The Texas Room, 601 Jefferson St., Houston, TX 77002, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN THIS PROXY STATEMENT; FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS FOR KBR AS OF AND FOR THE YEAR ENDING DECEMBER 31, 2016; FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION; FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE KBR, INC. 2006 STOCK AND INCENTIVE PLAN; AND AS SAID PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side

0000279870_2 R1.0.1.25